                                                                                         SEC File # 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Initial Filing

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WOLVERINE EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Nevada	1000	98-0569013
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4055 McLean Road

Quesnel, British Columbia

Canada, V2J 6V5

Telephone: (250) 992-6972

Facsimile: (250) 992-6972

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Agent for Service:

Lee Costerd
Wolverine Exploration Inc.
4055 McLean Road
Quesnel, British Columbia
Canada, V2J 6V5
Telephone: (250) 992-6972
Facsimile: (250) 992-6972

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Larger accelerated filer                                                [     ]                                                                                                Accelerated filer                [     ]
Non-accelerated filer                                                     [     ]  (Do not check if a smaller reporting company)            Smaller reporting company            [ X ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per Unit [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant, to be registered by issuer	15,000,000 Units	$0.10	$1,500,000	$58.95
Shares of Common Stock included as part of the Units, to be registered by issuer	15,000,000 shares	-	-	- [3]
Warrants included as part of the Units, to be registered by issuer	15,000,000 Warrants	-	-	- [3]
Shares of Common Stock underlying the Warrants included in the Units, to be registered by issuer [2]	15,000,000 shares	$0.15	$2,250,000	$88.43
Shares of Common Stock: $0.001 par value, to be registered by selling shareholders	64,630,000 shares	$0.10	$6,463,000	$254.00
Total	-	-	$10,213,000	$401.38

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

[2] These are the maximum number of shares of common stock that can be issued if all of the share purchase warrants underlying the unit offering are exercised.  The maximum offering price is based upon the exercise price of the warrants.

[3] No fee pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. Wolverine and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Dated *, 2008

Prospectus

WOLVERINE EXPLORATION INC.

15,000,000 Units

and

64,630,000 Shares Common Stock

Wolverine Exploration Inc. (“Wolverine”) is offering up to 15 million units which as of this date have not been issued.  Each unit consists of one share of common stock in the capital of Wolverine and one non-transferable share purchase warrant.  Each warrant enables the subscriber to purchase one additional share of common stock at a price of US$0.15 per warrant for a period of two years from the date the units are issued.

Additionally, the selling shareholders named in this prospectus are offering to sell up to 64,630,000 shares of Wolverine’s common stock held by them. Wolverine will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders.  However, Wolverine will pay for the expenses of this offering and the selling stockholders’ offering, except for any selling shareholder’s legal or accounting costs or commissions.

Wolverine is offering a maximum 15 million units on a self underwritten basis.  The offering price is $0.10 per unit. There is no minimum number of units that Wolverine will sell.  All proceeds will be deposited to Wolverine’s operating account and there will be no refunds. The offering will be open until (Effective Date + 180 days).  There are no minimum unit purchase requirements for individual investors.

Wolverine is a startup exploration stage company with no operations.

Wolverine’s shares of common stock are not quoted on any national securities exchange.  The selling shareholders are required to sell Wolverine’s shares at $0.10 per share until Wolverine’s shares are quoted on the Over-the-Counter Bulletin Board (OTCBB), and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of certain risk factors and uncertainties you should carefully consider before making a decision to purchase any shares of Wolverine’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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Table of Contents

Prospectus Summary	5
Risk Factors	7
Use of Proceeds	9
Determination of Offering Price	10
Dilution	10
Selling Shareholders	11
Plan of Distribution	15
Description of Securities to be Registered	17
Interests of Named Experts and Counsel	19
Description of Business	19
Description of Property	26
Legal Proceedings	26
SEC Filings	26
Market for Common Equity and Related Stock Matters	26
Financial Statements	28
May 31, 2007 audited financial statements	28
February 29, 2009 unaudited financial statements	30
Management Discussion and Analysis of Financial Condition	32
Changes in Disagreements With Accountants on Accounting and Financial Disclosure	38
Directors, Officers, Promoters, and Control Persons	38
Executive Compensation	39
Security Ownership of Certain Beneficial Owners and Management	40
Transactions with Related Persons, Promoters, and Certain Control Persons	41
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	42

You should rely only on the information contained in this prospectus. Wolverine has not authorized anyone to provide you with information different from that contained in this prospectus.  Wolverine and the selling stockholders are offering to sell shares of Wolverine’s common stock and seeking offers to buy shares of Wolverine’s common stock only in jurisdictions where such offers and sales are permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Wolverine’s business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective investors are urged to read this prospectus in its entirety.

Wolverine is a startup company in the business of base and precious metal exploration.  There is no assurance that a commercially viable deposit exists on Wolverine’s mineral claims.  Exploration will be required before a final evaluation as to the economic and legal feasibility of Wolverine’s mineral claims is determined.

On February 28, 2007 Wolverine acquired a 90% interest in 516 mineral claims from Shenin Resources Inc. for the aggregate cost of $374,000.

On May 17, 2007, Wolverine acquired an additional six mineral claims from Richard Haderer for the cost of $360.

All 522 mineral claims are in the Province of Newfoundland and Labrador in Canada (the “Labrador Claims”).  The Labrador Claims are located about 120 kilometres (76 miles) west of Goose Bay, Labrador, which is near the Atlantic Coast in northern Canada.  Infrastructure required for exploration, advanced exploration and even mining are excellent given the proximity of the property to Goose Bay, Labrador, which has an international airport and a number of exploration outfitters.

Wolverine’s consulting geophysicist has written a report dated May 25, 2007, providing management with recommendations of how Wolverine should explore the Labrador Claims.  From the work conducted on the Labrador Claims to date, there is indication of possible gold and copper mineralization, but additional work needs to be conducted on the Labrador Claims to prove such mineralization.

Wolverine’s objective is to conduct exploration activities on the Labrador Claims to assess whether the property possesses any commercially viable deposits.  Until Wolverine can validate otherwise, the Labrador Claims are without known reserves.  Management is planning a five phase exploration program to explore the Labrador Claims.  Access to the Labrador Claims is restricted to the period of May to November of each year due to snow in the area.  This means that Wolverine’s exploration activities are limited to a period of about six to seven months per year.  Wolverine completed Phase One and Phase Two of its exploration program in October of 2007.  The following table summarizes the next three phases of Wolverine’s proposed exploration program:

Phase Number	Planned Exploration Activities	Time Table
Three	Ground Review	Summer 2008
Four	Excavating, Surface Trenching and an Induced Polarization Survey	Summer-Fall 2008
Five	Drill Program	Fall 2008

To date Wolverine has raised $759,400 via offerings completed between April 2006 and June 2008.  The following table summarizes the date of offering, the price per share paid, the number of shares sold, and the amount raised for these three offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
April 3, 2006	$0.001	4,000,000	$4,000
June 2006-September 2007	$0.01	25,640,000	$256,400
September 2007-October 2007	$0.10	3,890,000	$389,000
June 25 2008	$0.10	1,100,000	$110,000

Wolverine has no revenues, has achieved losses since inception, has no operations, has been issued a going concern opinion by its auditor and relies upon the sale of its shares of common stock to fund its operations.

Name, Address, and Telephone Number of Registrant

Wolverine Exploration Inc.
4055 McLean Road
Quesnel, British Columbia
Canada, V2J 6V5

Tel: (250) 992-6972

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The Offering

The following is a brief summary of this offering.

Securities being offered to new and current investors:	Up to a maximum of 15 million units with no minimum purchase. Each unit consists of one share of common stock and one warrant exercisable at $0.15 per warrant for a period of two years.
Securities being offered by selling shareholders:	64,630,000 shares of common stock (These shares are being registered by Wolverine for resale on behalf of existing shareholders.)
Offering price:	$0.10
Offering period:	The shares are being offered for a period not to exceed 180 days following the effective date of this registration statement.
Net proceeds to Wolverine (assuming that all units are sold and no warrants exercised):	Up to a maximum of $1,432,000.
Use of proceeds:	To fund exploration work, ongoing operations, and to pay for offering expenses.
Number of shares outstanding before the offering:	68,630,000
Number of shares outstanding after the offering (assuming that all units are sold and no warrants exercised):	83,630,000

Summary Financial Information

The tables and information below are derived from Wolverine’s audited financial statements for the year-ended May 31, 2007 and the period ended May 31, 2006 and from Wolverine’s unaudited financial statements for the nine months ended February 29, 2008.  Wolverine had a working capital deficit of $92,277 and $105,874 as at February 29, 2008 and May 31, 2007 respectively.

Financial Summary	February 29, 2008 $	May 31, 2007 $	May 31, 2006 $
Cash	18,945	10,366	36,836
Total Assets	384,310	386,261	36,961
Total Liabilities	128,366	143,914	19,188
Total Liabilities and Stockholder’s Equity	383,310	386,261	36,961

Statement of Operations	Accumulated From February 23, 2006 (Date of Inception) to February 29, 2008 $	For the Year Ended May 31, 2007 $	From February 23, 2006 (Date of Inception) to May 31, 2006 $
Revenue	−	−	−
Net Loss For the Period	763,456	224,926	19,727
Net Loss per Share	0.01	0.01	−

The book value of Wolverine’s outstanding common stock is $0.01 per share as at May 31, 2007.

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Risk Factors

An investment in the common stock of Wolverine involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating Wolverine and its business before purchasing shares of Wolverine‘s common stock.  Wolverine’s business, operating results and financial condition could be seriously harmed due to any of the following known material risks.  The risks described below are not the only ones facing Wolverine.  Additional risks not presently known to Wolverine may also impair its business operations.  You could lose all or part of your investment due to any of these risks.

 If Wolverine does not obtain additional financing, the business plan will fail.

Wolverine’s current operating funds are insufficient to complete the next phases of its proposed exploration program on its Labrador mineral claims.  Wolverine will need to obtain additional financing in order to complete its business plan and its proposed exploration program.  Wolverine’s business plan calls for significant expenses in connection with the exploration of the Labrador Claims.  Wolverine has not made arrangements to secure any additional financing.

 Wolverine’s failure to make required expenditures could cause us to lose title to the mineral claim.

Under the terms of the Vend-In Agreement with Shenin Resources Inc., Wolverine is required to incur the following expenditures on the claims (i) CDN $150,000 on or before March 1, 2008; (ii) CDN $200,000 on or before March 1, 2009, and (iii) CDN $250,000 on or before March 1, 2010; provided that (iv) any excess amount spent in one year may be carried forward and applied towards fulfillment of the expenditure required in the later year.  As a result of its completion of Phase One and Phase Two of the proposed exploration program, Wolverine has met its March 1, 2008 expenditure requirements.  However, there is no assurance that Wolverine can fulfill the other expenditure requirements and may lose title to the Labrador Claims.

 Because Wolverine has only recently commenced business operations, Wolverine faces a high risk of business failure and this could result in a total loss of your investment.

Wolverine has recently begun the initial stages of exploration of the Labrador Claims, and thus has no way to evaluate the likelihood whether Wolverine will be able to operate its business successfully.  Wolverine was incorporated on February 23, 2006 and to date has been involved primarily in organizational activities, obtaining financing and preliminary exploration of the Labrador Claims.  Wolverine has not earned any revenues and Wolverine has never achieved profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that Wolverine plans to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  Wolverine has no history upon which to base any assumption as to the likelihood that its business will prove successful, and Wolverine can provide no assurance to investors that Wolverine will generate any operating revenues or ever achieve profitable operations.  If Wolverine is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

 Because Wolverine has only recently commenced business operations, Wolverine expects to incur operating losses for the foreseeable future.

Wolverine has never earned any revenue and Wolverine has never been profitable.  Prior to completing exploration on the Labrador Claims, Wolverine may incur increased operating expenses without realizing any revenues from the Labrador Claims, this could cause Wolverine to fail and you will lose your entire investment in this offering.

 If Wolverine does not find a joint venture partner for the continued development of its mineral claims, Wolverine may not be able to advance exploration work.

If the results of the exploration program are successful, Wolverine may try to enter into a joint venture agreement with a partner for the further exploration and possible production of the Labrador Claims.  Wolverine would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost.  In addition, if Wolverine entered into a joint venture agreement, Wolverine would likely assign a percentage of its interest in the Labrador Claims to the joint venture partner.  If Wolverine is unable to enter into a joint venture agreement with a partner, Wolverine may fail and you may lose your entire investment in this offering.

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 Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable deposits will be found and the business of Wolverine will fail.

Exploration for base and precious metals is a speculative venture involving substantial risk.  Wolverine can provide investors with no assurance that the Labrador Claims contain commercially viable mineral deposits.  The exploration program that Wolverine will conduct on the Labrador Claims may not result in the discovery of commercial viable mineral deposits.  Problems such as unusual and unexpected rock formations and other conditions are involved in base and precious metal exploration and often result in unsuccessful exploration efforts.  In such a case, Wolverine may be unable to complete its business plan and you could lose your entire investment in this offering.

 Because of the inherent dangers involved in base and precious metal exploration, there is a risk that Wolverine may incur liability or damages as Wolverine conducts its business.

The search for base and precious metals involves numerous hazards.  As a result, Wolverine may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which Wolverine cannot insure or against which Wolverine may elect not to insure.  Wolverine currently has no such insurance nor does Wolverine expect to get such insurance in the foreseeable future.  If a hazard were to occur, the costs of rectifying the hazard may exceed Wolverine’s asset value and cause Wolverine to liquidate all of its assets resulting in the loss of your entire investment in this offering.

 Because access to Wolverine’s mineral claims is often restricted by inclement weather, Wolverine will be delayed in exploration and any future mining efforts.

Access to the Labrador mineral claims is restricted to the period between May and November of each year due to snow in the area.  As a result, any attempts to visit, test, or explore the property are largely limited to these few months of the year when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.  Such delays can result in Wolverine’s inability to meet deadlines for exploration expenditures as defined by the Province of Newfoundland and Labrador or by the Vend-In Agreement with Shenin Resources Inc.  This could cause the business venture to fail and the loss of your entire investment in this offering unless Wolverine can meet the deadlines.

 As Wolverine undertakes exploration of the Labrador Claims, Wolverine will be subject to compliance with government regulation that may increase the anticipated time and cost of its exploration program.

There are several governmental regulations that materially restrict the exploration of minerals.  Wolverine will be subject to the mining laws and regulations as contained in the Mineral Act of the Province of Newfoundland and Labrador as Wolverine carries out its exploration program.  Wolverine may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While Wolverine’s planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase Wolverine’s time and costs of doing business and prevent Wolverine from carrying out its exploration program.

 Because market factors in the mining business are out of Wolverine’s control, Wolverine may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any base or precious metals found.  Numerous factors beyond Wolverine’s control may affect the marketability of base or precious metals.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Wolverine not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

 Because Wolverine holds a significant portion of its cash reserves in United States dollars, Wolverine may experience weakened purchasing power in Canadian dollar terms.

Wolverine holds a significant portion of its cash reserves in United States dollars.  Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains or losses in Canadian dollar terms.  If there was to be a significant decline in the United States dollar versus the Canadian Dollar, Wolverine’s US dollar purchasing power in Canadian dollars would also significantly decline.  Wolverine has not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

 Wolverine’s auditors have expressed substantial doubt about Wolverine’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that Wolverine will continue as a going concern.  As discussed in Note 3 to the financial statements, Wolverine was recently incorporated on February 23, 2006, and does not have a history of earnings, and as a result, Wolverine’s auditor has expressed substantial doubt about the ability of Wolverine to continue as a going concern.  Continued operations are dependent on Wolverine’s ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Wolverine’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

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 There is no liquidity and no established public market for Wolverine’s common stock and it may prove impossible to sell your shares.

There is presently no public market in Wolverine’s shares.  While Wolverine intends to contact an authorized OTC Bulletin Board market maker for sponsorship of its common stock, Wolverine cannot guarantee that such sponsorship will be approved nor that Wolverine’s common stock will be listed and quoted for sale.  Even if Wolverine’s shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

 If the selling shareholders sell a large number of shares all at once or in blocks, the value of Wolverine’s shares would most likely decline.

The selling shareholders are offering 64,630,000 shares of Wolverine’s common stock through this prospectus.  They must sell these shares at a fixed price of $0.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Wolverine’s common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 94.2% of the common shares currently outstanding.

 Wolverine’s common stock is subject to the “penny stock” rules of the SEC and the trading market in Wolverine’s securities is limited, which makes transactions in Wolverine’s stock cumbersome and may reduce the value of an investment in Wolverine’s stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to Wolverine, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Wolverine’s common stock and cause a decline in the market value of Wolverine’s common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale Of 100%	Sale of 75%	Sale of 50%	Sale Of 25%
Gross Proceeds	$1,500,000	$1,125,000	$750,000	$375,000
Number of Shares Sold	15,000,000	11,250,000	7,500,000	3,750,000

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Less expenses of offering:
Legal and Registration Fees	$30,500	$30,500	$30,500	$30,500
Accounting and Auditing	31,500	31,500	31,500	31,500
Electronic Filing and Printing	3,000	3,000	3,000	3,000
Transfer Agent	3,000	3,000	3,000	3,000
Net Proceeds	$1,432,000	$1,057,000	$682,000	$307,000

Use of net proceeds
Exploration of Labrador Claims	$824,849	$824,849	$292,974	$26,174
Payment of Accounts Payable	$125,000	$125,000	$125,000	$125,000
Working Capital	$482,151	$107,151	$264,026	$ 155,826

Analysis of Financing Scenarios

After deduction $68,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $1,432,000, assuming all 15 million units are sold.  However, there can be no assurance that any of these shares will be sold.  Wolverine will use the proceeds to fund its next three phases of its proposed exploration program.

In all four scenarios Wolverine will complete exploration on its Labrador Claims.  Wolverine will increase its exploration efforts if it is able to sell a higher percentage of this offering as described in the above table.  The proposed exploration program on the Labrador Claims will consist of a ground review, excavating, surface trenching, an induced polarization survey, and a drill program.  See “Description of Business – Plan of Operation” below for more details.  If Wolverine does not sell at least 7% of this offering Wolverine will not be able to fund Phase Three of its proposed exploration program.  If Wolverine does not sell at least 25% of this offering Wolverine will be not be able to fund Phase Four of its proposed exploration program.

Determination of Offering Price

The offering price was determined by using a number of factors.  Management considered the price of the most recent financing.  Additionally, management estimated the cost of this offering plus the amount Wolverine needs to operate its business for the next 12 months.  Management determined the offering price by assessing Wolverine’s capital requirements against the price management thinks investors are willing to pay for Wolverine’s common stock.

Dilution

Prior to this offering, Wolverine had 67,530,000 shares of common stock issued and outstanding as at February 29, 2008.  The net tangible book value of Wolverine as at February 29, 2008 was $255,944 or $0.004 per share.  Net tangible book value per share is determined by dividing Wolverine’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The average price paid by the present shareholders is $0.016.  The following tables summarize the difference between the average price paid by present shareholders and the price to be paid by subscribers to this offering for 25%, 50%, 75% and 100% subscription rates.

Analysis for 25% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.016	68,630,000	$1,099,400	74.6%	94.8%
Investors in this Offering	$0.10	3,750,000	$375,000	25.4%	5.2%

Analysis for 50% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.016	68,630,000	$1,099,400	59.4%	90.1%
Investors in this Offering	$0.10	7,500,000	$750,000	40.6%	9.9%

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Analysis for 75% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.016	68,630,000	$1,099,400	49.4%	85.9%
Investors in this Offering	$0.10	11,250,000	$1,125,000	50.6%	14.1%

Analysis for 100% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholders	$0.016	68,630,000	$1,099,400	42.3%	82.1%
Investors in this Offering	$0.10	15,000,000	$1,500,000	57.7%	17.9%

“Dilution” means the difference between Wolverine’s public offering price ($0.10 per unit) and its proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering.  Net tangible book value per share is determined by dividing Wolverine’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The following table will show the net tangible book value of Wolverine’s shares both before and after the completion of this offering for 25%, 50%, 75% and 100% subscription rates.

	25%	50%	75%	100%
Public offering price per unit	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share before offering	$0.004	$0.004	$0.004	$0.004
Proforma net tangible book value per share after offering	$0.008	$0.012	$0.016	$0.020
Increase per share attributable to public investors	$0.004	$0.008	$0.012	$0.016
Dilution per share to public investors	$0.092	$0.088	$0.084	$0.080

Selling Shareholders

The selling shareholders named in this prospectus are offering all of their 64,630,000 shares of the common stock offered through this prospectus.  These shares were acquired from Wolverine in the following private placements and acquisition of mineral claims:

1.
27,480,000 shares of Wolverine common stock that the selling shareholders acquired from Wolverine in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and were completed between June 13, 2006 and June 25, 2008.

2.
34,000,000 shares of common stock issued on February 28, 2007 to seven non-affiliate Canadian residents pursuant to a Vend-In Agreement dated February 28, 2007 with Shenin Resources Inc., a non-affiliate Canadian company, at a deemed price of $0.01 per share for the acquisition of the Labrador mineral claims.

3.
3,150,000 shares of Wolverine common stock that the selling shareholders acquired from Wolverine in offerings that were exempt from registration under Regulation D of the Securities Act of 1933 and were completed between April 30, 2007 and June 25, 2008.

The shares of common stock were sold to investors under exemptions provided in Canada and Regulation S and accredited investors under exemptions provided in the United States and Regulation D.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of Wolverine’s common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each before the offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Page - 11

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Mitchell Adam	300,000	300,000	Nil	Nil
Anchor Equipment (2005) Ltd. (1)	100,000	100,000	Nil	Nil
H. Roderick Anderson	1,300,000	1,300,000	Nil	Nil
Margaret Archibald	100,000	100,000	Nil	Nil
Daryl M. Auwai	50,000	50,000	Nil	Nil
Balch Research Corp. (2)	1,850,000	1,850,000	Nil	Nil
Salvatore Basile	50,000	50,000	Nil	Nil
John Bevilacqua	200,000	200,000	Nil	Nil
Ralph Biggar	5,000,000	5,000,000	Nil	Nil
Dr. J. Andrew Birch	400,000	400,000	Nil	Nil
Mike Birch	100,000	100,000	Nil	Nil
Birch Living Trust (3)	2,150,000	2,150,000	Nil	Nil
Tim Bokenfohr	100,000	100,000	Nil	Nil
Don Bossert	50,000	50,000	Nil	Nil
Don Bowins	100,000	100,000	Nil	Nil
Paulo Branco	300,000	300,000	Nil	Nil
Donald & Pamela Brewer, joint tenants	100,000	100,000	Nil	Nil
Art Brown	100,000	100,000	Nil	Nil
J. Frank Callaghan	100,000	100,000	Nil	Nil
Don J. Carroll	100,000	100,000	Nil	Nil
Alan Carter	400,000	400,000	Nil	Nil
Robin Chandler	250,000	250,000	Nil	Nil
Steve Chios	100,000	100,000	Nil	Nil
Chuch Choo	200,000	200,000	Nil	Nil
Clark David Chul Christie	100,000	100,000	Nil	Nil
David Christie	100,000	100,000	Nil	Nil
James Douglas Christie	100,000	100,000	Nil	Nil
Song Sook Byun Christie	100,000	100,000	Nil	Nil
Randy Contoli	200,000	200,000	Nil	Nil
Greg Corcoran	200,000	200,000	Nil	Nil
Angeline Wong Cordero	100,000	100,000	Nil	Nil
Anriza Wong Cordero	1,000,000	1,000,000	Nil	Nil
Debbie Coventry	50,000	50,000	Nil	Nil
Melvin Crocker	50,000	50,000	Nil	Nil
Crystalwood Holdings Ltd. (4)	200,000	200,000	Nil	Nil
Joao DaCosta	300,000	300,000	Nil	Nil
DaCosta Management Corp. (5)	700,000	700,000	Nil	Nil
Maria Da Silva	1,000,000	1,000,000	Nil	Nil

Page - 12

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Marilyn Dilgenti-Smith	50,000	50,000	Nil	Nil
James F. Dixon	100,000	100,000	Nil	Nil
Eva Dudas	50,000	50,000	Nil	Nil
Art Den Duyf	5,375,000	5,375,000	Nil	Nil
John Dyck	100,000	100,000	Nil	Nil
Slade Dyer	200,000	200,000	Nil	Nil
Keith Elliot	50,000	50,000	Nil	Nil
Cherie Federau	450,000	450,000	Nil	Nil
Dennis & Cindy Federighi, joint tenants	100,000	100,000	Nil	Nil
Rick Finlayson	100,000	100,000	Nil	Nil
Paul Fong	50,000	50,000	Nil	Nil
Peter Gommerud	50,000	50,000	Nil	Nil
David Grandy	300,000	300,000	Nil	Nil
Vincent Grant Gough	300,000	300,000	Nil	Nil
Feliberto Gurat	300,000	300,000	Nil	Nil
Allan Haderer	50,000	50,000	Nil	Nil
Richard Haderer	5,250,000	5,250,000	Nil	Nil
Hunter Henley	50,000	50,000	Nil	Nil
Peter J. Hoyle	100,000	100,000	Nil	Nil
Stanlie Hunt	100,000	100,000	Nil	Nil
Peter Keegan	100,000	100,000	Nil	Nil
Ron Keegan	50,000	50,000	Nil	Nil
Jack A. Kleman	100,000	100,000	Nil	Nil
Amin Ladha	100,000	100,000	Nil	Nil
Laurel Lee	50,000	50,000	Nil	Nil
Ng Liang	100,000	100,000	Nil	Nil
Gary Liu	100,000	100,000	Nil	Nil
Deirdre Lynch	5,250,000	5,250,000	Nil	Nil
R. Hector MacKay-Dunn	200,000	200,000	Nil	Nil
Alastair MacLennan	100,000	100,000	Nil	Nil
Teresa Mallam	50,000	50,000	Nil	Nil
Joseph R. Martin	250,000	250,000	Nil	Nil
Terry Mathers	50,000	50,000	Nil	Nil
Kyle Stanley McClay	100,000	100,000	Nil	Nil
Stanley McClay	200,000	200,000	Nil	Nil
Stan McDonald	100,000	100,000	Nil	Nil
Patrick McGrath	50,000	50,000	Nil	Nil
Gerald T. McGuire	100,000	100,000	Nil	Nil

Page - 13

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Derrick McKinnon	100,000	100,000	Nil	Nil
John McLachlan	100,000	100,000	Nil	Nil
Cindy Mitchell	250,000	250,000	Nil	Nil
Mario Morrison	300,000	300,000	Nil	Nil
Robert R. Morrison	100,000	100,000	Nil	Nil
Dave Neale	200,000	200,000	Nil	Nil
Deanna Neale	200,000	200,000	Nil	Nil
Greg Neale	500,000	500,000	Nil	Nil
Jill Neale	750,000	750,000	Nil	Nil
Thian Yew Ng	5,225,000	5,225,000	Nil	Nil
Linda Nichols	500,000	500,000	Nil	Nil
Neil Nichols	5,000,000	5,000,000	Nil	Nil
Byron L. Novosad	400,000	400,000	Nil	Nil
George Shigeru Okamoto	400,000	400,000	Nil	Nil
Christopher Thomas Oliver	50,000	50,000	Nil	Nil
Otter Crique Ventures Limitee (6)	1,000,000	1,000,000	Nil	Nil
Angelo S. Paris	100,000	100,000	Nil	Nil
Enrica Paris	250,000	250,000	Nil	Nil
Franco Pederzini	100,000	100,000	Nil	Nil
Don Peterson	400,000	400,000	Nil	Nil
Lawrence Leroy Pickens and Mary Annette Pickens, joint tenants	50,000	50,000	Nil	Nil
Prote Poker	5,000,000	5,000,000	Nil	Nil
Dale B. Pope	200,000	200,000	Nil	Nil
Vincent and Miriam Puccio 2007 Trust (7)	300,000	300,000	Nil	Nil
Wade Pugh	200,000	200,000	Nil	Nil
Carla Radiuk	50,000	50,000	Nil	Nil
Russel Renneberg	100,000	100,000	Nil	Nil
Anthony Ricci	1,000,000	1,000,000	Nil	Nil
Patricia N. Ritchie	100,000	100,000	Nil	Nil
Robert Ruff	100,000	100,000	Nil	Nil
Bruce E. Rutherford	50,000	50,000	Nil	Nil
Brent Shaw	100,000	100,000	Nil	Nil
Chris Sherry	300,000	300,000	Nil	Nil
Lambros Siamos	100,000	100,000	Nil	Nil
Signature Holdings L.L.C. (8)	50,000	50,000	Nil	Nil
Terry Sklavenitis	200,000	200,000	Nil	Nil
Adam Strauts	50,000	50,000	Nil	Nil

Page - 14

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Daniel Strauts	50,000	50,000	Nil	Nil
Katherine Strauts	50,000	50,000	Nil	Nil
Matthew Strauts	50,000	50,000	Nil	Nil
Dr. Z. Strauts Inc. (9)	100,000	100,000	Nil	Nil
Douglas H. Stroyhan	100,000	100,000	Nil	Nil
Michael Sweeney	100,000	100,000	Nil	Nil
Tequila Sunset Ltd. (10)	250,000	250,000	Nil	Nil
Derrick Townsend	200,000	200,000	Nil	Nil
Anreas Tsonis	100,000	100,000	Nil	Nil
Steve Van Dalen	300,000	300,000	Nil	Nil
VP Bank (Switzerland) Ltd. (11)	100,000	100,000	Nil	Nil
Dale Weeres	180,000	180,000	Nil	Nil
Kelvin Williams	50,000	50,000	Nil	Nil
Christian Wirth	500,000	500,000	Nil	Nil
David Wolfin	100,000	100,000	Nil	Nil
Anthony Wttewaall	250,000	250,000	Nil	Nil
1628240 Ontario Inc. (12)	400,000	400,000	Nil	Nil
Total	64,630,000	64,630,000	0	0
(1)	John Dyck is the beneficial owner of Anchor Equipment (2005) Ltd.
(2)	Steve Balch is the beneficial owner of Balch Research Corp.
(3)	Dennis Birch is the beneficial owner of Birch Living Trust.
(4)	Leon Nowek is the beneficial owner of Crystalwood Holdings Ltd.
(5)	John daCosta is the beneficial owner of DaCosta Management Corp.
(6)	Verlee Webb is the beneficial owner of Otter Crique Ventures Limitée.
(7)	Vincent Puccio and Miriam Puccio are the beneficial owners of the Vincent and Miriam Puccio 2007 Trust.
(8)	Fred Avery is the beneficial owner of Signature Holdings L.L.C.
(9)	Zigart Strauts is the beneficial owner of Dr. Z. Strauts Inc.
(10)	Neil Nichols is the beneficial owner of Tequila Sunset Ltd.
(11)	Mario Salviti is the beneficial owner of VP Bank (Switzerland) Ltd.
(12)	Wally Boyko is the beneficial owner of 1628240 Ontario Inc.

Plan of Distribution

This is a self-underwritten offering.  In general Wolverine will have two types of shares that will be available for distribution:

1.	New shares related to its Initial Public Offering.
2.	Non-affiliate shares owned by selling shareholders.

New Shares Related to Wolverine’s Initial Public Offering

Wolverine will attempt to sell a maximum of 15 million units to the public on a self underwritten basis.  There can be no assurance that any of these units will be sold.  Wolverine’s gross proceeds will be $1,500,000 if all the units offered are sold.  Neither Wolverine nor its President, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

Page - 15

Wolverine is offering up to 15 million units at a price of $0.10 per unit.  Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the units will be sold.  If Wolverine fails to sell all the units it is trying to sell, Wolverine’s ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any of Wolverine’s shares of common stock and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed.  As such, investors may not be able to readily dispose of any shares purchased in this offering.

The legal opinion with respect to Wolverine’s stock is included as an exhibit to this registration statement.

Lee Costerd, Wolverine’s President and sole director, and current shareholders may purchase securities in this offering upon the same terms and conditions as public investors.  If any purchase by a current shareholder triggered a material change, Wolverine would promptly file a post effective amendment to this registration statement.  Any of these purchasers would be purchasing Wolverine’s common stock for investment and not for resale.

No broker or dealer is participating in this offering.  If, for some reason, Wolverine’s sole director or shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering.  This amendment would also detail the proposed compensation to be paid to any such broker or dealer.  The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named.  In addition to the foregoing requirements; Wolverine would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a “no objection” position from that organization on the fairness of the underwriting compensation.

The offering will remain open for a period 180 days from the date Wolverine is legally allowed to commence selling shares based on this prospectus, unless the entire gross proceeds are earlier received or Wolverine decides, in its sole discretion, to cease selling efforts.

Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 64,630,000 shares of common stock in the capital of Wolverine may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.10 per share until Wolverine’s shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.  A description of the selling limitations defined by Rule 144 can be located on page 27 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with Wolverine.  Such partners may, in turn, distribute such shares as described above. Wolverine can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Wolverine is bearing all costs relating to the registration of the common stock owned by the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

•	Not engage in any stabilization activities in connection with Wolverine’s common stock;
•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
•	Not bid for or purchase any of Wolverine’s securities or attempt to induce any person to purchase any of Wolverine’s securities other than as permitted under the Securities Exchange Act.

Page - 16

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;
2.	details of the compensation of the broker-dealer and its salesperson in the transaction;
3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for Wolverine’s stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as Wolverine may be engaged in a distribution of any of the shares Wolverine is registering by this registration statement, Wolverine is required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Wolverine has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and Wolverine has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Description of Securities to be Registered

General

Wolverine’s authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.  On February 26, 2007, the authorized capital was increased from 75 million shares of common stock.

Page - 17

Common Stock

As at the date of this prospectus, 68,630,000 shares of common stock are issued and outstanding and held by 132 shareholders of record. All of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of Wolverine’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of one-third of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Wolverine’s stockholders.  A vote by the holders of a majority of Wolverine’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Wolverine’s Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of Wolverine’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to Wolverine’s common stock.

Dividend Policy

Wolverine has never declared or paid any cash dividends on its common stock.  Wolverine currently intends to retain future earnings, if any, to finance the expansion of its business.  As a result, Wolverine does not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase Wolverine’s securities.  Wolverine may, however, in addition to the warrants to be issued in this unit offering, issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase Wolverine’s securities.  Wolverine may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, Wolverine has not issued and does not have outstanding any securities convertible into shares of Wolverine’s common stock or any rights convertible or exchangeable into shares of Wolverine’s common stock.  Wolverine may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more stockholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Wolverine currently has less than 200 stockholders and no shareholders in the State of Nevada the statute does not currently apply to Wolverine.

If Wolverine does become an “Issuing Corporation” in the future, and the statute does apply to Wolverine, its sole director Mr. Costerd on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of Wolverine’s outstanding common stock, provided he does so by the specified 10th day after any acquisition of a controlling interest.

Page - 18

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Conrad C. Lysiak, Attorney at Law of Spokane, Washington has provided the legal opinion regarding the legality of the shares being registered.

The financial statements included in this prospectus have been audited by Mendoza Berger and Company, L.L.P., Certified Public Accountants, of Irvine, California to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Labrador Claims was prepared by Stephen Balch, B.Sc., and the summary information from the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Balch as a Professional Geophysicist.

Description of Business

Wolverine is a mineral exploration company and was incorporated on February 23, 2006.  Wolverine is a startup company in the business of base and precious metal exploration.

On February 28, 2007 Wolverine entered into a Vend-In Agreement with Shenin Resources Inc. (“Shenin”), a private Canadian corporation, for the purchase of a 90% interest 516 mineral claims located in Labrador Canada (the “Shenin Claims”).  The purchase price paid to Shenin was $374,000 satisfied by the issuance of 34,000,000 shares of Wolverine’s common stock at a deemed price of $0.01 per share and a note payable of $34,000.  Under the terms of the Vend-In Agreement Wolverine is required to incur the following expenditures on the claims:  (i) CDN $150,000 on or before March 1, 2008; (ii) CDN $200,000 on or before March 1, 2009, and (iii) CDN $250,000 on or before March 1, 2010; provided that (iv) any excess amount spent in one year may be carried forward and applied towards fulfillment of the expenditure required in the later year.  Shenin has also granted Wolverine a first right of refusal to purchase a 90% interest in all further property in Labrador Canada that Shenin may obtain an interest in from time to time.  See Exhibit 10.1 – Vend-In Agreement for more details.

Also, on May 17, 2007 Wolverine acquired six mineral claims from Richard Haderer for $360 (the “Haderer Claims”), which are contiguous to the Shenin Claims.  See Exhibit 10.3 – Additional Property Agreement for more details.

On August 15, 2007, Wolverine extra-provincially registered in the Province of Newfoundland and Labrador for the purpose of being able to register the Shenin Claims and the Haderer Claims in the name of Wolverine and for the purpose of being able to conduct its business in the Province of Newfoundland and Labrador.  See Exhibit 3.4 – Certificate of Registration for more details.

Location and Means of Access to the Claims

The Shenin Claims and the Haderer Claims (collectively, the “Labrador Claims”) are located about 120 kilometres (75 miles) west of Goose Bay, Labrador, a small town of 9,000 people on the Atlantic Coast of northern Canada.  It takes approximately one and a half to two hours to drive to the Labrador Claims from Goose Bay.

The Labrador Claims lie within NTS map sheets 13E/01 and 13F/04 and extends approximately from 53o 11’ 08’’ N latitude and 62o 11’ 56’’ W longitude to 53o 06’ 34’’ N latitude and 61o 57’ 02’’ W longitude.

Goose Bay features an international airport.  From there, the Labrador Claims can be accessed directly from the Trans-Labrador Highway.  The Labrador Claims are easily accessible by the Trans-Labrador Highway, which runs through the central portion of the Labrador Claims.  The Trans-Labrador Highway is a well maintained Provincial Highway with a gravel surface. There are no gas stations between Goose Bay and Churchill Falls, the next major community located 290 kilometres (180 miles) to the west of Goose Bay and 160 kilometres (105 miles) to the west of the Labrador Claims.

Access to the Labrador Claims is possible for most of the year given the proximity to Goose Bay and the fact that the highway is well maintained.  Airborne geophysical surveys are best performed either in late winter (March-April) or during the summer (June-August).  Ground geophysical surveys should be scheduled to avoid freeze-up (November-December) and breakup (late April to early June).  Ground geological surveys are best conducted with no snow cover (mid June to mid November).

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Figure 1. The Claims are located approximately 120 kilometres (75 miles) west of Goose Bay, Labrador.

Description of Labrador Claims

The Labrador Claims are unencumbered and in good standing and there are no third party conditions which affect the Labrador Claims other than conditions defined by the Province of Newfoundland and Labrador described below.  The Labrador Claims together make up an aggregate area of 33,482 acres.  Wolverine has no insurance covering the Labrador Claims.  Management believes that no insurance is necessary since the Labrador Claims are unimproved and contain no buildings or improvements.  The Labrador Claims cover an area with approximate dimensions of 20 kilometers east-west (12.5 miles) and 10 kilometers north-south (6.25 miles).

The Labrador Claims consist of a total of 522 mineral claims covering five separate licenses as described in Table 1 below.  A layout of the Labrador Claims is shown in Figure 2 below.

Number	# of Claims	NTS	Area (acres)	Good to Date
013472M	6	13F/04	371	17-05-2012
012427M	20	13E/01	1,235	18-08-2011
012425M	82	13E/01	5,065	18-08-2011
013039M	254	13E/01 & 13F/04	16,927	05-02-2012
013187M	160	13E/01 & 13F/04	9,884	14-03-2012

Table 1. Summary of the Claims.

Figure 2. The Claims extend for a distance of approximately 20 kilometers (12.5 miles) along the Trans-Labrador Highway.

There is no assurance that a commercially viable mineral deposit exists on the Labrador Claims.  Further exploration will be required before an evaluation as to the economic feasibility of the Labrador Claims is determined.  Wolverine’s consulting geophysicist has written a report and provided Wolverine with recommendations of how Wolverine should explore the Labrador Claims.  Until management can validate otherwise, the Labrador Claims are without known reserves.  Management is planning a five phase exploration program as recommended by its consulting geophysicist.  Wolverine has completed the first two phases of the exploration program on the Labrador Claims.

Conditions to Retain Title to the Labrador Claims

The Labrador Claims have varying expiry dates.  In order to maintain the Labrador Claims in good standing it will be necessary for Wolverine to coordinate an agent to perform and record valid exploration work with value of CDN$200 per claim in anniversary year 1, CDN$250 per claim in anniversary year 2, CDN$300 per claim in anniversary year 3, CDN$350 per claim in anniversary year 4, CDN$400 per claim in anniversary year 5, CDN$600 per claim in anniversary years six to ten inclusive, CDN$900 per claim in anniversary years 11 to 15 inclusive and CDN$1,200 per claim in anniversary years 16 to 20 inclusive.  Failure to perform and record valid exploration work on the anniversary dates will result in forfeiture of title to the Labrador Claims.

History of Labrador and the Labrador Claims

According to the report prepared by Wolverine’s consulting geophysicist, the geologic setting is based on information available from the Geological Survey of Canada (DNR Open File 013F/0055) and the Government of Newfoundland and Labrador (Open File 013F/0061).  The regional geology as described by both Government Reports contains very little detail because the Trans-Labrador Highway was under construction during much of the mapping initiative, opening in 1992.

Also, the area has seen only limited geologic mapping on a regional scale, in part due to the remoteness of the area and the timing of the Federal and Provincial mapping initiatives that preceded construction of the Trans-Labrador Highway.  The mapped geology within the area is part of a regional 1:500,000 compilation undertaken by the Newfoundland and Labrador Provincial Government during the early 1990’s.  The survey area is located outside of the area of detailed mapping, in which case geologic mapping has been taken from previous publications, most notably a Federal Government regional mapping program from 1990-1994.  During the period 1990 to 1994 the area was regionally mapped by the Geological Survey of Canada and by the Mines and Energy Branch of the Newfoundland and Labrador Government.  Geologic mapping was performed on a very regional scale, due in part to the remoteness of the area (away from the Trans-Labrador Highway) and the lack of outcrop.  In summary there is very little geological mapping within the survey area and there has never been a detailed mapping program.

In 2002 the Labrador Claims were visited by Roderick Mercer on behalf of Tundra Properties.  Mr. Mercer spent several days reviewing mineral showings along the Trans-Labrador Highway in an attempt to rediscover a mineralized sub-crop that had been exposed during road construction but later buried.  The sub-crop was described as a gabbro containing pyrite, chalcopyrite and bornite mineralization.  One sample returned 2% Cu and 0.5 g/t Au.  Prospecting by Mr. Mercer did not find any similar mineralized showings in the area but did uncover several other showings along the Trans-Labrador Highway that returned significant values for copper when assayed.

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During the period October 15, 2004 and October 19, 2004 the Labrador Claims were revisited by Mr. Mercer on behalf of Tundra Properties.  During this re-visit to the Labrador Claims, a trench was blasted to establish the extent of copper mineralization that had returned high assay values (3.3% Cu) during the 2002 program.  Trenches were located in outcrop approximately 100 meters from the roadside mineralization.  The trench area was grubbed off using an excavator.  Holes were drilled to a maximum 4 meters below surface and were loaded with explosives and blasted.  In total three separate areas were excavated and blasted.  The trenches were inspected and sampled with assays returning up to 0.42% Cu.  It could not be determined whether the area sampled was linked to the mineralization exposed along the roadside.

Mr. Mercer concluded that the trenching program had failed to prove an extension to the roadside mineralization.  It is also apparent, from reviewing Mr. Mercer’s Prospecting Report, that the lack of outcrop made it difficult to advance the prospect through a trenching program.

Present Condition of the Labrador Claims

The mineralization found to date on the Labrador Claims consists primarily of copper and gold mineralization in sulphide with associated pyrite (a non-economic sulphide mineral).  There are also a number of malachite veins (and malachite stained outcrops).

The country rocks have been identified as meta-sedimentary gneiss.  Locally gabbros and diorites have been identified by surface prospecting.

Based on the mineralization and the known geologic rock types, there appear to be three possible deposit types that could host mineralization within the Labrador Claims; 1) porphyry copper-gold in sulphide, 2) volcanogenic (Cu-Pb-Zn) massive sulphide, or 3) magmatic nickel-copper sulphide.

Copper-gold (Cu-Au) deposits occur within sedimentary rocks when a stock intrudes into the sediments and heats up the ground water.  The heated fluids pick up copper and other metals as they percolate through fractures opened up within the sediments.  Mineralization is mostly disseminated, but significant veins of chalcopyrite, rich in gold, are also present.  The presence of chalcopyrite in meta-sediment and malchite staining are excellent indicators for a copper-gold system.

VMS deposits are commonly formed by deposition of hot metals into seawater from volcanic vents on the seafloor. The main metals include copper, zinc, lead, gold and silver.  Within the Labrador Claims there are no mapped volcanic rocks, although the known mineralization has been found within gabbro and diorite.

Magmatic nickel-copper sulphide deposits are hosted in mafic to ultramafic rocks such as gabbro, norite, and troctolite.  Other rock types commonly associated with these host rocks are diorites and anorthosites.  Within the Labrador Claims chalcopyrite mineralization was identified in a gabbro and separately associated with a diorite dyke.

The Labrador Claims are almost completely covered by overburden and tree cover.  Rock outcrops are best observed along the highway where they have been uncovered.

The climate within the area is typically northern with short hot summers and long cold winters.  Winter temperatures can range from -15o C to -35o C and occasionally fall to below -42o C.

There is no equipment, infrastructure or electricity currently on the Labrador Claims.

There have been no previous airborne surveys in this area that are within 35 kilometers (22 miles) of the Labrador Claims.  The area would have been covered as part of the Federal Government regional airborne magnetic survey, but this survey would not have the sufficient resolution to identify magnetic units less than 1 kilometer in size and could not detect any conductive mineralization.

Geology of the Labrador Claims

Geologically the area is mapped as early to late Proterozoic meta-sediments that have been metamorphosed to gneisses.  Major gabbroic and anorthositic intrusives have intruded the gneisses several kilometers to the east and local gabbros and diorites occur throughout the area along with several quartz veins.  Large tourmaline crystals have also been identified on the Labrador Claims.  The area has little outcrop and is covered by overburden, generally sand and gravel.  Spruces trees are abundant but are not very tall.

Limited prospecting and surface trenching in 2002 and again in 2004 failed to define a source of the copper mineralization, although additional sub-crop samples were identified containing some copper and gold values.  The presence of several copper showings and malachite staining in the limited outcrop suggests that a mineralizing event of copper and gold has intruded into the meta-sedimentary rocks.  The nature of the mineralization is likely to be copper veins and disseminations with associated gold.  It is also possible that magmatic nickel and copper mineralization could be present with associated platinum group elements within gabbros.

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Plan of Operation

Exploration Plan

Wolverine’s plan of operation for the next 12 months is to complete the following five phase exploration program within the time periods specified, subject to Wolverine obtaining the additional funding necessary for the continued exploration of the Labrador Claims.  Currently, Wolverine does not have enough funds to complete Phase Three or Phase Four or its proposed exploration program in the spring-summer of 2008.  The following is a brief summary of Wolverine’s five phase exploration program.

1.
Phase One – This phase of Wolverine’s proposed exploration program was completed in October 2007 at a cost of $7,500.  Phase One consisted of prospecting, rock sampling, and assaying the rock samples.  As a result of the favorable results from this phase of the proposed exploration program, management decided to proceed with Phase Two.

2.
Phase Two - This phase of Wolverine’s proposed exploration program was completed in October 2007 at a cost of $201,000.  Phase Two consisted of an airborne survey of the Labrador Claims.  As a result of the favorable results from this phase of the proposed exploration program, management has decided to proceed with Phase Three

3.
Phase Three will consist of a ground review by a geologist, a guide familiar with the Labrador Claims and the area, and Steve Balch, the geophysicist, will make the trenching and drilling recommendations.  This on-site visit would take place in the summer of 2008.  The total estimated cost for this on-site review is US$22,760.  If Wolverine is able to identify favorable rock formations and structures with elevated metal values Wolverine will plan and proceed with Phase Four of the proposed exploration program.

4.
Phase Four will consist of excavating, surface trenching and an induced polarization survey at a total estimated cost of at least US$232,000.  The depth of any identified conductors should be estimated and the priority shallow conductors would be the subject of a surface trenching program.  Such a program could be initiated during late spring or early fall of 2008.  If the results of Phase Four are favorable, Wolverine will plan and proceed with Phase Five of the proposed exploration program.

5.
Phase Five will consist of a drill program.  Deeper conductors could be the subject of a Phase Five fall 2008 drill program at a total estimated cost of $462,500.  Areas around the conductors could be excavated and mapped to determine the likely geologic setting of the target.

As at February 29, 2008, Wolverine had a cash balance of $18,945.  Wolverine will need to raise additional financing to fund Phase Three of the proposed exploration program to commence in summer 2008 and the Phase Four of the proposed exploration program to commence in late summer or early fall of 2008.

During the next 12 months, management does not anticipate generating any revenue.  Any additional funding required will come from equity financing from the sale of Wolverine’s common stock or from the sale of part of its interest in the Labrador Claims.  If Wolverine is successful in completing an equity financing, existing shareholders will experience dilution of their interest in Wolverine.  Management does not have any financing arranged and cannot provide investors with any assurance that Wolverine will be able to raise sufficient funding from the sale of its common stock to fund the last three phases of its proposed exploration program.  In the absence of such financing, Wolverine’s business will fail.

Management may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete Phase Five of the proposed exploration program.  Management has not undertaken any efforts to locate a joint venture partner for Phase Five.  If Wolverine enters into a joint venture arrangement, Wolverine will assign a percentage of its interest in the Labrador Claims to the joint venture partner.

Based on the nature of its business, Wolverine anticipates incurring operating losses in the foreseeable future.  Wolverine bases this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Wolverine’s future financial results are also uncertain due to a number of factors, some of which are outside its control.  These factors include, but are not limited to:

•	Wolverine’s ability to raise additional funding;
•	the market price for minerals;
•	the results of the exploration programs on the Labrador Claims; and
•	Wolverine’s ability to find joint venture partners for the development of its property interests.

Due to Wolverine’s lack of operating history and present inability to generate revenues, Wolverine’s auditors have stated their opinion that there currently exists substantial doubt about Wolverine’s ability to continue as a going concern.

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Exploration Commitments

Also, under the terms of the Vend-In Agreement Wolverine is required to incur the following expenditures on the Labrador Claims: (i) CDN $150,000 on or before March 1, 2008; (ii) CDN $200,000 on or before March 1, 2009, and (iii) CDN $250,000 on or before March 1, 2010; provided that (iv) any excess amount spent in one year may be carried forward and applied towards fulfillment of the expenditure required in the later year.  As a result of its completion of Phase One and Phase Two of the proposed exploration program, Wolverine has met its March 1, 2008 expenditure requirements.  Management expects that the final three phases of the proposed exploration program will satisfy all exploration expenditure requirements under the Vend-In Agreement up to March 1, 2009.

Transportation Costs

The initial ground review program in Phase Three will require mobilization of a crew from Toronto, Ontario and Goose Bay, Labrador.  The cost of this mobilization has been taken into account in the cost estimate of $18,000.

The excavating and trenching program in Phase Four will require mobilization from Goose Bay.  The cost of equipment mobilization has been accounted for in the excavating and trenching cost estimate of $75,000.  Transportation costs will be incurred from time to time from Goose Bay, Labrador and occasionally from Toronto, Ontario.  These costs are estimated at $8,000 up to and including the drilling phase.

During drilling in Phase Five the drill-core will be transported from the drill-site to Goose Bay for logging, sample preparation and temporary storage.  An estimated 2,000 metres (6,562 feet) of drill-core will require up to 400 core boxes.  The cost of transporting this core is estimated to be $7,500.

Equipment Costs

A ground review in Phase Three will require the use of a high accuracy GPS unit estimated to cost $760.

Trenching and excavating equipment costs in Phase Four are contained within the estimated cost of $75,000.  There are no expected equipment costs for the drilling as the cost estimate as provided is an all-in cost (including drill etc) of $200 per meter.

During Phase Five, a temporary core logging facility will be required in Goose Bay.  Equipment costs will include purchase of a core saw, laptop computer, digital camera and manufacturing of core benches and core racks.  The estimated total cost for this is $25,000.

Consumable Costs

During the final three phases of the proposed exploration program consumable costs are expected to be minor other than during drill core and sample preparation.  Estimated cost for consumables during Phase Five is $4,000.

Labor Costs

On-site supervision will be required for the excavating & trenching in Phase Four and for the drilling in Phase Five, including core logging, core transportation, and sample preparation.  Excavating & trenching will require a senior geologist for 5 days at $800 per day ($4,000).  Core logging will require a junior geologist for 40 days at $600 per day ($24,000).  Core transportation and sample preparation will require a geo-technician for 40 days at $400 per day ($16,000).  Total labor costs are estimated to be $44,000 ($4,000 + $24,000 + $16,000) for the three remaining phases of the proposed exploration program.

Sample Analysis Costs

In Phase Five, selected samples will be sent for assaying over approximate 1 meter intervals.  The assay costs are approximately $200 per sample and includes transportation.  Wolverine estimates it will have 50 samples to assay from the drill program in Phase Five.  The  total estimated cost for sample analysis is $10,000.

           Exploration Program Costs

The costs described above, which include the ground review, excavating and surface trenching, drilling, transportation, equipment, consumables, labor, and sample analysis, make up the entire cost of the final three phases of Wolverine’s proposed exploration program.  All the costs described above are estimated so management will provide a 15% contingency allowance for unanticipated and wrongly estimated costs.  The table below summarizes the cost estimate for the final three phases of the proposed exploration program.

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Exploration Items	Cost Estimate US$
Phase Three - Ground Review	$18,000
Phase Four - Excavating and Surface Trenching	$75,000
Phase Four - Induced Polarization Survey	$125,000
Phase Five - Drill program	$400,000
Phase Four and Phase Five - Transportation	$15,500
Phase Three and Phase Five - Equipment	$25,760
Phase Five - Consumables	$4,000
Phase Three, Phase Four, and Phase Five - Labor	$44,000
Phase Five - Sample Analysis	$10,000
Contingency at 15%	$107,589
Total	$824,849

Accounting and Audit Plan

Wolverine intends to continue to have its outside consultant assist in the preparation of Wolverine’s quarterly and annual financial statements and have these financial statements reviewed or audited by Wolverine’s independent auditor.  Wolverine’s outside consultant is expected to charge Wolverine approximately $67,500 to prepare Wolverine’s quarterly financial statements and approximately $22,500 to prepare Wolverine’s annual financial statements.  Wolverine’s independent auditor is expected to charge approximately $15,000 to review Wolverine’s quarterly financial statements and approximately $15,000 to audit Wolverine’s annual financial statements.  In the next twelve months, Wolverine anticipates spending approximately $120,000 to pay for its accounting and audit requirements.

SEC Filing Plan

Wolverine intends to become a reporting company in 2008 after its registration statement is declared effective.  This means that Wolverine will file documents with the US Securities and Exchange Commission on a quarterly basis.  Wolverine expects to incur filing costs of approximately $4,000 per quarter to support its quarterly and annual filings.  In the next 12 months, Wolverine anticipates spending approximately $16,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of Wolverine’s common stock.

Competitive Conditions

The mineral exploration business is an extremely competitive industry.  Wolverine is competing with many other mineral exploration companies.  As a junior mineral exploration company, Wolverine competes with other junior companies for financing and joint venture partners.  Additionally, Wolverine competes for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for Wolverine’s exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane.  All of these types of materials are readily available in Goose Bay, Labrador, Canada from a variety of suppliers.  Infrastructure required for exploration, advanced exploration and even mining are readily available given the proximity of the Labrador Claims to Goose Bay, which has an international airport and a number of exploration outfitters and supply stores, open all year round.

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Government Approvals and Regulations

Wolverine will be required to comply with all regulations defined in the Mineral Act for the Province of Newfoundland and Labrador.  The Act is well defined by the Province of Newfoundland and Labrador and is available from Wolverine upon request.

The effect of these existing regulations on Wolverine’s business is that it is able to carry out its exploration program as Wolverine has described in this prospectus.  However, it is possible that a future government could change the regulations that could limit Wolverine’s ability to explore the Labrador Claims, but management believes this is highly unlikely.

Employees

Wolverine does not have any employees other than Mr. Costerd.  Wolverine intends to retain the services of independent geologists, prospectors and consultants on a contract basis to conduct the exploration programs on the Labrador Claims.

Description of Property

Wolverine’s executive offices are located at 4055 MacLean Road, Quesnel, British Columbia, Canada, V2J 6V5. Wolverine’s President, Lee Costerd, currently provides this space to Wolverine free of charge. This space may not be available to Wolverine free of charge in the future.  Wolverine’s administrative office is located at 1450 Palmerston Avenue, West Vancouver, British Columbia, V7T 1H7.  Wolverine is renting the administrative office for $1,000 per month.

Wolverine has mineral claims located in central Labrador, Canada as described in the section “Description of Business”.

Legal Proceedings

Wolverine has no legal proceedings that have been or are currently being undertaken for or against Wolverine nor are any contemplated.

SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.  Wolverine will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company Wolverine will file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless Wolverine has the requisite number of shareholders it is only obliged to report to the SEC for one year.

You may read and copy any materials Wolverine files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since Wolverine is an electronic filer, the easiest way to access its reports is through the SEC’s Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for Wolverine’s common stock.  Wolverine anticipates applying for trading of its common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part.  However, Wolverine can provide no assurance that its shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Wolverine has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to Wolverine common stock, with the exception of the warrants being issued as part of the units in this offering.

As of July 10, 2008 Wolverine had 68,630,000 shares of its common stock outstanding of which 64,630,000 shares are owned by non-affiliate shareholders and 4,000,000 shares are owned by Wolverine’s sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations and the “shell company” trading restrictions described in the paragraph below, there are a total of 67,530,000 shares of Wolverine’s common stock that can be sold pursuant to Rule 144 as follows:

•	4,000,000 shares of Wolverine’s common stock owned by Lee Costerd since October 3, 2006.
•	2,750,000 shares of Wolverine’s common stock owned by 12 non-affiliates since December 13, 2006.
•	2,150,000 shares of Wolverine’s common stock owned by 20 non-affiliates since July 31, 2007.
•	36,600,000 shares of Wolverine’s common stock owned by 17 non-affiliates since August 28, 2007.
•	1,600,000 shares of Wolverine’s common stock owned by 10 non-affiliates since September 30, 2007.
•	4,000,000 shares of Wolverine’s common stock owned by 20 non-affiliates since October 30, 2007
•	1,100,000 shares of Wolverine’s common stock owned by two non-affiliates since November 30, 2007.
•	6,890,000 shares of Wolverine’s common stock owned by 25 non-affiliates since December 30, 2007.
•	2,550,000 shares of Wolverine’s common stock owned by 10 non-affiliates since January 31, 2008.
•	2,000,000 shares of Wolverine’s common stock owned by eight non-affiliates since March 7, 2008.
•	2,890,000 shares of Wolverine’s common stock owned by 19 non-affiliates since March 8, 2008.
•	1,000,000 shares of Wolverine’s common stock owned by 10 non-affiliates since April 5, 2008.

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Rule 144 Shares

Subject to Wolverine’s status as a “shell company” as defined by the SEC and discussed below, under Rule 144 a shareholder, including an affiliate of Wolverine, may sell shares of common stock after at least six months have elapsed since such shares were acquired from Wolverine or an affiliate of Wolverine.  Rule 144 further restricts the number of shares of common stock which may be sold within any 90 day period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Wolverine, and who has not been an affiliate of Wolverine for 90 days prior to the sale, and who has beneficially owned shares acquired from Wolverine or an affiliate of Wolverine for more than one year may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

If Wolverine is classified as a “shell company” for having (1) no or nominal operations and (2) no or nominal assets, then Rule 144 will not be available to the shareholders of Wolverine and they would not be able to sell their shares until Wolverine is no longer classified as a “shell company” or the shares are registered.  Shareholders would only be able to rely on Rule 144 and to sell their shares (a) once the shares are registered or (b) one year after Wolverine files the required information once it ceases to be a “shell company”.

Holders of Wolverine’s Common Stock

As of July 10, 2008 Wolverine had 132 holders of its common stock.

Equity Compensation Plans

Wolverine has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

Wolverine has not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in Wolverine’s articles of incorporation or bylaws that restrict Wolverine from declaring dividends.  The Nevada Revised Statutes, however, do prohibit Wolverine from declaring dividends where, after giving effect to the distribution of the dividend:

1.	Wolverine would not be able to pay its debts as they become due in the usual course of business; or

2.
Wolverine’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Wolverine has not declared any dividends.  Wolverine does not plan to declare any dividends in the foreseeable future.

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Financial Statements

Wolverine Exploration Inc.
(An Exploration Stage Company)

May 31, 2007

Page - 27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Wolverine Exploration Inc.

We have audited the accompanying balance sheets of Wolverine Exploration Inc. (an exploration stage company) as of May 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from inception (February 23, 2006) through May 31, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolverine Exploration Inc. as of May 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended and for the period from inception (February 23, 2006) through May 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 3, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

/s/Mendoza Berger & Company, LLP
Irvine, California
January 8, 2008

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
MAY 31, 2006 AND 2007

	2006	2007

ASSETS

Current assets:

Cash	$36,836	$10,366
Accounts receivable	125	-
Prepaid expenses	-	27,674

Total current assets	36,961	38,040

Unproved mineral properties	-	348,221

Total assets	$36,961	$386,261

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$14,494	$17,423
Note payable to related party	-	28,414
Due to related parties	4,694	98,077

Total current liabilities	19,188	143,914

Commitments and contingencies

Stockholders' equity:
Common stock; authorized 200,000,000; $0.001 par value; 7,350,000 and
52,300,000 shares issued, outstanding and subscribed at May 31, 2006 and 2007	7,350	52,300
Additional paid in capital	30,150	434,700
Deficit accumulated during the exploration stage	(19,727)	(244,653)

Total stockholders' equity	17,773	242,347

Total liabilities and stockholders' equity	$36,961	$386,261

The accompanying notes are an integral part of these financial statements

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	From February 23, 2006 (Inception) to May 31, 2006	Year Ended May 31, 2007	From February 23, 2006 (Inception) to May 31, 2007

Operating expenses:

Administrative	$-	$10,000	$10,000
Automobile	-	252	252
Bank charges and interest	39	597	636
Consulting fees	17,833	171,124	188,957
Entertainment and promotion	-	544	544
Exploration and development costs	-	15,896	15,896
Office	-	236	236
Professional fees	-	13,264	13,264
Regulatory	500	625	1,125
Rent	1,362	7,043	8,405
Telephone	-	2,262	2,262
Travel	-	412	412
Foreign exchange (gain) loss	(7)	2,671	2,664

Net loss for the period	$19,727	$224,926	$244,653

Net loss per share:
Basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding:
Basic and diluted	2,448,980	17,320,137

The accompanying notes are an integral part of these financial statements

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM FEBRUARY 23, 2006 (INCEPTION) TO MAY 31, 2007

							Deficit
	Common Stock Issued			Common Stock Subscribed			Accumulated
			Additional			Additional	During the
	Number of		Paid-in	Number of		Paid-in	Exploration
	Shares	Amount	Capital	Shares	Amount	Capital	Stage	Total

Balance at February 23, 2006 (Inception)	-	$-	$-	-	$-	$-	$-	$-

Common stock issued for cash	4,000,000	4,000	-	-	-	-	-	4,000
Common stock subscribed	-	-	-	3,350,000	3,350	30,150	-	33,500
Net loss for the period	-	-	-	-	-	-	(19,727)	(19,727)

Balance at May 31, 2006	4,000,000	4,000	-	3,350,000	3,350	30,150	(19,727)	17,773

Common stock subscriptions refunded	-	-	-	(900,000)	(900)	(8,100)	-	(9,000)
Common stock issued from subscriptions	2,450,000	2,450	22,050	(2,450,000)	(2,450)	(22,050)		-
Common stock issued for cash	11,750,000	11,750	105,750	-	-	-	-	117,500
Common stock issued for purchase of interest in mineral properties	34,000,000	34,000	306,000	-	-	-	-	340,000
Common stock subscribed	-	-	-	100,000	100	900	-	1,000
Net loss for the year	-	-	-	-	-	-	(224,926)	(224,926)

Balance at May 31, 2007	52,200,000	$52,200	$433,800	100,000	$100	$900	$(244,653)	$242,347

The accompanying notes are an integral part of these financial statements

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	From February 23, 2006 (Inception) to May 31, 2006	Year Ended May 31, 2007	From February 23, 2006 (Inception) to May 31, 2007

Cash flows from operating activities:

Net loss	$(19,727)	$(224,926)	$(244,653)

Changes in operating assets and liabilities:
Accounts receivable	(125)	125	-
Prepaid expenses	-	(1,574)	(1,574)
Accounts payable	14,494	2,929	17,423
Due to related parties	4,694	93,383	98,077

Net cash used in operating activities	(664)	(130,063)	(130,727)

Cash flows from investing activities:

Acquisition of unproved mineral properties	-	(321)	(321)

Net cash used in investing activities	-	(321)	(321)

Cash flows from financing activities:

Payment on note payable to related party	-	(5,586)	(5,586)
Cash paid on refund of common stock subscribed	-	(11,000)	(11,000)
Cash from issuance of common stock	37,500	120,500	158,000

Net cash provided by financing activities	37,500	103,914	141,414

Increase (decrease) in cash during the period	36,836	(26,470)	10,366

Cash, beginning of period	-	36,836	-

Cash, end of period	$36,836	$10,366	$10,366

Supplemental disclosure of non-cash investing and financing activities:
Cash paid during the period
Taxes	$-	$-	$-
Interest	$-	$-	$-

Non-cash investing and financing transactions:
Refundable deposits	$-	$26,100	$26,100
Acquisition of unproved mineral properties	$-	$347,900	$347,900
Note payable to related party	$-	$(34,000)	$(34,000)
Issuance of common stock	$-	$(340,000)	$(340,000)

The accompanying notes are an integral part of these financial statements

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Wolverine Exploration Inc. (“Wolverine”) was incorporated on February 23, 2006, under the laws of the State of Nevada. Wolverine’s principal business is the acquisition and exploration of mineral resources in central Labrador, Canada.  Wolverine has not presently determined whether its properties contain mineral reserves that are economically recoverable.  Wolverine has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean Wolverine.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The Company’s financial statements are based on a number of estimates, including accruals for estimated accounting, auditing, legal and administrative expenses.

Cash and Cash Equivalents

Wolverine considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.  At May 31, 2006 and 2007, the Company did not have any cash equivalents.

Long-lived Assets

At May 31, 2006 and 2007, the Company’s only long-lived assets were its mineral properties.  Mineral properties whose costs are individually significant are assessed individually.  Where it is not practicable to assess individually, such properties may be grouped for an assessment of impairment.  Impairment of mineral properties is estimated based on primary lease terms, geologic data and average holding periods.  The Company’s mineral properties are evaluated quarterly for the possibility of potential impairment. The Company has no other long-lived assets and has not recognized any impairment losses with respect to its mineral properties.  See related disclosures under the caption “Mineral Property Costs.”

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Mineral Property Costs

The Company has been in the exploration stage since its inception on February 23, 2006 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Asset Retirement Obligations

SFAS No. 143 (“SFAS 143”), Accounting for Asset Retirement Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.    Specifically, SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.  At May 31, 2006 and 2007, the Company did not have any asset retirement obligations.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Foreign currency transactions are primarily undertaken in Canadian dollars.  The Company has not to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Comprehensive Income (Loss)

Comprehensive income (loss) reflects changes in equity that results from transactions and economic events from non-owner sources.  At May 31, 2006 and 2007 the Company had no items that represented comprehensive income (loss) other than net loss and therefore, did not include a schedule of comprehensive income (loss) in the financial statements.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Financial Instruments

Foreign Exchange Risk

The Company is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar.  The Company does not believe that it has any material risk due to foreign currency exchange.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities.  The fair value of these financial instruments approximate their carrying values due to their short maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. At May 31, 2006 and 2007, the Company had approximately $37,000 and $10,000, respectively in cash that was not insured.  This cash is on deposit with a large chartered Canadian bank.  As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of this financial institution.  The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on its cash.

Income Taxes

Income tax expense is based on pre-tax financial accounting income.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Basic and Diluted Net Income (Loss) Per Common Share (“EPS”)

Basic net income (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period.  Diluted net income per common share includes the potential dilution that could occur upon exercise of the options and warrants to acquire common stock computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares which could have been repurchased by the Company with the proceeds from the exercise of the options and warrants (which were assumed to have been made at the average market price of the common shares during the reporting period).

Potential common shares are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

At May 31, 2006 and 2007, 7,350,000 and 52,300,000 respectively, of the Company’s common stock was issued or subscribed for.  The Company did not have any options or warrants outstanding.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment (“SFAS 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation.  SFAS 123(R) was effective for public companies for the first fiscal year beginning after June 15, 2005, supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and amends SFAS 95, Statement of Cash Flows.  SFAS 123(R) eliminates the option to use APB 25’s intrinsic value method of accounting and requires recording expense for stock compensation based on a fair value based method.

The adoption of SFAS 123(R) did not have a material effect on the Company’s financial condition or results of operations.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for sale and trading securities.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.  We plan to adopt SFAS 159 effective June 1, 2008.  We are in the process of determining the effect, if any, the adoption of SFAS 159 will have on our financial statements.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP was effective for the Company during the third quarter of 2007.  Adoption of this FSP had no impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).   This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008, or June 1, 2009 for the Company. We do not have a defined benefit postretirement plan and thus the Adoption of SFAS 158 is not expected to have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements.   SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company June 1, 2007. Adoption of SFAS 157 is not expected to have a material impact on our condensed financial statements.

In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin SAB No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial statements.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109 (“SFAS 109”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for the Company beginning June 1, 2007. Adoption of FIN 48 is not expected to have a material impact on our financial statements.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.  SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities.  SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year.  SFAS 156 is effective for the Company beginning June 1, 2007.  The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 is not expected to have a material impact on our financial statements.

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.  This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS 156 is effective for the Company beginning June 1, 2007.  We do not expect adoption of SFAS 155 to have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections.  This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so.  SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a “restatement”.  SFAS 154 was effective for fiscal years beginning after December 15, 2005.  The adoption of SFAS 154 did not have a material impact on our financial statements.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from its mineral production and control production costs. Based upon current plans, the Company expects to incur operating losses in future periods.  At May 31, 2007, the Company had working capital deficit of $131,974 and had accumulated losses of $244,653 since inception.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 4 - RELATED PARTY TRANSACTIONS

Due to Related Parties

The following amounts were due to related parties at May 31, 2006 and 2007:

	2006	2007
Due to a relative of the director (a)	$4,361	$467

Consulting fees due to a company controlled by a major shareholder (b)	-	38,081

Consulting fees due to a company controlled by a major shareholder (c)	-	59,529

Consulting fees due to the director (d)	333	-

Total Related Party Payables	$4,694	$98,077

(a)	During the years ended May 31, 2006 and 2007, the Company paid or accrued $3,000 and $17,527 in consulting fees and $1,362 and $3,304 in rent respectively, to a relative of the director.

(b)	During the year ended May 31, 2007, the Company paid or accrued $51,229 in consulting fees to company controlled by a major shareholder of the Company.

(c)	During the year ended May 31, 2007, the Company paid or accrued $92,500 in consulting fees and $3,739 in rent to a company controlled by a major shareholder of the Company.

(d)
During the years ended May 31, 2006 and 2007, the Company paid or accrued $333 and $12,793 respectively, in consulting fees to its director.  During the year ended May 31, 2006, the Company issued 4,000,000 common shares to this director.  (Note 6)

Note Payable to Related Party

On February 28, 2007, the Company issued had a promissory note for $34,000 to a company controlled by a major shareholder as part of the vend-in agreement.  The note is unsecured and payable on demand after May 31, 2007.  The note will not bear interest until it is demanded, once the note is demanded interest will be payable at an annual rate of ten per cent, compounded semi-annually.  At May 31, 2007, the Company was indebted in the amount of $28,414 on this note.   (Notes 5 and 9)

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 5 – UNPROVED MINERAL PROPERTIES

Vend-In Agreement

(a)
On February 27, 2007, the Company entered into a vend-in agreement whereby they agreed to acquire a 90% interest in four mineral licenses in central Labrador, Canada, comprised of 516 mineral claims covering an area of 33,111 acres.  On March 27, 2007 the Company issued a $34,000 promissory note and 34,000,000 in common shares to acquire this 90% interest.  Included in the purchase price is $26,100 in staking security deposits that will be refunded to the Company upon submission and acceptance of a report covering the first year work requirements.    (Notes 4, 6, 7 and 9)

Under the terms of the vend-in agreement, the Company is committed to spend approximately $140,000 (CDN$150,000) on or before March 1, 2008, $187,000 (CDN$200,000) on or before March 1, 2009, and $234,000 (CDN$250,000) on or before March 1, 2010 with the provision that any excess amount spent in one year may be carried forward and applied towards fulfilment of the expenditure requirements of a later year.

(b)	On May 17, 2007, the Company purchased a 90% interest in one mineral license in central Labrador, Canada, comprised of 6 claims covering an area of 371 acres for cash of $321 (CDN$360).

Mineral Exploration Licenses

The mineral exploration licenses on the Companies properties are for a term of five years commencing at various dates from August 18, 2006 to May 17, 2007.  These licenses may be renewed every five years for up to a maximum of twenty years provided annual assessment work is completed and reported, and license renewal fees of $35, $50 and $100 per claim are paid after five, ten and fifteen years respectively. In order to maintain the property in good standing the Company is required to spend from $200 per claim in the first year to $1,200 per claim in the twentieth year.  (Notes 7 and 9)

The Company’s mineral properties are evaluated quarterly for the possibility of potential impairment.  At May 31, 2007, no impairment charges were recorded against our mineral properties.

NOTE 6 - COMMON STOCK

On April 3, 2006, the Company issued 4,000,000 common shares at $0.001 per share for cash of $4,000 to its Director.  (Note 4)

On June 13, 2006 the Company issued 2,750,000 common shares at $0.01 per share by way of private placements for cash of $27,500.

During April and May 2006, 850,000 of the Company’s common shares were subscribed for at $0.01 per share for cash of $8,500.  Subsequent to May 31, 2006, these share subscriptions were cancelled and the $8,500 was refunded to the subscribers.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 6 - COMMON STOCK, continued

On January 31, 2007 the Company issued 2,150,000 common shares at $0.01 per share by way of private placements for total proceeds of $21,500.

On February 26, 2007, the Company increased their authorized shares of common stock from 75,000,000 to 200,000,000.

On February 28, 2007 the Company issued 2,600,000 common shares at $0.01 per share by way of  private placements for cash of $26,000.

On February 28, 2007 the Company issued 34,000,000 common shares at a deemed fair value of $340,000 or $0.01 per share in partial payment for a 90% interest in mineral licences.  (Note 5)

On March 30, 2007 the Company issued 1,600,000 common shares at $0.01 per share by way of private placements for cash of $16,000.

On April 30, 2007 the Company issued 4,000,000 common shares at $0.01 per share by way of private placements for cash of $40,000.

On May 31, 2007 the Company issued 1,100,000 common shares at $0.01 per share by way of private placements for cash of $11,000.

On March 30, 2007, 100,000 of the Company’s common shares were subscribed for at $0.01 per share for cash of $1,000.  (Note 9)

NOTE 7 – COMMITMENTS

Under the terms of the vend-in agreement and the mineral exploration licenses the Company is required to spend the following minimum amounts on exploration:

Future minimum payments	Vend-in Agreement	Mineral Exploration Expenditures*	Mineral Exploration Licences

2008	$140,200	$-	$-
2009	186,933	-	-
2010	233,667	-	-
2011	-	170,764	-
2012	-	195,158	17,076
After 2012	-	6,586,597	73,184

Total future minimum payments	$560,800	$6,952,519	$90,260

*Minimum expenditures required under the terms of the vend-in agreement also qualify as minimum exploration expenditures under the terms of the license agreements.  (Notes 5 and 9)

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 8 – INCOME TAXES

Income tax expense has not been recognized for the period from February 23, 2006 (inception) to May 31, 2006 and the year ended May 31, 2007 and no taxes were payable at May 31, 2006 or 2007, because the Company has incurred net operating losses (“NOL’s”) since its inception.

The Company’s operating losses for the period from February 23, 2006 (inception) to May 31, 2006 and the year ended May 31, 2007, were:

2006	2007
$19,727	$224,926

At May 31, 2006 and 2007 the Company had the following deferred tax assets related to NOL’s.  A 100% valuation allowance has been established as management believes it is more likely than not that the deferred tax assets will not be realized.

	2006	2007
Federal loss carryforwards	$6,707	83,182
Less: valuation allowance	(6,707)	(83,182)
	$-	$-

The Company’s valuation allowance increased during 2006 and 2007 by $6,707 and $76,475 respectively.

The Company had the following NOL carryforwards at May 31:

2006	2007
$19,727	$244,653

The federal NOL’s expire through May 31, 2027.  The Company is a Nevada corporation and is not subject to state taxes.

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2007

NOTE 9 – SUBSEQUENT EVENTS

Unproved Mineral Properties

Subsequent to May 31, 2007, the Company entered into a Geophysical Survey Agreement whereby they contracted for airborne geophysical surveys to be conducted on their mineral properties in central Labrador for a cost of $200,892.  These surveys were conducted subsequent to May 31, 2007 and the survey costs qualify as exploration expenditures under the terms of the Company’s mineral exploration license and vend-in agreement.  (Notes 5 and 7)

Note Payable to Related Party

Subsequent to May 31, 2007, the note payable to a related party in the amount of $28,414 was paid in full.  (Note 4)

Common Stock

On June 30, 2007 the Company issued 6,890,000 common shares at $0.01 per share by way of private placements for cash of $68,900.

On July 31, 2007 the Company issued 2,550,000 common shares at $0.01 per share by way of private placements for cash of $25,500.

On September 7, 2007 the Company issued 2,000,000 common shares at $0.01 per share by way of private placements for cash of $20,000.

On September 8, 2007 the Company issued 1,890,000 common shares at $0.10 per share by way of private placements for cash of $189,000.

On September 8, 2007 the Company issued 1,000,000 common shares at $0.10 per share by way of private placements for cash of $100,000.

On October 5, 2007 the Company issued 1,000,000 common shares at $0.10 per share by way of private placements for cash of $100,000.

On March 30, 2007, 100,000 of the Company’s common shares were subscribed for at $0.01 per share for cash of $1,000.  On November 2, 2007, these share subscriptions were cancelled and the $1,000 refunded to the subscriber.  (Note 6)

Wolverine Exploration Inc.
(An Exploration Stage Company)

February 29, 2008

Page - 45

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	February 29,	May 31,
	2008	2007
	(Unaudited)
ASSETS

Current assets:

Cash	$18,945	$10,366
Accounts receivable	17,144	-
Prepaid expenses and deposit	-	27,674

Total current assets	36,089	38,040

Unproved mineral properties	348,221	348,221

Total assets	$384,310	$386,261

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$91,901	$17,423
Accrued liabilities	2,000	-
Accrued professional fees	24,671	-
Note payable to related party	-	28,414
Due to related parties	9,794	98,077

Total current liabilities	128,366	143,914

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 200,000,000 authorized;
67,830,000 and 52,300,000 issued, outstanding or subscribed
at February 29, 2008 and May 31, 2007, respectively	67,830	52,300
Additional paid in capital	951,570	434,700
Deficit accumulated during the exploration stage	(763,456)	(244,653)

Total stockholders' equity	255,944	242,347

Total liabilities and stockholders' equity	$384,310	$386,261

The accompanying notes are an integral part of these financial statements

F - 1

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended		From February 23, 2006 (Inception) to
	February 29,	February 28,	February 29,	February 28,	February 29,
	2008	2007	2008	2007	2008

Operating Expenses:

Administrative	$22,499	$-	$69,187	$-	$79,187
Advertising and promotion	316	282	4,958	282	5,502
Automobile	-	48	2	48	254
Bank charges and interest	175	205	508	310	1,144
Consulting fees	38,571	48,298	127,250	132,188	316,207
Exploration and development costs	12,310	9,379	217,469	9,379	233,365
Office	603	129	1,117	129	1,353
Professional fees	35,025	6,028	75,681	6,028	88,945
Regulatory	2,698	225	3,225	225	4,350
Rent	3,025	848	9,026	3,393	17,431
Telephone	517	733	2,411	733	4,673
Travel	78	-	164	-	576
Foreign exchange loss (gain)	889	(100)	7,805	(1,218)	10,469

Net loss for the period	$116,706	$66,075	$518,803	$151,497	$763,456

Net loss per share:
Basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average number of shares outstanding:
Basic and diluted	67,584,945	7,849,444	64,041,241	6,991,575

The accompanying notes are an integral part of these financial statements

F - 2

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM FEBRUARY 23, 2006 (INCEPTION) TO FEBRUARY 29, 2008
(UNAUDITED)

							Deficit
	Common Stock Issued			Common Stock Subscribed			Accumulated
			Additional			Additional	During the
	Number of		Paid-in	Number of		Paid-in	Exploration
	Shares	Amount	Capital	Shares	Amount	Capital	Stage	Total

Balance at February 23, 2006 (Inception)	-	$-	$-	-	$-	$-	$-	$-

Common stock issued for cash	4,000,000	4,000	-	-	-	-	-	4,000
Common stock subscribed	-	-	-	3,350,000	3,350	30,150	-	33,500
Net loss for the period	-	-	-	-	-	-	(19,727)	(19,727)

Balance at May 31, 2006	4,000,000	4,000	-	3,350,000	3,350	30,150	(19,727)	17,773

Subscribed common stock issued	2,500,000	2,500	22,500	(2,500,000)	(2,500)	(22,500)	-	-
Common stock issued for cash	5,000,000	5,000	45,000	-	-	-	-	50,000
Common stock subscriptions refunded	-	-	-	(600,000)	(600)	(5,400)	-	(6,000)
Common stock subscribed	-	-	-	200,000	200	1,800	-	2,000
Common stock issued for interest in mineral properties	34,000,000	34,000	306,000	-	-	-	-	340,000
Net loss for the nine months ended February 28, 2007	-	-	-	-	-	-	(151,497)	(151,497)

Balance at February 28, 2007	45,500,000	45,500	373,500	450,000	450	4,050	(171,224)	252,276

Common stock subscriptions refunded	-	-	-	(450,000)	(450)	(4,050)	-	(4,500)
Common stock issued for cash	6,700,000	6,700	60,300	-	-	-	-	67,000
Common stock subscribed	-	-	-	100,000	100	900	-	1,000
Net loss for the three months ended May 31, 2007	-	-	-	-	-	-	(73,429)	(73,429)

Balance at May 31, 2007	52,200,000	52,200	433,800	100,000	100	900	(244,653)	242,347

Common stock issued for cash	15,330,000	15,330	488,070	-	-	-	-	503,400
Common stock subscriptions refunded	-	-	-	(100,000)	(100)	(900)	-	(1,000)
Common stock subscribed	-	-	-	300,000	300	29,700	-	30,000
Net loss for the nine months ended February 29, 2008	-	-	-	-	-	-	(518,803)	(518,803)

Balance at February 29, 2008	67,530,000	$67,530	$921,870	300,000	$300	$29,700	$(763,456)	$255,944

The accompanying notes are an integral part of these financial statements

F - 3

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended		From February 23, 2006 (Inception) to
	February 29, 2008	February 28, 2007	February 29, 2008

Cash flow from operating activities:
Net loss	$(518,803)	$(151,497)	$(763,456)

Changes in operating assets and liabilities:
Accounts receivable	(17,144)	125	(17,144)
Prepaid expenses and deposit	27,674	-	26,100
Accounts payable	74,478	(12,785)	91,901
Accrued professional fees	24,671	900	24,671
Accrued regulatory fees	2,000	-	2,000
Due to related parties	(88,283)	129,145	9,794

Net cash used in operating activities	(495,407)	(34,112)	(626,134)

Cash flows used in investing activities:

Acquisition of unproved mineral properties	-	-	(321)

Net cash used in investing activities	-	-	(321)

Cash flows from financing activities:

Payment on note payable to related party	(28,414)	(5,586)	(34,000)
Cash paid on refund of common stock subscribed	(1,000)	(6,000)	(12,000)
Cash from common stock issued or subscribed	533,400	52,000	691,400

Net cash provided by financing activities	503,986	40,414	645,400

Increase in cash during the period	8,579	6,302	18,945

Cash, beginning of period	10,366	36,836	-

Cash, end of period	$18,945	$43,138	$18,945

Supplemental disclosure of non-cash investing and financing activities:
Cash paid during the period
Taxes	$-	$-	$-
Interest	$-	$-	$-

Non-cash investing and financing transactions:
Acquisition of unproved mineral properties	$-	$374,000	$374,000
Note payable to related party	$-	$(34,000)	$(34,000)
Issuance of common stock	$-	$(340,000)	$(340,000)

The accompanying notes are an integral part of these financial statements

F - 4

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Wolverine Exploration Inc. (“Wolverine”) was incorporated on February 23, 2006, under the laws of the State of Nevada. Wolverine’s principal business is the acquisition and exploration of mineral resources in central Labrador, Canada.  Wolverine has not presently determined whether its properties contain mineral reserves that are economically recoverable.  Wolverine has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (SFAS) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean Wolverine.

Basis of Presentation

The unaudited financial statements included herein have been prepared in conformity with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended May 31, 2007.  In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended February 29, 2008 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the year ended May 31, 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain prior period amounts in the accompanying financial statements have been reclassified to conform to the current period’s presentation. These reclassifications had no effect on the results of operations or financial position for any period presented.

Long-lived Assets

At February 29, 2008, the Company’s only long-lived assets were its mineral properties.  Mineral properties whose costs are individually significant are assessed individually.  Where it is not practicable to assess individually, such properties may be grouped for an assessment of impairment.  Impairment of mineral properties is estimated based on primary lease terms, geologic data and average holding periods.  The Company’s mineral properties are evaluated quarterly for the possibility of potential impairment. The Company has no other long-lived assets and has not recognized any impairment losses with respect to its mineral properties.  See related disclosures under the caption “Mineral Property Costs.”
F - 5

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Mineral Property Costs

The Company has been in the exploration stage since its inception on February 23, 2006 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (EITF) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Asset Retirement Obligations

SFAS No. 143 (SFAS 143), Accounting for Asset Retirement Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.    Specifically, SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.  At February 29, 2008, the Company did not have any asset retirement obligations.

Financial Instruments

Foreign Exchange Risk

The Company is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar.  The Company does not believe that it has any material risk due to foreign currency exchange.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities.  The fair value of these financial instruments approximate their carrying values due to their short maturities.

F - 6

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Financial Instruments, continued

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. At February 29, 2008, the Company had approximately $19,000 in cash that was not insured.  This cash is on deposit with a large chartered Canadian bank.  As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of this financial institution.  The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on its cash.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155 (SFAS 155) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.  This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS 156 was effective for the Company beginning June 1, 2007.  The adoption of SFAS 155 did not have a material impact on our financial statements.

In March 2006, the FASB issued SFAS No. 156 (SFAS 156), Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.  SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities.  SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year.  SFAS 156 was effective for the Company beginning June 1, 2007.  The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 did not have a material impact on our financial statements.

F - 7

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In July 2006, the FASB issued FASB Interpretation No. 48 (Interpretation No. 48 or FIN 48), Accounting for Uncertainty in Income Taxes. Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Interpretation No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation No. 48 was effective for the Company beginning June 1, 2007.

The Company adopted the provisions of FIN 48 on June 1, 2007. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The adoption of FIN 48 had an immaterial impact on the Company’s financial position and did not result in unrecognized tax benefits being recorded. Accordingly, no corresponding interest or penalties have been accrued. The Company is required to file income tax returns in the U.S. federal and state jurisdictions. There are currently no federal or applicable state income tax examinations underway for these jurisdictions. The Company does have prior year net operating losses which remain open for examination.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 was effective for the Company on June 1, 2007.  The adoption of SFAS 157 did not have a significant impact on our financial statements.

In June 2007, the EITF of the FASB reached a consensus on Issue No. 07-3 (EITF 07-3), Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities.  EITF 07-3 requires that non-refundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized. As the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided, the deferred amounts would be recognized as an expense. This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2007 and earlier application is not permitted. This consensus is to be applied prospectively for new contracts entered into on or after the effective date. We plan to adopt EITF 07-3 on June 1, 2008. The adoption of EITF 07-3 is not expected to have a material impact on our financial statements.

In February 2008 the FASB staff issued Staff Position No. 157-2 (FSP FAS 157-2) Effective date of FASB Statement No.157.  FSP FAS 157-2 delayed the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis.  The provisions of FSP FAS 157-2 will be effective for the Company on June 1, 2009.

F - 8

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161 (SFAS 161), Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 133).   This statement is intended to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The provisions of SFAS 161 are effective for fiscal years beginning after November 15, 2008.  SFAS 161 will be effective for the Company on June 1, 2009.  The Company is currently evaluating the impact adoption of SFAS 161 may have on its financial statement disclosures.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from its mineral production and control production costs. Based upon current plans, the Company expects to incur operating losses in future periods.  At February 29, 2008, the Company had working capital deficit of $92,277 and had accumulated losses of $763,456 since inception.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

F - 9

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 4 - RELATED PARTY TRANSACTIONS

Due to Related Parties

The following amounts were due to related parties at February 29, 2008 and May 31, 2007:

	February 29, 2008	May 31, 2007
Due to a relative of the director (a)	$-	$467

Consulting fees due to a company controlled by a major shareholder (b)	9,794	59,529

Consulting fees due to the director (c)	-	-

Consulting fees due to a company controlled by a major shareholder (d)	-	38,081

Total due to related parties	$9,794	$98,077

(a)
During the nine months ended February 29, 2008 and February 28, 2007, the Company paid or accrued $0 and $14,527 in consulting fees and $0 and $3,393 in rent respectively, to a relative of the director.

(b)
During the nine months ended February 29, 2008 and February 28, 2007, the Company paid or accrued $92,201 and $65,650 in consulting fees and $9,026 and $0 in rent respectively, to a company controlled by a major shareholder of the Company.  (Note 7)

(c)	During the nine months ended February 29, 2008 and February 28, 2007, the Company paid or accrued $20,780 and $7,066 respectively, in consulting fees to its director. (Note 6)

(d)	During the nine months ended February 29, 2008 and February 28, 2007, the Company paid or accrued $0 and $40,728 in consulting fees to a company controlled by a major shareholder of the Company.

(e)	During the nine months ended February 29, 2008 and February 28, 2007, the Company paid $0 and $5,128 in professional fees to a company controlled by a major shareholder of the Company.

Note Payable to Related Party

At February 29, 2008 and May 31, 2007 the Company had a note payable to a company controlled by two major shareholders in the amounts of $0 and $28,414, respectively.  (Note 5)

F - 10

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 5 – UNPROVED MINERAL PROPERTIES

Vend-In Agreement

(a)
On February 27, 2007, the Company entered into a vend-in agreement whereby they agreed to acquire a 90% interest in four mineral licenses in central Labrador, Canada, comprised of 516 mineral claims covering an area of 33,111 acres.  On March 27, 2007 the Company issued a $34,000 promissory note and 34,000,000 in common shares to acquire this 90% interest.  The purchase price included a total of $26,100 in staking security deposits.  These deposits were refunded to the Company in February 2008.  (Notes 4, 6 and 7)

Under the terms of the vend-in agreement, the Company is committed to spend approximately $153,000 (CDN$150,000) on or before March 1, 2008 (spent), $204,000 (CDN$200,000) on or before March 1, 2009, and $255,000 (CDN$250,000) on or before March 1, 2010 with the provision that any excess amount spent in one year may be carried forward and applied towards fulfilment of the expenditure requirements of a later year.

(b)	On May 17, 2007, the Company purchased a 90% interest in one mineral license in central Labrador, Canada, comprised of 6 claims covering an area of 371 acres for cash of $321.

Mineral Exploration Licenses

The mineral exploration licenses on the Company’s properties are for a term of five years commencing at various dates from August 18, 2006 to May 17, 2007.  These licenses may be renewed every five years for up to a maximum of twenty years provided annual assessment work is completed and reported, and license renewal fees of $36 (CDN$35), $51 (CDN$50) and $102 (CDN$100) per claim are paid after five, ten and fifteen years respectively. In order to maintain the property in good standing the Company is required to spend from $204 (CDN$200) per claim in the first year to $1,225 (CDN$1,200) per claim in the twentieth year.

At February 29, 2008, the Company had spent $233,365 on qualified exploration and development expenditures.  These expenditures qualify as exploration expenditures under the terms of the Company’s mineral exploration license and vend-in agreement.

The Company’s mineral properties are evaluated quarterly for the possibility of potential impairment.  At February 29, 2008, no impairment charges were recorded against our mineral properties.

F - 11

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 6 - COMMON STOCK (Note 8)

On June 30, 2007 the Company issued 6,890,000 common shares at $0.01 per share by way of private placements for cash of $68,900.

On July 31, 2007 the Company issued 2,550,000 common shares at $0.01 per share by way of private placements for cash of $25,500.

On September 7, 2007 the Company issued 2,000,000 common shares at $0.01 per share by way of private placements for cash of $20,000.

On September 8, 2007 the Company issued 2,890,000 common shares at $0.10 per share by way of private placements for cash of $289,000.

On October 5, 2007 the Company issued 1,000,000 common shares at $0.10 per share by way of private placements for cash of $100,000.

On March 30, 2007, 100,000 of the Company’s common shares were subscribed for at $0.01 per share for cash of $1,000.  On November 2, 2007, these share subscriptions were cancelled and the $1,000 refunded to the subscriber.

On February 5, 2008 100,000 common shares were subscribed for at $0.10 per share by way of private placement for cash of $10,000.

On February 6, 2008 100,000 common shares were subscribed for at $0.10 per share by way of private placement for cash of $10,000.

On February 29, 2008 100,000 common shares were subscribed for at $0.10 per share by way of private placement for cash of $10,000.

NOTE 7 – COMMITMENTS

Mineral Property Commitments

Under the terms of the vend-in agreement and the mineral exploration licenses the Company is required to spend the following minimum amounts on exploration:

Future minimum payments	Vend-in Agreement	Mineral Exploration Expenditures*	Mineral Exploration Licenses

2009	$-	$-	$-
2010	123,850	-	-
2011	255,154	-	-
2012	-	119,005	12,717
2013	-	285,773	5,930
After 2013	-	6,974,280	79,914

Total future minimum payments	$379,004	$7,379,058	$98,561

*Minimum expenditures required under the terms of the vend-in agreement also qualify as minimum exploration expenditures under the terms of the license agreements.  (Note 5)

F - 12

WOLVERINE EXPLORATION INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
NOTE 7 – COMMITMENTS, continued

Consulting Commitment

On January 31, 2007, the Company entered into a consulting agreement with a company controlled by a major shareholder.  Under the terms of the contract the Company has agreed to pay $10,000 per month for three years and one month, commencing on February 1, 2007.  The contract automatically renews after one year and can be cancelled at anytime upon agreement by both parties.  The Company has the following future obligations under this contract at February 29, 2008:

Future minimum payments

2009	$120,000
2010	120,000

Total future minimum payments	$240,000

NOTE 8 – SUBSEQUENT EVENT

Shares Subscribed

Subsequent to February 29, 2008, a total of 800,000 of the Company’s common shares were subscribed for at $0.10 per share by way of private placements for cash of $80,000 to eight investors. (Note 6)

F - 13

Management’s Discussion and Analysis of Financial Condition

General

This discussion should be read in conjunction with the May 31, 2007 audited financial statements, the February 29, 2008 unaudited financial statements, the notes, and the tables included elsewhere in this registration statement.  Management’s discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance.  However, future performance involves risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.  See “Forward-looking Statements” below for more details.

Wolverine’s principal business is the acquisition and exploration of base and precious metal mineral properties.  Wolverine is focused on exploration of the Labrador Claims.  Wolverine has not presently determined whether the Labrador Claims contain mineral reserves that are economically recoverable.  Wolverine has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.

Critical Accounting Policies and Estimates

An appreciation of Wolverine’s critical accounting policies is necessary to understand its financial results.  These policies may require that Wolverine to make difficult and subjective judgments regarding uncertainties; as a result, the estimates may significantly impact its financial results.  The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes.  Other than its accounting for mineral property costs, Wolverine’s critical accounting policies do not involve the choice between alternative methods of accounting.  Wolverine has applied its critical accounting policies and estimation methods consistently.

Financial Instruments

Concentration of Credit Risk

Financial instruments that potentially subject Wolverine to significant concentrations of credit risk consist principally of cash.

At February 29, 2008, Wolverine had approximately $19,000 in cash that was not insured.  Wolverine’s cash is on deposit with a major chartered Canadian bank.  As part of Wolverine’s cash management process, management performs periodic evaluations of the relative credit standing of these financial institutions.  Wolverine has not suffered any losses of cash and management does not believe that Wolverine’s cash is exposed to any significant credit risk.

Revenue Recognition

Wolverine will record revenues from the sale of minerals when pervasive evidence of an arrangement exists, delivery to the customer has occurred, risk of ownership or title has transferred, and collectibility is reasonably assured.

Interest income is recognized at the end of each month.

Unproved Mineral Property Costs and Exploration and Development Costs

Wolverine has been in the exploration stage since inception on February 23, 2006 and has not yet realized any revenues from its operations.  Wolverine is primarily engaged in the acquisition and exploration of mineral exploration properties.  Wolverine expenses mineral property exploration costs as they are incurred.  Mineral property acquisition costs are initially capitalized, when incurred, using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, whether Mineral Rights are Tangible or Intangible Assets.  Wolverine assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.  During the nine month period ended February 29, 2008, Wolverine did not have any mineral property acquisition costs.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Long-Lived Assets

Wolverine accounts for long-lived assets under SFAS Nos. 142 and 144, Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets.  In accordance with SFAS 142 and 144, Wolverine reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Wolverine recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.  Wolverine’s only long-lived assets are its unproven mineral interests in the Labrador Claims.  At February 29, 2008, Wolverine had no impairment losses with respect to its unproven mineral interests.

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Asset Retirement Obligations

Wolverine will record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, or normal use of its long-lived assets.  Wolverine will record a corresponding asset and will amortize it over the life of the asset.  Wolverine will adjust the obligation at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).  At February 29, 2008 Wolverine had no asset retirement obligations.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 (“SFAS 155”) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.  This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS 156 was effective for Wolverine beginning June 1, 2007.  The adoption of SFAS 155 did not have a material impact on Wolverine’s financial statements.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.  SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities.  SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year.  SFAS 156 was effective for Wolverine beginning June 1, 2007.  Wolverine does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 did not have a material impact on its financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48 (“Interpretation No. 48” or “FIN 48”), Accounting for Uncertainty in Income Taxes.  Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Interpretation No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Interpretation No. 48 was effective for Wolverine beginning June 1, 2007.

Wolverine adopted the provisions of FIN 48 on June 1, 2007.  FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS 109.  Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  The adoption of FIN 48 had an immaterial impact on Wolverine’s financial position and did not result in unrecognized tax benefits being recorded.  Accordingly, no corresponding interest or penalties have been accrued.  Wolverine is required to file income tax returns in the U.S. federal and state jurisdictions.  There are currently no federal or applicable state income tax examinations underway for these jurisdictions.  Wolverine does have prior year net operating losses that remain open for examination.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value.  The adoption of SFAS 157 did not have a material impact on Wolverine’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for-sale and trading securities.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.  Wolverine does not expect the adoption of SFAS 159 to have a material impact on its financial statements as Wolverine did not elect the fair value option for any of its financial assets or liabilities.

In June 2007, the EITF of the FASB reached a consensus on Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (“EITF 07-3”). EITF 07-3 requires that non-refundable advance payments for goods or services that will be used or rendered for future research and development activities must be deferred and capitalized.  As the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided, the deferred amounts must be recognized as an expense.  This issue is effective for financial statements issued for fiscal years beginning after December 15, 2007 and earlier application is not permitted.  This consensus is to be applied prospectively for new contracts entered into on or after the effective date.  Wolverine does not expect the adoption of EITF 07-03 to have a material effect on its unaudited financial statements.

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In February 2008 the FASB staff issued Staff Position No. 157-2 (“FSP FAS 157-2”) Effective date of FASB Statement No.157.  FSP FAS 157-2 delayed the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis.  The provisions of FSP FAS 157-2 will be effective for Wolverine on June 1, 2009.

In March 2008, the FASB issued SFAS No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (“SFAS 133”). This statement is intended to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  The provisions of SFAS 161 are effective for fiscal years beginning after November 15, 2008.  SFAS 161 will be effective for Wolverine on June 1, 2009.  Wolverine is currently evaluating the impact adoption of SFAS 161 may have on its financial statement disclosures.

Foreign Currency Translation

Wolverine’s functional and reporting currency is the United States dollar.  Wolverine determined that its functional currency is the United States dollar for the following reasons:

•	Wolverine’s current and future financings are and will be in United States dollars;
•	Wolverine maintains cash holdings primarily in United States dollars;
•	Any potential sales of minerals recovered from the Labrador Claims will be undertaken in United States dollars;
•	Wolverine’s administrative expenses are undertaken in United States dollars;
•	All of Wolverine’s cash flows are generated in United States dollars; and
•	Even though the Labrador Claims are located in Canada, and the exploration expenses are usually billed in Canadian dollars, Wolverine can request that these expenses be billed in United States dollars

Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 53 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Foreign currency transactions are primarily undertaken in Canadian dollars.  Wolverine has not to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Related Party Transactions

Texada Consulting Inc. (Texada), a company controlled by a major shareholder, provides consulting services to Wolverine.  Texada is paid a fee of $10,000 per month plus expenses and rent.

Wolverine’s president and sole director, Lee Costerd, is paid a consulting fee of $2,500 per month, but is not a salaried employee.

During the nine months ended February 29, 2008 related parties billed $112,981 in consulting fees and $9,026 in office rent.  In relation to these fees, Wolverine was indebted to Texada in the amount of $9,794 at February 29, 2008.  The amount due to Texada does not bear interest or have any fixed terms of repayment.

Wolverine does not have any loans or advances payable to its president and sole director, Mr. Costerd.

Results of Operations

Three and Nine Months Ended February 29, 2008

Net Loss.  During the three month period ended February 29, 2008, Wolverine had a net loss of $116,706 or $0.00 per share, which is an increase of $50,631 from its net loss of $66,075 or $0.01 per share for the three month period ended February 28, 2007.  The increase in Wolverine’s loss was primarily due to an increase in professional fees and administration expenses.

During the nine month period ended February 29, 2008, Wolverine had a net loss of $518,803 or $0.01 per share, which is an increase of $367,306 from its net loss of $151,497 or $0.02 per share for the nine month period ended February 28, 2007.  The increase in Wolverine’s loss was primarily due to an increase in exploration costs, professional fees and administration expenses.

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Revenue.  Wolverine has had no operating revenues since its inception on February 23, 2006, through to February 29, 2008.  Wolverine’s activities have been financed from the proceeds of share subscriptions.

Operating Expenses.  Wolverine’s operating expenses increased by $50,631 from $66,075 for the three month period ended February 28, 2007 to $116,706 for the three month period ended February 29, 2008.  The increase was primarily due to: an approximate increase of $29,000 in professional fees and an approximate increase of $22,500 in administrative expenses associated with the preparation of this registration statement.  These costs were offset by an approximate decrease in consulting expenses of $10,000.  Management anticipates that Wolverine’s operating costs will increase over the next 12 months due to increased exploration expenditures.

Wolverine’s operating expenses increased by $367,306 from $151,497 for the nine month period ended February 28, 2007 to $518,803 for the nine month period ended February 29, 2008.  The increase was primarily due to: an approximate increase of $208,000 in exploration and development costs associated with the aerial survey of the Labrador Claims, $70,000 in professional fees and $69,000 in administrative fees associated with the preparation of this registration statement.  Management anticipates that Wolverine’s operating costs will increase over the next 12 months due to increased exploration expenditures.

Year Ended May 31, 2007

Net Loss.  During the year ended May 31, 2007, Wolverine had a net loss of $224,926 or $0.01 per share, which is an increase of $205,199 from its net loss of $19,727 or $0.01 per share for the period from February 23, 2006 (inception) to May 31, 2006.  The increase in Wolverine’s loss was primarily due to increases in consulting fees, professional fees, exploration and development costs and administration expenses.

Revenue.  Wolverine had no operating revenues since its inception on February 23, 2006, through to May 31, 2007.  Wolverine’s activities have been financed from the proceeds of share subscriptions.

Operating Expenses.  Wolverine’s operating expenses increased by $205,199 from $19,727 for the period from February 23, 2006 (inception) to May 31, 2006, to $224,926 for the year ended May 31, 2007.  The increase was primarily due to the increased time of operations from the three and one half month period ended May 31, 2006 to the full year ended May 31, 2007 and the general increase in activity as Wolverine acquired properties and established its business plan.   Approximate increases were incurred of $153,000 in consulting fees for the raising of funds and negotiating of mineral license contracts, $16,000 in exploration and development costs due to preliminary exploration on Wolverine’s properties, $13,000 in professional fees due to negotiating contracts, and $10,000 in administrative expenses for the operation of Wolverine.

Liquidity, Capital Resources and Financial Position

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis  At February 29, 2008, Wolverine had a cash balance of $18,945 and negative cash flows from operations of $495,407 for the nine months ended February 29, 2008.

For the nine months ended February 29, 2008 Wolverine funded its operation through the issuance or subscription of $533,400 in common stock.  From its inception, on February 23, 2006 to February 29, 2008 Wolverine has raised a total of $679,400 from private offerings of its common stock.  Since March 1, 2008 Wolverine has raised an additional $80,000 from private offerings of its common stock.

The notes to Wolverine’s unaudited financial statements as of February 29, 2008, disclose its uncertain ability to continue as a going concern.  Wolverine has not and does not expect to generate any revenues to cover its expenses while it is in the exploration stage and as a result Wolverine has accumulated a deficit of $763,456 since inception.  As of February 29, 2008, Wolverine had $128,366 in current liabilities.  When its current liabilities are offset against its current assets of $36,089 Wolverine is left with a negative working capital of $92,277.  While Wolverine has successfully generated sufficient working capital through the sale of common stock to the date of this filing and management believes that Wolverine can continue to do so for the next year, there are no assurances that Wolverine will succeed in generating sufficient working capital through the sale of common stock to meet its ongoing cash needs.

Net Cash Used In Operating Activities.  Net cash used in operating activities during the nine month period ended February 29, 2008, was $495,407.  This amount was made up of $518,803 to cover operating costs, an increase of $17,144 in accounts receivable and a decrease of $88,283 in due to related parties.  These uses of cash were offset by a decrease in prepaid expenses and deposit of $27,674, increases of $74,478 in accounts payable, $24,671 in accrued professional fees and $2,000 in accrued regulatory fees.

Net Cash Used in Investing Activities.  Wolverine did not have any investing activities during the nine months ended February 29, 2008.

Net Cash Provided By Financing Activities.  During the nine months ended February 29, 2008 Wolverine issued $503,400 in common stock and had a further $30,000 in common stock subscriptions.  This was offset by the rejection and return of subscription funds in the amount of $1,000 and the payment of $28,414 on a note payable to a related party.

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Off-balance sheet arrangements

Wolverine has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.  Wolverine does not have any non-consolidated, special-purpose entities.

Contingencies and Commitments

Wolverine had no contingencies at February 29, 2008.

Wolverine had the following long term commitments at February 29, 2008:

•
On January 31, 2007 Wolverine entered into a consulting agreement with Texada Consulting Inc.  The contract is for a period of three years and one month ending on February 28, 2010.  Under the terms of the agreement Wolverine will pay Texada $10,000 per month plus expenses for consulting services.  The parties may by mutual consent terminate the consulting agreement at anytime for any reason.  Wolverine has agreed not to terminate the consulting agreement without cause prior to February 28, 2010 for any reason whatsoever.  If Wolverine does terminate the consulting agreement without cause it will have to pay liquidated damages to Texada Consulting Inc.  See Exhibit 10.2 – Consulting Agreement for more details.

•
On February 27, 2007 Wolverine entered into a vend-in agreement with Shenin Resources Inc.  Under the terms of the vend-in agreement Wolverine is required to perform minimum exploration work on the Shenin Claims.   In the first year of the agreement, ending March 1, 2008, Wolverine was required to spend CDN$150,000 (US$153,092) in mineral exploration on the Shenin Claims.  By March 1, 2009 an additional CDN$200,000 (US$204,123) must be spent and by March 1, 2010 another CDN$250,000 (US$255,154).  Any extra money spent on exploration in one year may be applied to the minimum payments due in following years.  As of February 29, 2008 Wolverine has spent CDN$228,651 (US$233,365) on exploration and development on the Shenin Claims.  See Exhibit 10.1 – Vend-in Agreement for more details.

•
The government of Newfoundland and Labrador also requires minimum exploration work to be done on the Labrador Claims in order to keep the mineral lease agreements for the claims current.  Wolverine currently holds 522 claims covering 33,482 acres in central Labrador.  Minimum expenditures of $200 CDN per claim in the first year, $250 CDN per claim in the second year, $300 CDN per claim in the third year, $350 CDN per claim in the fourth year, $400 CDN per claim in the fifth year, $600 CDN per claim in each of the sixth through tenth years, $900 CDN per claim in each of the eleventh through fifteenth years and $1,200 CDN per claim in each of the sixteenth through twentieth years of the claim are required.  Exploration expenditures that are applicable to the vend-in agreement are also applicable to the mineral lease agreements with the government of Newfoundland and Labrador.

•
As well, the government of Newfoundland and Labrador require a $25 CDN per claim renewal fee in year five of a claim, $50 CDN per claim renewal fee in year ten of the claim and a $100 CDN per claim renewal fee in year fifteen of a claim.  These fees are not covered by the mineral exploration expenditures incurred on the Labrador Claims and will have to be paid by Wolverine in the respective years.

Contractual Obligations

Wolverine’s commitments under the consulting agreement with Texada, the vend-in agreement with Shenin, and the mineral license agreements with the government of Newfoundland and Labrador are the only contractual obligations that Wolverine has and are as follows:

Contractual Obligations
	Total	Less than 1 year	1 -3 years	3 – 5 years	More than 5 years
Consulting fees	US$ 240,000	US$ 120,000	US$ 120,000	US$ -	US$ -
Exploration expenditures (Vend-in agreement)	379,004(1)	-	379,004	-	-
Exploration expenditures (Mineral lease agreements)	7,379,058	-	-	404,778	6,974,280
Renewal fees	98,561	-	-	18,647	79,914
Total	US$ 8,069,623	US$ 120,000	US$ 499,004	US$ 423,425	US$ 7,054,194
(1)
Under the vend-in agreement, Wolverine is required to spend an aggregate $612,369 in exploration expenditures.  As of February 29, 2008, Wolverine had spent $233,365 in exploration expenditures on the Shenin Claims.

Minimum expenditures required under the terms of the vend-in agreement also qualify as minimum exploration expenditures under the terms of the license agreements.

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In order to maintain the property in good standing with the government of Newfoundland and Labrador over the next 19 years, Wolverine will be required to spend a total of $8,329,988 on exploration and development of the properties, of which Wolverine has already spent $ US$233,365 (CDN$228,651).

Internal and External Sources of Liquidity

To date Wolverine has funded its operations from the sale of its common stock.

Foreign Exchange

Wolverine is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar.  Management does not believe that Wolverine has any material risk due to foreign currency exchange.

Inflation

Management does not believe that inflation will have a material impact on Wolverine’s future operations.

Forward-looking Statements

This registration statement contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties.  Statements that are not historical facts, including statements about management’s beliefs and expectations, are forward-looking statements.  Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions.  These statements include, among others, statements regarding Wolverine’s current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business.  Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made.  Wolverine undertakes no obligation to update any forward-looking statement in light of new information or future events.

Although management believes that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, Wolverine can give no assurance that these expectations, estimates and projections can be achieved.  Management believes the forward-looking statements in this registration statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Factors that could cause actual results to differ materially from Wolverine’s expectations include, but are not limited to:

•	fluctuating prices of mineral resources, including gold and copper,
•	the impact of weather conditions and alternative energy sources on Wolverine’s sales volumes,
•	changes in federal or state laws and regulations to which Wolverine is subject, including tax, environmental, and employment laws and regulations,
•	conditions of the capital markets that Wolverine utilizes to access capital,
•	the ability to raise capital in a cost-effective way,
•	the effect of changes in accounting policies, if any,
•	the ability of Wolverine to manage its growth,
•	the ability to control costs,
•	Wolverine’s ability to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,
•	Wolverine’s ability to obtain governmental and regulatory approval of various expansion or other projects,
•	changes in general economic conditions in the United States and in Canada and changes in the industries in which Wolverine conducts its business,
•	the costs and effects of legal and administrative claims and proceedings against Wolverine,

For a more detailed discussion of these and other risks that may impact Wolverine’s business, see “Risk Factors” beginning on page 7.

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Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on February 23, 2006, there were no disagreements with Wolverine’s accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.  In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within Wolverine’s two most recent fiscal years and the subsequent interim periods.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving Wolverine is as follows:

Name	Age	Positions Held and Tenure
Lee Costerd	55	President, Secretary, Treasurer and Director since February 23, 2006

The sole Director named above will serve until the next annual meeting of the stockholders.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Lee Costerd

Mr. Costerd has acted as Wolverine’s sole Director and Officer since its inception on February 23, 2006.  Mr. Costerd has been involved in the mining industry for the past 20 years.  Mr Costerd was the mine manager for a placer mining operation in British Columbia and a supervisor at a hard rock mining operation also in British Columbia.

Conflicts of Interest

Though Mr. Costerd does not work with any other mineral exploration companies other than Wolverine, he may in the future.  Wolverine does not have any written procedures in place to address conflicts of interest that may arise between its business and the future business activities of Mr. Costerd.

Audit Committee Financial Expert

Wolverine does not have a financial expert serving on an audit committee.  Wolverine does not have an audit committee because it is a start-up exploration company and has no revenue.

Significant Employees and Consultants

Wolverine has no significant employees other than Mr. Costerd who is the sole Director and Officer.

Wolverine entered into a Consulting Agreement dated January 31, 2007 with Texada Consulting Inc. (“Texada”), a private Canadian corporation owned by Deirdre Lynch, a related party.  Texada provides Wolverine with consulting services and receives compensation of $10,000 per month.   See Exhibit 10.1 – Consulting Agreement for more details.

Stephen Balch will act as consulting geophysicist for Wolverine.  Mr. Balch graduated with a B.Sc. (honours), Applied Geophysics, University of Western Ontario in 1985.  Mr. Balch is currently chief geophysicist of Aeroquest International Limited (“Aeroquest”) and was President and a director of Aeroquest between 2004 and 2007.  Aeroquest is an airborne survey company that services the mining, oil & gas, and UXO industries.  Aeroquest trades on the TSX Venture Exchange under the trading symbol AQL.  Mr. Balch is currently President of Balch Exploration Consulting Inc. (“BECI”).  BECI provides consulting services to major mining and junior exploration companies in the areas of geophysical survey design, geophysical interpretation, and data integration.  Between 1995 and 2001 Mr. Balch was senior geophysicist with Inco Limited.  In 2007, Wolverine retained the services of BECI to provide geological consulting services.  Pursuant to the terms of an oral agreement, Wolverine paid BECI $3,000 per month up to March 31, 2008 for providing geological consulting services.  The oral agreement has been modified so that BECI will be retained, if required, on a project-by-project basis for field related activities.  There is no term to this oral agreement and it can be terminated with 30 days’ notice.

For accounting requirements Wolverine utilizes the consulting services of DaCosta Management Corp. of Vancouver, British Columbia, Canada to assist in the preparation of the financial statements in accordance with accounting principles generally accepted in the United States.

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Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Wolverine to become directors or executive officers.

Involvement in Certain Legal Proceedings

(1)
No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

(2)	No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

(3)
No director has been subject to any order, judgement, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

(4)
No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to Wolverine’s Officer for all services rendered in all capacities to Wolverine for the fiscal periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Lee Costerd CEO Feb 2006 - present	2006 2007	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil 12,357 (1)	nil 12,357
(1)	Mr. Costerd received an aggregate $11,815 in management fees and $542 for reimbursement of expenses in the fiscal year ended May 31, 2007.

Wolverine’s director has not received any monetary compensation as a director since Wolverine’s inception to the date of this prospectus. Wolverine currently does not pay any compensation to its director serving on its board of directors.

Stock Option Grants

Wolverine has not granted any stock options to the executive officer since its inception on February 23, 2006.

Employment Agreements

Currently, Wolverine does not have an employment agreement with Lee Costerd.  However, Wolverine pays Mr. Costerd a monthly management fee as consideration for Mr. Costerd acting as the sole officer of Wolverine pursuant to the terms of an oral agreement between the parties.  Wolverine is currently paying Mr. Costerd a management fee of $2,500 per month.  Wolverine also reimburses Mr. Costerd for all reasonable expenses incurred by Mr. Costerd while providing such services to Wolverine.  In the terms and conditions of the oral agreement, there was no specified term of service during which Mr. Costerd has to provide the consulting services.  As a result, either party may terminate the agreement on 30 days’ notice.  Mr. Costerd has received an aggregate $33,964 in management fees and $1,020 for reimbursement of expenses from inception to the date of this prospectus.

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There are no other agreements between Wolverine and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Wolverine or from a change in a named executive officer’s responsibilities following a change in control.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of Wolverine.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering (1)
Common Stock	Lee Costerd 4055 McLean Road Quesnel, British Columbia V2J 6V5 Canada	4,000,000	5.8%
Common Stock	Ralph Biggar PH 1403 819 Hamilton Street Vancouver, British Columbia V6B 6M2 Canada	5,000,000	7.3%
Common Stock	Art Den Duyf 7194 Nancy Green Drive Whistler, British Columbia V0N 1B0 Canada	5,375,000	7.8%
Common Stock	Richard Haderer 103 Huntcroft Place NE Calgary, Alberta T2K 4E6 Canada	5,250,000	7.6%
Common Stock	Deirdre Lynch 1450 Palmerston Ave West Vancouver, British Columbia V7T 1H7 Canada	5,250,000	7.6%
Common Stock	Neil Nichols #307A, 15252-32 Ave Surrey, British Columbia V3S 0R7 Canada	5,250,000 (2)	7.6%
Common Stock	Prote Poker 35 Katshinak Street P.O. Box 57 Natuashish, Newfoundland Labrador A0P 1AO Canada	5,000,000	7.3%
Common Stock	Ng Thian Yew 4462 Cambie Street Vancouver, British Columbia V6B 2Z6 Canada	5,225,000	7.6%
Common Stock	All executive officers and directors as a group	4,000,000	5.8%
(1)	The percent of class is based on 68,630,000 shares of common stock issued and outstanding as of July 10, 2008.
(2)	250,000 of these shares are registered in the name of Tequila Sunset Ltd., which is owned by Neil Nichols.

Each person listed above has full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase Wolverine’s common stock.

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Transactions with Related Persons, Promoters and
Certain Control Persons

(a)           Transactions with Related Persons

During Wolverine’s last three fiscal years, no director, executive officer, security holder, nor any immediate family of such director, executive officer, nor security holder owning 5% or more has had any direct or indirect material interest in any transaction or currently proposed transaction, which Wolverine was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Wolverine’s total assets at year-end for the last two completed fiscal years, except for the following:

1.	Vend-in of Property

On February 28, 2007 Wolverine entered into a Vend-In Agreement with Shenin Resources Inc. for the purchase of a 90% interest in 516 mineral claims located in Labrador Canada.  The purchase price paid to Shenin was $34,000 and the purchase price paid to the prospectors and grubstakers was satisfied by the issuance of 34 million restricted shares of Wolverine’s common stock at a deemed price of $0.01 per share.  Each of the prospectors and grubstakers is a 5% shareholder in Wolverine.  The 34 million shares were issued to the seven prospectors and grubstakers as follow:

a.	Ralph Biggar – 4,000,0000 restricted shares
b.	Arthur Den Duyf – 5,000,000 restricted shares
c.	Richard Haderer – 5,000,000 restricted shares
d.	Deirdre Lynch – 5,000,000 restricted shares
e.	Thain Yew Ng – 5,000,000 restricted shares
f.	Neil Nichols – 5,000,000 restricted shares
g.	Prote Poker – 5,000,000 restricted shares

See Exhibit 10.1 – Vend-in Agreement for more details.

Also, on May 17, 2007, Wolverine paid Richard Haderer an additional $360 for additional mineral claims staked on behalf of Wolverine.  The $360 represented a reimbursement of the staking costs for the additional mineral claims.  The additional mineral claims were staked on behalf of Wolverine pursuant to the terms and conditions of the Vend-In Agreement.  Mr. Haderer is also the president of Shenin.  See Exhibit 10.3 – Additional Property Agreement for more details.

2.	Consulting Agreement with Lee Costerd

Wolverine pays Lee Costerd a management fee of $2,500 per month as consideration for Mr. Costerd acting as the sole officer of Wolverine pursuant to the terms of an oral agreement between the parties.  Wolverine also reimburses Mr. Costerd for all reasonable expenses incurred by Mr. Costerd while providing such services to Wolverine.  In the terms and conditions of the oral agreement, there was no specified term of service during which Mr. Costerd has to provide the consulting services.  As a result, either party may terminate the agreement on 30 days’ notice.  Mr. Costerd has received management fees of $34,984 from inception to February 29, 2008.

3.	Consulting Agreement with Texada Consulting Inc.

On January 31, 2007, Wolverine entered a consulting agreement with Texada Consulting Inc., which is 100% owned by Deidre Lynch, a 5% shareholder of Wolverine.  Pursuant to the terms of the consulting agreement, Texada, through its designated person, Bruce Costerd, provides Wolverine with consulting, management and labor supply services.  For those services, Wolverine pays Texada Consulting Inc. a monthly consulting fee of $10,000, plus any approved reasonable expense claims and any applicable taxes.  Wolverine is also obliged to provide or pay for non-exclusive office space with parking for Texada to provide the services under the agreement.  The term of the consulting agreement is one year and will renew automatically for successive one year terms, unless amended or terminated.  The parties may by mutual consent terminate the consulting agreement at anytime for any reason.  Wolverine has agreed not to terminate the consulting agreement without cause prior to February 28, 2010 for any reason whatsoever.  If Wolverine does terminate the consulting agreement without cause it will have to pay liquidated damages to Texada Consulting Inc.  Finally, Texada will receive a bonus of an issuance of shares of common stock in the capital of Wolverine equal to 5% of the issued and outstanding shares on a non-diluted basis as of the date of the issuance of the bonus shares if Wolverine discovers a major mineral resource deposit on any mineral property that Texada was involved with, which is currently the Labrador Claims.  The payment of the bonus shares will survive the termination of this consulting agreement.  Texada has received consulting fees of $183,850, reimbursement of expenses of $2,363, and rent of $8,688 from inception to February 29, 2008, and has also accrued $9,400 in consulting fees.  See Exhibit 10.2 – Consulting Agreement for more details.

4.	Consulting Agreement with PubCo Services Inc.

From February 2006 to February 2007, Wolverine paid PubCo Services Inc. a total of $51,229 for providing various services to Wolverine in the early stages of Wolverine’s development.  Richard Haderer is the owner of PubCo Services Inc. and a 5% shareholder of Wolverine.  Currently, there is no agreement between Wolverine and PubCo Services Inc. for the provision of any further services or any further payments.  PubCo was and will be, if required, retained on a project-by-project basis.

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5.	Consulting Agreement with Bruce Costerd

From February 2006 to February 2007, Wolverine paid Bruce Costerd, the brother of Lee Costerd, a total of $17,527 in consulting fees and $3,404 for rent payments for providing various services to Wolverine in the early stages of Wolverine’s development.  Currently, there is no agreement between Wolverine and Mr. Costerd for the provision of any further services or any further payments.  Mr. Costerd was and will be, if required, retained on a project-by-project basis.

(b)           Review, approval or ratification of transactions with related persons

Currently Wolverine does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(c)           Promoters and certain control persons

During the past two fiscal years, Lee Costerd has been the only promoter of Wolverine’s business, but Mr. Costerd has not received anything of value from Wolverine nor is any person entitled to receive anything of value from Wolverine for services provided as a promoter of the business of Wolverine.

(d)           Director independence

Wolverine’s board of directors currently solely consists of Lee Costerd.  Pursuant to Item 407(a) of Regulation S-K of the Securities Act, Wolverine’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an “independent director” means a person other than an executive officer or employee of Wolverine or any other individual having a relationship which, in the opinion of Wolverine’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Wolverine in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of Wolverine’s stock will not preclude a director from being independent.

In applying this definition, Wolverine’s board of directors has determined that Mr. Costerd does not qualify as an “independent director” pursuant to the same Rule.

As of the date of the prospectus, Wolverine did not maintain a separately designated compensation or nominating committee.
Wolverine has also adopted this definition for the independence of the members of its audit committee.  Lee Costerd is the sole member of Wolverine’s audit committee.  Wolverine’s board of directors has determined that Mr. Costerd is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wolverine pursuant to provisions of the State of Nevada, Wolverine has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

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Dealer Prospectus Delivery Obligation

Until [180 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II - Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	500
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	7,500
Auditor Fees and Expenses	24,000
Electronic Filing Fees	2,000
Printing Costs	500
Courier Costs	500
Transfer Agent Fees	3,000
Total	68,000

All amounts are estimates. Wolverine is paying all expenses listed above.  None of the above expenses of issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

As permitted by Nevada law, Wolverine’s Articles of Incorporation provide that it will indemnify Wolverine’s directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of Wolverine, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Wolverine’s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wolverine pursuant to provisions of the State of Nevada, Wolverine has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

As of July 10, 2008 Wolverine has sold 68,630,000 shares of unregistered securities. All of these 68.630,000 shares were acquired from Wolverine in private placements and the acquisition of mining claims that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to non-US residents and private placements that were exempt from registration under Regulation D of the Securities Act of 1933 and were sold to US residents.

The shares include the following:

1.	On April 3, 2006, Wolverine issued 4,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $4,000 to its President; and

2.
On June 13, 2006, Wolverine issued 2,750,000 shares of common stock to 11 non-affiliate Canadian residents and one non-affiliate International resident at a price of $0.01 per share for cash proceeds of $27,500;

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3.
On January 31, 2007, Wolverine issued 2,150,000 shares of common stock to 19 non-affiliate Canadian residents and one non-affiliate International resident at a price of $0.01 per share for cash proceeds of $21,500;

4.
On February 28, 2007, Wolverine issued 34,000,000 shares of common stock to seven non-affiliate Canadian residents pursuant to a Vend-In Agreement dated February 28, 2007 with Shenin Resources Inc., a non-affiliate Canadian company, at a deemed price of $0.01 per share for the acquisition of the majority of the Labrador Claims.

5.	Also, on February 28, 2007, Wolverine issued 2,600,000 shares of common stock to 10 non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $26,000;

6.	On March 30, 2007, Wolverine issued 1,600,000 shares of common stock to 10 non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $16,000;

7.
On April 30, 2007, Wolverine issued 4,000,000 shares of common stock to 18 non-affiliate Canadian residents and two non-affiliate U.S. residents at a price of $0.01 per share for cash proceeds of $40,000;

8.	On May 31, 2007, Wolverine issued 1,100,000 shares of common stock to two non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $11,000;

9.
On June 30, 2007, Wolverine issued 6,890,000 shares of common stock to 24 non-affiliate Canadian residents and one non-affiliate U.S. resident at a price of $0.01 per share for cash proceeds of $68,900;

10.	.On July 31, 2007, Wolverine issued 2,550,000 shares of common stock to 10 non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $25,500;

11.
On September 7, 2007, Wolverine issued 2,000,000 shares of common stock to eight non-affiliate Canadian residents, two non-affiliate International residents, and one non-affiliate U.S. Resident at a price of $0.01 per share for cash proceeds of $20,000;

12.
On September 8, 2007, Wolverine issued 2,890,000 shares of common stock to 16 non-affiliate Canadian residents, one non-affiliate International resident, and two non-affiliate U.S. residents at a price of $0.10 per share for cash proceeds of $289,000;

13.	On October 5, 2007, Wolverine issued 1,000,000 shares of common stock to 11 non-affiliate Canadian residents at a price of $0.10 per share for cash proceeds of $100,000; and

14.
On June 25, 2008, Wolverine issued 1,100,000 shares of common stock to six non-affiliate Canadian residents, two non-affiliate International residents, and three non-affiliate U.S. residents at a price of $0.10 per share for cash proceeds of $110,000;

With respect the above offerings to Canadian and International residents, Wolverine completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S.  Wolverine did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  Each investor represented to Wolverine that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between Wolverine and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that Wolverine is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act.  All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

With respect to the above offerings to U.S. residents, Wolverine completed the offerings of the common stock pursuant to Rule 506 of Regulation D of the Act.  The subscription agreement executed between Wolverine and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation D, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that Wolverine is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation D, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act.  All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation D of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

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Each investor was given adequate access to sufficient information about Wolverine to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
3.3	Certificate of Amendment
3.4	Certificate of Registration of Extra-Provincial Corporation
5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered
10.1	Vend-In Agreement dated February 28, 2007 between Wolverine and Shenin Resources Inc.
10.2	Consulting Agreement dated January 31, 2007 between Wolverine and Texada Consulting Inc.
10.3	Additional Property Agreement dated May 17, 2007 among Wolverine, Shenin Resources Inc. and Richard Haderer
14	Code of Ethics
23.1	Consent of Independent Auditor
23.2	Consent of Conrad C. Lysiak

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
reflect in Wolverine’s prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c)
include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to Wolverine’s directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Wolverine of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of Wolverine’s directors, officers or controlling persons in connection with the securities being registered, Wolverine will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in the City of Quesnel, Province of British Columbia on July 11, 2008.

Wolverine Exploration Inc.

By:
/s/ Lee Costerd

Lee Costerd
Director, President (Principal Executive Officer), Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Lee Costerd

Lee Costerd
Director, President (Principal Executive Officer), Principal Financial Officer and Principal Accounting Officer

July 11, 2008

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Exhibit 3.1

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Exhibit 3.2

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BY-LAWS

of

Wolverine Exploration Inc.
a Nevada corporation

ARTICLE 1

Offices

Section 1.                      The registered office of this corporation is in the city of Henderson, Nevada.

Section 2.                      The corporation may also have offices at other places both within and without the State of Nevada as the directors may determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 1.                      Annual meetings of the stockholders must be held at the registered office of the corporation or at any other place within or without the State of Nevada as the directors may decide.  Special meetings of the stockholders may be held at the time and place within or without the State of Nevada as is stated in the notice of the meeting, or in a duly executed waiver of notice.

Section 2.                      Annual meetings of the stockholders must be held on the anniversary date of incorporation each year if it is not a legal holiday and, and if it is a legal holiday, then on the next secular day following, or at another time as the directors may decide, at which the stockholders will elect the directors and transact any other business that is properly before the meeting.

Section 3.                      The president or the secretary may, by resolution of the directors or on the written request of the stockholders owning a majority of the issued and outstanding shares and entitled to vote, call special meetings of the stockholders for any purpose unless otherwise prescribed by statute or by the articles of incorporation.  A request must state the purpose of the proposed meeting.

Section 4.                      Notices of meetings must be written and signed by the president or vice-president or the secretary or an assistant secretary or by any other person designated by the directors.  The notice must state the purpose for which the meeting is called and the time and the place, which may be within or without  the State, where it is to be held.  A copy of the notice must be either delivered personally or mailed, postage prepaid, to each stockholder of record entitled to vote at the meeting not less than 10 and not more than 60 days before the meeting.  If it is mailed, it must be directed to a stockholder at the address that appears upon the records of the corporation and is deemed to be delivered to the stockholder when it is deposited into the mail.  If a stockholder is a corporation, association or partnership, the notice is deemed to have been delivered to the stockholder it is delivered personally to an officer of the corporation or association, or to any member of a partnership.  A transferee is not entitled to notice of a meeting if the stock is transferred after the notice is delivered and before the meeting is held.

Section 5.                      Business transactions at any special meeting of stockholders is limited to the purpose stated in the notice.

Section 6.                      The holders of one-third of the stock issued and outstanding and entitled to vote and present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If a quorum is not present or represented at any meeting of the stockholders, the stockholders who are entitled to vote and present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcements at the meeting.  At such adjourned meeting, the quorum shall be equal to the number of issued and outstanding shares of the corporation present in person or by proxy and any business may be transacted at the adjourned meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment of the meeting, notwithstanding the withdrawal of shareholders from the meeting so that less than a quorum remains.

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Section 7.                      When a quorum is present or represented at any meeting, the vote of the holders of 10% of the stock having voting power present in person or represented by proxy is sufficient to elect directors or to decide any question brought before the meeting unless the statute or the articles of incorporation specify that the question  requires that a different percentage is required to decide the question.

Section 8.                      Each stockholder of record of the corporation is entitled at each meeting of the stockholders to one vote for each share standing in his name on the books of the corporation.  Any stockholder may demand that the vote for directors and any question before the meeting be by ballot.

Section 9.                      At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by in writing.  If the written proxy designates two or more persons to act as proxies, a majority of the designated persons present at the meeting, or one if only one is present, has the powers conferred by the written instruction.  No proxy or power of attorney to vote may be voted at a meeting of the stockholders unless it has been filed with the secretary of the meeting when required by the inspectors of election.  All questions regarding the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes must be decided by the inspectors of election who are appointed by the directors, or if not appointed, then by the officer presiding at the meeting.

Section 10.                      Any action that may be taken by the vote of the stockholders at a meeting may be taken without meeting if it is authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statute or the articles of incorporation require a greater proportion of voting power to authorize the action, in which case the greater proportion of written consents is required.

ARTICLE 3

Directors

Section 1.                      The directors must manage business of the corporation and they may exercise all the powers of the corporation and do any lawful thing unless the statute or the articles of incorporation or these bylaws specify that the stockholders have the power to do the thing.

Section 2.                      The number of directors that constitutes the whole board may not be less than one or  more than eight.  The directors at any time may increase or decrease the number of directors to not less than one and not more than eight.  The stockholders will elect the directors at the annual meeting of the stockholders and, except as provided in section 3 of this article, each director’s term of office will be one year or until a successor is elected and qualified.  Directors may be re-elected for successive annual terms.  Directors need not be stockholders.

Section 3.                      A majority of the remaining directors, even if they are less than a quorum, or a sole remaining director may fill any vacancies in the board of directors, including those caused by an increase in the number of directors, and each director so elected holds office until a successor is elected at the annual or a special meeting of the stockholders.  The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by voting at a meeting called for the purpose or by a written statement filed with the secretary or, if the secretary is absent, with any other officer.  The removal is effective immediately even if successors are not elected simultaneously, and the resulting vacancies on the board of directors may be filled only from the stockholders.
A vacancy on the board of directors is deemed to exist if a director dies, resigns or is removed, or if the authorized number of directors is increased, or if the stockholders fail to elect the number of directors to be elected t any annual or special meeting of stockholders at which any director is to be elected.

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The stockholders may elect a director at any time to fill any vacancy not filled by the directors.  If the directors accept the resignation of a director tendered to take effect at a future time, the board or the stockholders may elect a successor to take office when the resignation becomes effective.

Neither the directors nor the stockholders can reduce the authorized number of directors to cause the removal of any director before the expiration of his term of office.

ARTICLE 4

Meeting of the Board of Directors

Section 1.                      Regular meetings of the board of directors must be held at any place within or without the State that is designated by a resolution of the board or the written consent of all members of the board.  In the absence of a designation, regular meetings must be held at the registered office.

Section 2.                      The first meeting of each newly elected board of directors should be held immediately following the adjournment of the meeting of stockholders and at the place of the meeting.  A notice of the meeting is not necessary in order legally to constitute the meeting if a quorum is present.  If the meeting is not held then, it may be held at the time and place that is specified in a notice given as these bylaws provide for special meetings of the directors.

Section 3.                      Regular meetings of the board of directors may be held without call or notice at the time and at the place that is fixed by the directors.

Section 4.                      Special meetings of the directors may be called by the chairman or the president or by the vice-president or by any two directors.

Written notice of the time and place of special meetings must be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to the director at the address as it is shown upon the records or, if not readily ascertainable, at the place in which the meetings of the directors are regularly held.  If the notice is mailed or telegraphed, it will be deposited in the postal service or delivered to the telegraph company at least 48 hours before the meeting is scheduled to start.  If the notice is delivered or faxed, it must be delivered or faxed at least 24 hours before the meeting is scheduled to start.  Delivery as described in this article is be legal and sufficient notice to the director.

Section 5.                      Notice of the time and place for convening an adjourned meeting need not be given to the absent directors if the time and place has been fixed at the meeting adjourned.

Section 6.                      The transaction of business at any meeting of the directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to meeting’s being held, or written approvals are filed with the corporate records or made a part of the minutes of the meeting.

Section 7.                      A majority of the authorized number of directors constitutes a quorum for the transaction of business, except to adjourn as described in these bylaws.  Every decision made by a majority of the directors present at a meeting duly held at which a quorum is present is deemed to be the decision of the board of directors unless a greater number is required by law or by the articles of incorporation.  Any action of a majority, although not at a  regularly called meeting, and the record of it if the other directors have consented in writing, is as valid and effective in all respects as if it were passed by the board in regular meeting.

Section 8.                      A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; but, in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn the meeting to the next regular meeting of the board.

Section 9.                      Any action required or permitted to be taken by the vote of the directors at a meeting may be taken without a meeting if, before or after the action, it is authorized by the written consent of all the directors.

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ARTICLE 5

Committees of Directors

Section 1.                      The directors may, by resolution adopted by all of them, designate one or more committees of the directors, each to consist of two or more of the directors.  A committee may exercise the power of the whole board in the management of the business of the corporation and may authorize the fixing of the seal of the corporation to any document that requires it.  The directors may name the committee.  The members of the committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board to act at the meeting in the place of any absent or disqualified member.  The consent of a majority of the members or alternate members at any meeting of a committee that has a quorum is required to approve any act of the committee.

Section 2.                      The committee must keep regular minutes of their proceedings and report them to the whole board.

Section 3.                      Any action that must or may be taken at meetings of the directors or any committee of them may be taken without a meeting if the directors on the board or committee consent unanimously in writing and the written consent is filed with the minutes of the proceedings of the board or committee.

ARTICLE 6

Compensation of Directors

Section 1.                      The directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director.  No  payment precludes any director from serving the corporation in any other capacity and being compensated for the service.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7

Notices

Section 1.                      Notices to directors and stockholders must be written and delivered personally or mailed to the directors or stockholders at their addresses as they appear on the books of the corporation.  Notices to directors may also be given by fax and by telegram.  Notice by mail, fax or telegram is deemed to be given when the notice is mailed, faxed or telegraphed.

Section 2.                      Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by writing on the records of the meeting or filed with the secretary, or by their presence at the meeting or oral consent entered on the minutes, or by taking part in the deliberations at the meeting without objection, the doings of the meeting are as valid as if they were done at a meeting regularly called and noticed, and at the meeting any business may be transacted that is not excepted from the written consent if no objection for want of notice is made at the time and, if any meeting is irregular for want of notice or consent and a quorum was present at the meeting, the proceedings of the meeting may be ratified and approved and rendered valid and the irregularity or defect is waived if all parties having the right to vote at the meeting consent in writing.  The consent or approval of stockholders may be by proxy or attorney, but all the proxies and powers of attorney must be in writing.

Section 3.                      Whenever any notice is required to be given under the provisions of the statute, the articles of incorporation or these bylaws, a written waiver signed by the persons entitled to the notice, whether before or after the time stated, is deemed to be equivalent.

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ARTICLE 8

Officers

Section 1.                      The directors will choose the officers of the corporation.  The offices to be filled are president, secretary and treasurer.  A person may hold two or more offices.

Section 2.                      The directors at their first meeting after each annual meeting of stockholders will choose a chairman of the board of directors from among themselves, and will choose a president, a secretary and a treasurer, none of whom must be directors.

Section 3.                      The directors may appoint a vice-chairman of the board, vice-presidents and one or more assistant secretaries and assistant treasurers and other officers and agents as it deems necessary to hold their offices for the terms and exercise the powers and perform the duties determined by the directors.

Section 4.                      The directors will fix the salaries and compensation of all officers of the corporation.

Section 5.                      The officers of the corporation hold their offices at the pleasure of the directors.  Any officer elected or appointed by the directors may be removed any time by the directors.  The directors will fill any vacancy occurring in any office of the corporation by the death, resignation, removal or otherwise.

Section 6.                      The chairman of the board will preside at meetings of the stockholders and of the directors and will see that the orders and resolutions of the directors are carried into effect.

Section 7.                      The vice-chairman will, if the chairman is absent or disabled, perform the duties and exercise the powers of the chairman of the board and will perform other  duties as the directors may prescribe.

Section 8.                      The president is the chief executive officer of the corporation and will manage the business of the corporation.  He will execute on behalf of the corporation all instruments requiring  execution unless the signing and execution of them is expressly designated by directors to some other officer or agent of the corporation.

Section 9.                      The vice-presidents will act under the direction of the president and, if the president is absent or disabled, will perform the duties and exercise the powers of the president.  They will perform the other duties and have the other powers prescribed by the president or directors.  The directors may designate one or more executive vice-presidents and may specify the order of seniority of the vice-presidents.  The duties and powers of the president descend to the vice-presidents in the specified order of seniority.

Section 10.                      The secretary will act under the direction of the president; will attend and record the proceedings at all meetings of the directors and the stockholders and at the standing committees when required; will give or cause to be given notice of all meetings of the stockholders and special meetings of the directors; and will perform other duties that are prescribed by the president or the directors.

Section 11.                      The assistant secretaries will act under the direction of the president in the order of their seniority unless the president or the directors decide otherwise, and they will perform the duties and exercise the powers of the secretary if the secretary is absent or disabled.  They will perform other duties and have the other powers that are prescribed by the president and the directors.

Section 12.                      The treasurer will (I) act under the direction of the president with custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) deposit all money and other valuable effects in the name and to the credit of the corporation in the depositories that are designated by the directors; (iv) disburse the funds of the corporation as ordered by the president or the directors, taking proper vouchers for the disbursements; and (v) render to the president and the directors, at their regular meetings or when the directors require, an account of all the transactions undertaken by the treasurer and of the financial condition of the corporation.
If the directors require, the treasurer will give the corporation a bond in the sum and with the surety that is satisfactory to the directors for the faithful performance of the duties of his office and for the restoration to the corporation, if he dies, resigns, retires or is removed from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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Section 13.                      The assistant treasurers in order of their seniority, or as determined by the president or the directors, will perform the duties and exercise the powers of the treasurer if the treasurer is absent or disabled.  They will perform the other duties and have the other powers that are prescribed by the president or the directors.

ARTICLE 9

Certificates of Stock

Section 1.                      Every stockholder is entitled to have a certificate signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, that certifies the number of shares owned by him in the corporation.  If the corporation is authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series and the qualifications, limitation or restrictions of the rights, must be described in full or summarized on the face or back of the certificate that the corporation issues to represent the stock.

Section 2.                      If a certificate is signed  (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles.  If any officer who has signed or whose facsimile signatures has been placed upon a certificate ceases to be the officer before the certificate is issued, the certificate may be issued with the same effect as though the person had not ceased to be the officer.  The seal of the corporation or a facsimile of it may, but need not be, affixed to certificates of stock.

Section 3.                      The directors may direct that a new certificate be issued in place of any certificate issued by the corporation that is alleged to have been lost or destroyed if the person claiming the loss or destruction of the certificate makes an affidavit of that fact.  When they authorize the issuance of a new certificate, the directors may, in their discretion and as a condition precedent to the issuance of the new certificate, require that the owner of the lost or destroyed certificate or his legal representative advertise the loss as it requires or give the corporation a bond in the sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                      When a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, is surrendered to the corporation or the corporation’s transfer agent, the corporation must, if it is satisfied that it complies with the laws and regulations applicable to the corporation regarding the transfer and ownership of shares, issue a new certificate to the person entitled to it and will cancel the old certificate and record the transaction upon its books, subject to the provisions of the corporation’s Articles and these By-laws and to restrictions on transfer, if any, contained in these By-laws.  If the corporation is not a reporting corporation with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors.  The board of directors will not be required to give any reason for refusing to consent to any such proposed transfer.

Section 5.                      The directors may fix in advance a date not more than 60 days and not less than 10 days before the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock is effective, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting or adjournment, or entitled to be paid any  dividend, or to consent to any matter for which stockholders’ consent is required, and, in any case, only the stockholders who are stockholders of record on the date so fixed are entitled to notice of and to vote as the meeting or any adjournment, or to be paid a dividend, or to be allotted rights, or to exercise the rights, or to consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after the record date is fixed.

Section 6.                      The corporation is entitled to recognize the person registered on its books as the owner of the share as the exclusive owner for all purposes including voting and dividends, and the corporation is not bound to recognize any other person’s equitable or other claims to or interest in the shares, whether it has express or other notice of a claim, except as otherwise provided by the laws of Nevada.

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ARTICLE 10

General Provisions

Section 1.                      The directors may declare dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2.                      Before it pays any dividend, the corporation may set aside out of any funds of the corporation available for dividends the sum that the directors, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing and maintaining any property of the corporation, or for the another purpose that the directors determine are in the interests of the corporation, and the directors may modify or abolish any the reserve in the manner that it was created.

Section 3.                      All checks or demands for money and notes of the corporation must be signed by the officers or other persons that are designated by the directors.

Section 4.                      The directors will fix the  fiscal year of the corporation.

Section 5.                      The directors may resolve to adopt a corporate seal for the corporation.  The name of the corporation must be inscribed on the seal with the words “Corporate Seal” and “Nevada”.  The seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

ARTICLE 11

Acquisition of Controlling Interested

Section 1.                      The provisions of NRS 76.378 to 78.3793 and any amendments to the Private Corporations Act (Nevada) that pertain to the acquisition of a controlling interest do not apply to the corporation.

ARTICLE 12

Indemnification

Section 1.                      Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or a person whom he legally represents is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, is indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlements) reasonably incurred or suffered by him in connection with his acting.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The right of indemnification is a contract right that may be enforced in any manner desired by the person.  The right of indemnification does not extinguish any other right that the directors, officers or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article.

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Section 2.                      The directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred in any capacity or arising out of the status, whether or not the corporation would have the power to indemnify the person.

Section 3.                      The directors may adopt other bylaws regarding indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 13

Amendments

Section 1.                      The bylaws may be amended by the majority vote of all the record holders of stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if the notice of the meeting contains a notice of the intention to amend.

Section 2.                      The directors by a majority vote of the whole board of directors at any meeting may amend these bylaws, including bylaws adopted by the stockholders, but the stockholders may specify particulars of the bylaws that cannot be amended by the board of directors.

Approved and adopted on May 7, 2007

CERTIFICATE OF THE SECRETARY

I, Lee Costerd,  certify that I am the secretary of Wolverine Exploration Inc. and that the foregoing bylaws consisting of 8 pages constitute the code of bylaws of this corporation as duly adopted at a regular meeting of the directors of the corporation held on May 7, 2007

May 7, 2007

/s/ Lee Costerd

Lee Costerd - Secretary

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Exhibit 3.3

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Exhibit 3.4

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Exhibit 5.1

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Exhibit 5.1

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

July 11, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C.   20549

RE: Wolverine Exploration Inc.

Gentlemen:

Please be advised that, I have reached the following conclusions regarding the above offering:

1.  Wolverine Exploration Inc., (the “Company”) is a duly and legally organized and existing Nevada state corporation, with its registered office located in Henderson, Nevada and its principal place of business located in Quesnel, British Columbia, Canada.  The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on February 23, 2006. The Company's existence and form is valid and legal pursuant to Nevada law.

2.  The Company is a fully and duly incorporated Nevada corporate entity.  The Company has one class of Common Stock at this time.  Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock.  The 64,630,000 shares of Common Stock previously issued by the Company and being registered by certain selling shareholders in this registration statement are in legal form and in compliance with the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non-assessable.  The common stock and warrants to be sold under this Form S-1 Registration Statement is likewise legal under the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock is issued it will be duly authorized, fully paid for and non-assessable.

3.  To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement.  I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement.  I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4.  The Company's outstanding shares are all common shares.  There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

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Securities and Exchange Commission
RE: Wolverine Exploration Inc.
July 11, 2008

5.  The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer.  This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6.  By director’s resolution, the Company has authorized the issuance of no units minimum, 15,000,000 units maximum, each unit consisting of one share of common stock and one redeemable warrant at an offering price of $0.10 per unit.  Further, the Company has authorized the issuance of no shares of common stock minimum, 15,000,000 shares of common stock maximum upon the exercise of the redeemable warrants which are components of the unit.  The exercise price of each redeemable warrant is $0.15 per share.

The Company's Articles of Incorporation presently provide the authority to the Company to issue 200,000,000 shares of common stock, with a par value of $0.001 per share.  Therefore, the board of directors’ resolution which authorized the issuance for sale of up to 15,000,000 units each unit consisting of one share of common stock, one redeemable warrant, and one share underlying each redeemable warrant is within the authority of the Company’s directors and the shares of common stock and warrants, when issued, will be validly issued, fully paid and non-assessable.

I consent to filing this opinion as an exhibit to the Company’s Form S-1 registration statement.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By:        /s/ Conrad C. Lysiak
Conrad C. Lysiak

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Exhibit 10.1

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THIS VEND-IN AGREEMENT FOR THE PURCHASE AND SALE OF RESOURCE EXPLORATION PROPERTY made effective as of February 28, 2007 is by and between WOLVERINE EXPLORATION INC. (“Wolverine”), a Nevada, U.S.A. corporation having an office at 2470 Saint Rose Pkwy, Suite 304, Henderson, NV, U.S.A. 89074 (herein called the "Buyer"), and SHENIN RESOURCES INC. (“Shenin”), an Alberta, Canada corporation, having an office at 103 Huntcroft Place NE, Calgary, Alberta, Canada T2K 4E6, acting in a dual capacity:

(a)Shenin, as agent, for each of the prospectors and grubstakers set out in Recital D below, according to their respective interests (herein collectively called the "Sellers"), and

(b)Shenin, as principal, whereby Shenin acquires for its own benefit an undivided 10% carried interest in the Property, all as set out below:

RECITALS:

A.    WHEREAS Buyer was formed in the State of Nevada, U.S.A. on February 24, 2006 for the purpose of undertaking mining exploration and mining development worldwide, including in particular being engaged in the exploration and development of mining prospects of Minerals in Labrador, Canada;

B.    AND WHEREAS Buyer has authorized capital of 200,000,000 voting common shares, of which 4,000,000 are at present issued and outstanding as fully paid and non-assessable;

C.    AND WHEREAS Buyer is seeking interests in mining properties with favourable prospects of exploration which have the potential to yield Minerals in commercial quantities;
____”LC”_______   __”RH”_____
Initial                   Initial

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D.    AND WHEREAS Buyer wishes under this Agreement to acquire and Sellers, through Shenin as their agent, wishes to sell 90% of their Interest in Property from time to time, such 90% portion of the Interest in Property herein called the "Purchased Interest";

E.    AND WHEREAS the Sellers comprise the following group of persons each of whom has   either
(i)prospected, or

(ii)contributed pursuant to a prior arrangement directly or indirectly by way of material, advice, guidance, provisions, services or financing for the prospecting for, exploring for or developing a mining property for Minerals in Labrador, including without limitation, the seeking, finding, staking, exploring, developing or the financing of the undertaking therefor, and as a result thereof earned an undivided interest in the Property, 90% of which is being disposed of to Wolverine in consideration for the receipt of common shares of Wolverine as set out below:

Contributor	Contribution	Wolverine Common Shares
(Alphabetical Order)
Biggar, Ralph	cash, staking	4,000,000
Den Duyf, Arthur	cash	5,000,000
Haderer, Richard	founder, services	5,000,000
Lynch, Deirdre	cash	5,000,000
Ng, Thain Yew	staking	5,000,000
Nichols, Neil	services	5,000,000
Poker, Prote	prospector	5,000,000
TOTAL		34,000,000

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F.    AND WHEREAS Shenin is not a shareholder of Wolverine now or as a result of the current transaction proposed herein;

G.    AND WHEREAS Shenin is controlled by Prote Poker, an Innu individual, and Shenin is eligible to do business with the Innu Nation in Labrador;

H.    AND WHEREAS Shenin, as principal, wishes under this Agreement

(a)to acquire and retain and Sellers wish to transfer an undivided 10% carried interest in their total Interest in Property from time to time, such 10% portion of the Interest in Property transferred to Shenin herein called the "Shenin Interest", and

(b)to receive the sum of USD$34,000, representing ten percent of the aggregate value of the common shares of Wolverine issued hereunder, payable on demand after May 31, 2007;

I.    AND WHEREAS for clarity the Sellers’ Interest represents 100% of their rights to the Property, the Purchased Interest represents 90% and the Shenin Interest represents 10%, the latter being a net carried interest such that Wolverine will bear 100% of the costs of exploration and development.

J.    AND WHEREAS the Buyer will commit to performing certain exploration or development work on the Property over the next three years;

K.    AND WHEREAS this is an ongoing contractual relationship by which the Parties wish to have this Agreement govern Interests in other Property in Labrador which they may acquire from time to time;

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NOW WITNESS THEREFORE in consideration of the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

DEFINITIONS

The following terms shall have the meanings set forth above or herein for the purposes of the transactions described in this Agreement:

Affiliate of any Person shall mean any corporation, proprietorship, partnership, trust or entity which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person or group of Persons with whom the Person deals at non-arm’s length as defined in the Canadian Tax Act.

Agreement shall mean this Agreement for the Purchase and Sale of Resource Property, including all Schedules hereto, as it may be amended from time to time in accordance with its terms.

Applicable Law shall mean any domestic or foreign law, statute, guideline, ordinance, bylaw (zoning or otherwise), order, judgment, decree or similar restriction of any kind applicable to Seller or to any of the Purchased Interest.

Assumed Obligations shall have the meaning given to that term in Section 1.2 hereof, and shall include all Permitted Encumbrances.

Canadian Tax Act shall mean the Income Tax Act (Canada), as amended, and the regulations made pursuant thereto.

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Closing shall mean the consummation of the transactions contemplated herein.

Closing Document shall mean any document delivered in the process of Closing as provided in or pursuant to this Agreement.

Confidential Information shall have the same meaning as Wolverine Confidential Information set out in Schedule C, the Confidentiality Agreement.

Contract shall mean any contract or commitment pertaining to the Purchased Interest listed on Schedule 2.11

Effective Date shall mean February 28, 2007 for all purposes.

Encumbrance shall mean any encumbrance of any kind including, without limitation, any option, pledge, charge, lien, mortgage, trust, deemed trust, lease, sublease, claim, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise), all limitations, conditions, offsets, reservations, withholding, charges and government assessment or work requirements and contractual commitments whether imposed by agreement, law or otherwise, whether of record or otherwise.

Governmental Authority shall mean:

(a)    the Government of Canada or any provincial, territorial, regional, municipal, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and

(b)    the Government of the United States of America or any state, territorial, regional, municipal, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

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Interest shall mean the following legal and beneficial interest in a Property, subject to Assumed Obligations:

(a) the Purchased Interest of 90% of the whole interest, and

(b) the Shenin Interest of 10% of the whole interest,

and shall include all proceeds from the exploitation or sale or other disposition of the Property.

Licence shall mean the licences referred to on Schedule 2.7 Resource Property, including without limitation any permit, approval, right, privilege, or concession issued, granted, conferred or otherwise created by a Governmental Authority that relate to the Purchased Interest, at Closing or added to the Schedule in relation to a subsequent transaction for further Property.

Minerals shall mean all minerals, metals and industrial minerals whatever.

Permitted Encumbrance shall mean at the time of Closing any encumbrance of any kind including, without limitation,

(a) any option, pledge, charge, lien, mortgage, trust, deemed trust, lease, sublease, claim, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise),

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(b) all limitations, conditions, offsets, reservations, withholding, charges;

(c)    government assessment or work requirements and contractual commitments, including without limitation the Work Commitments, whether imposed by agreement, law or otherwise, whether of record or otherwise, and

(d) the security interest granted by and as evidenced in the Promissory Note.

Person shall mean any individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, Indian Band, the Crown, any Governmental Authority or any other entity recognized by law.

Promissory Note shall mean the negotiable bill of exchange in the sum of USD$34,000.00, substantially in the form of Schedule 1.4 hereto, which shall also contain the grant of the  security interest in the Purchased Interest set out therein.

Property shall mean the rights or territory in Labrador in respect of which Licences have issued to or for the benefit of the Sellers, or may issue to or for the benefit of the Sellers from time to time, to explore and take Minerals of any nature whatever from the licenced claims, staked area or otherwise acquired property interest described in the Schedule 2.7  Resource Property, to the extent permitted by Governmental Authority and the particular Licences.

Purchased Interest shall mean in respect of a particular Property, an undivided 90% interest in and to Sellers’ Interest in any particular Property.

Seller shall mean Shenin Resources Inc.

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Sellers’ Interest shall mean in respect of a particular Property, the whole of the legal and beneficial right, title to and interest in the particular Property, subject to all Assumed Obligations.

Shenin Interest shall mean
(a) an undivided 10% of Sellers’ Interest in any particular Property, 90% of which was sold to Buyer pursuant hereto;

(b) an undivided 10% of Wolverine’s Interest in any particular Property owned in any respect by it situated in Labrador which was not acquired from Sellers, and

(c) an undivided 100% of Seller’s Interest in any other Property of the Sellers.

Staking Records shall mean all staking, claim and licence records in respect of the Purchased Interest, including without limitation, all Confidential Information in relation thereto.

Taxes shall mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, capital, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, goods and services, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment, employer health and Social Security taxes, which are imposed by Canada or any province, territory, region, municipality or local or foreign government or any agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

USD shall mean dollars of the currency of The United States of America.

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Work Commitments shall have the meaning set out in section 1.2(c) hereof.

ARTICLE I
PURCHASE AND SALE
ASSUMPTION OF CERTAIN LIABILITIES

1.1    Purchase and Sale:

(a)    Purchase and Sale of Purchased Interest. Subject to the terms and conditions set forth in this Agreement, as of the Effective Date the Sellers shall and do hereby sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, accept, acquire and take assignment and delivery of the Purchased Interest. The purchase price for the Purchased Interest shall be THREE HUNDRED FORTY THOUSAND (USD$340,000.00) US DOLLARS (the "Purchase Price");

(b)    Fee to Shenin:  Buyer shall pay to Shenin the sum of THIRTY FOUR THOUSAND (USD$34,000.00) DOLLARS, plus applicable goods and services taxes, considered to have been earned for services rendered in respect of the within transactions; and

(c)    Transfer of 10% Beneficial Interest to Shenin. Subject to the terms and conditions set forth in this Agreement, as of the Effective Date, the Sellers shall and do hereby sell, assign, transfer and deliver to Shenin for its own benefit, and Shenin shall purchase, accept, acquire and take assignment and delivery of, the 10% beneficial Shenin Interest. The purchase price for the Shenin Interest shall be ONE (USD$1.00) US DOLLAR, the receipt and sufficiency of which is hereby acknowledged by each of the Sellers.

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1.2    Assumed Obligations. The Buyer assumes, and agrees to pay, perform, fulfil and discharge, from and after the Effective Date, the obligations arising with respect to the Contracts or Licences  and otherwise as set out on or incorporated by reference in Schedule 1.2, including without limitation, the following:

(a)    the payment of 100% of all assessment work and Work Commitments required by any Governmental Authority or Contract or Licence in respect of each Property in accordance with the terms of such Contract or from the time of the grant of such Licence, and

(b)    the following commitments to perform work, assessment work, field exploration, geophysical exploration or other improvements on the Property of reasonably acceptable value to Shenin, or reasonably allocated to the Property with the approval of Shenin, (herein called the “Work Commitments”) as follows:

(i) CAD$150,000 on or before March 1, 2008,
(ii) CAD $200,000 on or before March 1, 2009, and
(iii) CAD$250,000 on or before March 1, 2010; provided that
(iv) any excess amount spent in one year may be carried forward and applied towards fulfilment of the expenditure required in a later year.

1.3    Excluded Obligations.  There are no excluded obligations.

1.4    Payment of Purchase Price, etc. As of the Effective Date:

(a)    Wolverine Shares.  The Buyer shall pay and satisfy the Purchase Price due to the Sellers by means of issuance and delivery to the Persons comprising the Sellers, according to their respective interests as set out in Recital E above, the total of 34,000,000 voting common shares of the Buyer, at an issue price of USD$.01 (one cent) each, as fully paid and non-assessable, and

(b)    Promissory Note. The Buyer shall pay to Shenin for its own account the sum of USD$34,000.00 at a future date and as of the Effective Date shall deliver to Shenin for its own account the delay-demand Promissory Note in the amount of USD$34,000.00, plus applicable taxes and the grant of the security interest therein described.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers hereby represent and warrant to the Buyer as set out in the following subsections of this Section and acknowledge that the Buyer is relying on such representations and warranties in entering into this Agreement.

2.1    Due Incorporation. The agent for the Sellers, Shenin Resources Inc., is a corporation duly established, organized and validly existing in accordance with the laws of the Province of Alberta, Canada with all requisite power and authority to be, and is, the duly and irrevocably authorized agent of the Sellers, who are the legal and beneficial owners of the Property.

2.2    Due Authorization. Shenin, on behalf of the Sellers, has full power and irrevocable authority from each of the Sellers to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Shenin for itself and on behalf of the Sellers and constitutes the legal, valid and binding obligation of Shenin and each of the Sellers, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

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2.3    Absence of Conflicting Agreements. Except for the Assumed Obligations, to the knowledge of Shenin, on behalf of the Sellers, none of the execution and delivery of this Agreement, or the observance and performance by Shenin, on behalf of the Sellers, of any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the Closing:

(a)    contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under any Applicable Law, any Contract or  Licence, the constating documents of Shenin, and the provisions of any agreement, lease, mortgage, security document, obligation or instrument to which the Sellers are a party, or by which the Sellers or the Sellers’ Interest is bound or affected.

(b) relieve any other party to any Contract, of that party's obligations thereunder or enable it to terminate its obligations thereunder; or

(c) result in the creation or imposition of any Encumbrance, other than an Assumed Obligation, on the Sellers’ Interest or any of the Purchased Interest.

2.4    Consents. Except as set forth on Schedule 2.4, no notice to, registration, declaration or filing with, authorization of, exemption by, or consent, approval or order of any person, entity or Governmental Authority is required in order for the Sellers to consummate the transactions contemplated hereby or to avoid the loss of any Licence relating to the Sellers’ Interest.

2.5    Title to and Condition of Purchased Interest. The Sellers have good and marketable title to and are the legal and beneficial owner of the Sellers’ Interest, including the Purchased Interest listed on Schedule 2.5, and the Sellers have the full right to sell, convey, transfer, assign and deliver the Purchased Interest, free and clear of any Encumbrance, other than Assumed Obligations.  As of the Effective Date, the Sellers shall convey the Purchased Interest to the Buyer by declarations of trust, deeds, bills of sale, documents of title and instruments of assignment and transfer effective to vest in the Buyer, and the Buyer will have, good and marketable title to all of the Purchased Interest, free and clear of all Encumbrances, other than the Assumed Obligations.

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2.6    No Defaults or Violations. Except as set forth on Schedule 2.6, the Sellers have not materially breached any provision of, nor are in material default under the terms of, any Contract or Licence to which the Sellers are a party or by which the Sellers are bound and which relates to the Sellers’ Interest and to the knowledge of Shenin, on behalf of the Sellers, no other party to any such Contract or Licence is in breach or default thereunder in any material respect.

2.7    Licences. The Sellers hold all of the Licences described on Schedule 2.7.   The Sellers have not received any notice of revocation or modification of any such Licences and all Licences are assignable or transferable to the Buyer to the extent of the Purchased Interest.

2.8    Litigation. Except as disclosed in Schedule 2.8, there are no actions, suits, labour disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of the Sellers, threatened against or affecting the Sellers or the Sellers’ Interest, or relating to the transactions contemplated by this Agreement. The Sellers are not subject to any order, judgment, decree, stipulation or consent of or with any court or Governmental Authority which has or may have a material adverse effect on the Sellers’ Interest.

2.9    Taxes. Each of the Sellers is a resident of Canada within the meaning of the Canadian Tax Act. To the best of the Sellers’ knowledge, there are no Encumbrances, other than Assumed Obligations, against the Sellers’ Interest in respect of Taxes, and there are no Taxes due and owing or that will become due and owing that shall give rise to any such Encumbrance.

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2.10    Holding and Use of Sellers’ Interest. The holding and use of the Sellers’ Interest has been conducted in all material respects in compliance with all Applicable Laws and the Sellers have not received any notice of any alleged breach of any such Applicable Laws.

2.11    Contracts. Schedule 2.11 is an accurate and complete list of all Contracts relating to the Sellers’ Interest.

2.12    Disclosure. Neither this Agreement nor any other agreement, statement, list, certificate or other information furnished or to be furnished by or on behalf of the Sellers or to the Buyer in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact regarding the Sellers, or the Sellers’ Interest, or omits or will omit to state a material fact necessary to make the statements regarding the Sellers, or the Sellers’ Interest contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER WOLVERINE

The Buyer represents and warrants to the Sellers as set out the following subsections of this Section and acknowledges that the Sellers are relying on such representations and warranties in entering into this Agreement.

3.1    Due Incorporation. The Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada, U.S.A., with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as contemplated upon the acquisition of the Sellers’ Interest.

3.2    Corporate Authority. The Buyer has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

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3.3    Consents. No notice to, registration, declaration or filing with, authorization of, exemption by, or consent, approval or order of any person, entity or Governmental Authority is required in order for the Buyer to consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS OF THE SELLERS AND SHENIN

Shenin, on behalf of the Sellers, and for itself hereby covenants:

4.1    Security Deposits. Subject to offset, Shenin shall pay and transfer the net amount of any refund of security deposits made with any Governmental Authority to the Buyer if, as and when received, and shall cooperate with Buyer at Buyer’s expense to secure such refunds.  From the Effective Date, Shenin shall hold, subject to offset, the net amount of such refund of security deposits to and for the sole use and benefit of the Buyer.

4.2    Confidentiality. Except as required by any Governmental Authority, securities commission or stock exchange, all information supplied to Shenin and the Sellers by Buyer shall be maintained in strict confidence by Shenin and the Sellers and, in the event that this Agreement is terminated, Shenin and the Sellers shall make no further use of such information whatever, subject to the provisions of Schedule “C” Confidentiality Provisions mutatis mutandis.

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ARTICLE V
COVENANTS OF THE BUYER WOLVERINE

The Buyer hereby covenants:

5.1    Confidentiality. Except as required by any Governmental Authority, securities commission or stock exchange, all information supplied to Buyer by Shenin and the Sellers shall be maintained in strict confidence by Buyer and, in the event that this Agreement is terminated, Buyer shall make no further use of such information whatever, subject to the provisions of Schedule “C” Confidentiality Provisions mutatis mutandis.

5.2    Shared Information.  Buyer shall at all times without request therefor share with Shenin all information of whatever nature respecting the Purchased Interest, or affecting the Sellers’ Interest, including without limitation its exploration, exploitation, nature and disposition.

5.3    Property in Good Standing.  Buyer shall at all times keep the Property in good standing with all Governmental Authority.  Except with the prior written consent of Shenin, which consent may be arbitrarily withheld without disclosing any grounds therefor, Buyer shall not let any right or interest in any Property lapse or otherwise terminate for want of fulfilment of assessment work or similar obligation or bond or payment in lieu thereof as required by any Governmental Authority.

5.4    Shenin’s 10% Carried Interest.  The Buyer shall from and after the Effective Date pay 100% of all costs and expenses in relation to the ownership of the Property and the exploration and development thereof without

(a) charge to Shenin,
(b) contribution by Shenin,
(c) liability to Shenin, or
(d) Encumbrance of the Shenin Interest in the Property,
whatever.

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Without limitation as to time, the Buyer shall, and hereby does, indemnify and save harmless Shenin and the Sellers from all such charges, costs, liability or Encumbrance and the Indemnity Provisions of Schedule D shall apply.

5.5    Transferees Bound by Agreement.  If Buyer sells or transfers its Purchased Interest, or any part thereof, then it shall only do so provided that the Person acquiring the Purchased Interest, or any part thereof, shall be bound by the provisions of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER WOLVERINE

The obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions precedent and such conditions precedent are for the exclusive benefit of the Buyer and the Buyer may waive compliance with any such term or condition in whole or in part in the sole discretion of the Buyer and such waiver shall not prejudice any of its rights under this Agreement or otherwise:

6.1    Warranties True as of the Effective Date. The representations and warranties of Shenin and the Sellers contained herein shall be true in all material respects on and as of the Effective Date of this Agreement.

6.2    Compliance with Agreements and Covenants; Certificate. The Sellers shall have performed in all material respects all of their respective obligations and agreements and complied in all material respects with all of the covenants contained in this Agreement to be performed and complied with on or prior to the Effective Date; and Shenin, on behalf of the Sellers, shall have delivered to Buyer a certificate dated as of the Effective Date, signed by a director or officer of Shenin certifying as to compliance with Section 6.1 and this Section 6.2.

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6.3    Consents, Authorizations and Registrations. Any required consents, approvals, orders or authorizations, or assurances satisfactory to the Buyer regarding the transactions contemplated by this Agreement shall have been obtained as of the Effective Date.

6.4    Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened which enjoins, restrains or prohibits or would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, or resulted in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

6.5    Receipt of Closing Documentation. All documentation relating to the sale and purchase of the Purchased Interest, the assumption of the Assumed Obligations, and assignments of the Contracts and Licences, transfers and conveyances and resolution of Shenin, on behalf of the Sellers, relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken in connection with the performance by Shenin, on behalf of the Sellers of their obligations under this Agreement, shall be satisfactory to the Buyer and its counsel acting reasonably. The Buyer shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in form (as to certification and otherwise) and substance satisfactory to the Buyer and its counsel.

6.6    Authorization. The Buyer shall have received a certified resolution duly adopted by Shenin, on behalf of the Sellers, approving this Agreement and the transactions contemplated hereby as true and complete and not having been amended or supplemented and as being of full force and effect as of the Effective Date.

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6.7    Board Approval. The Buyer shall have obtained the requisite approval of its board of directors to purchase the Purchased Interest as of the Effective Date.

6.8    In Trust.  As of the Effective Date, Shenin, on behalf of the Sellers, shall hold the Purchased Interest and all proceeds in respect thereof in trust for the sole use and benefit of Buyer and shall cooperate at any time to cause such interest to be transferred, subject to Assumed Obligations, to Buyer and at no cost to Buyer other than the cost of the actual fee paid or payable to the Government Authority for the transfer to Buyer of the Purchased Interest.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER SHENIN

The obligations of the Sellers under this Agreement are subject to satisfaction of the following conditions precedent and such conditions precedent are for the exclusive benefit of the Sellers and Shenin, on behalf of the Sellers, may waive compliance with any such term or condition in whole or in part in the sole discretion of the Shenin, on behalf of the Sellers, and such waiver shall not prejudice any of its rights under this Agreement or otherwise:

7.1     Warranties True as of Effective Date. The representations and warranties of Buyer contained herein shall be true in all material respects as of the Effective Date of this Agreement.

7.2    Compliance with Agreements and Covenants; Certificate. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with on or prior to the Effective Date; and Buyer shall have delivered to Seller a certificate, dated as of the Effective Date, signed by a director or officer of the Buyer certifying as to its compliance with Section 7.1 and this Section 7.2.

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7.3    Consents and Approvals. All consents, approvals, orders and authorizations in writing reasonably satisfactory to Sellers shall have been received by Buyer from any lenders, lessors, Governmental Authorities or other persons or entities whose consent, approval, order or authorization is required to be obtained by Buyer for the consummation of the transactions contemplated by this Agreement.

7.4    Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened which enjoins, restrains or prohibits or would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, or resulted in substantial damages in respect of, this Agreement or the consummation of the transactions as contemplated by this Agreement.

7.5    Receipt of Closing Documentation. Shenin shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in form (as to certificates and otherwise) and substance satisfactory to Shenin and its counsel.

7.6    Authorization. Shenin shall have received a certified resolution duly adopted by the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby as true and complete and not having been amended or supplemented and as being of full force and effect on the Effective Date.

ARTICLE VIII
CLOSING

8.1    Closing.  Closing shall occur by the exchange of duly executed Closing Documents on a priority basis.  The matters relating to Closing shall be in fulfilment of this Agreement and as agreed between counsel for the Parties, acting reasonably and in accordance with the terms of this Agreement.

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8.2    Effective Date:  The effective date shall be for all purposes February 28, 2007.

ARTICLE IX
TERMINATION

9.1     Termination. This Agreement may be terminated at any time on or prior to the completion of the Closing:
(a)With the mutual consent of the Seller and Buyer;

(b)By Buyer, if any of the conditions provided in Article VI shall not have been satisfied, and Buyer shall not have waived such failure of satisfaction;

(c)By Sellers, if any of the conditions provided in Article VII shall not have been satisfied, and Sellers shall not have waived such failure of satisfaction; or

(d)By Sellers or Buyer, if the Closing shall not have commenced or taken place on or before March 31, 2007 or such later date as may be mutually approved in writing by Buyer and Sellers.

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9.2    In the event of any termination pursuant to Section 9.1 (other than pursuant to Section 9.1(a)), written notice setting forth the reasons thereof shall forthwith be given by Buyer, if Buyer is the terminating party, to Shenin, or by Shenin, if Shenin or the Sellers are the terminating party, to Buyer.

ARTICLE X
SURVIVAL AND REMEDY: INDEMNIFICATION

10.1    Survival of Representations and Warranties. All representations and warranties made by the Parties pursuant to this Agreement or any Closing Document shall survive the Closing and shall expire as of 11:59 p.m., Mountain Standard Daylight Time (Calgary), on the date which is the second anniversary of the Effective Date, except for the representation and warranty in:

(a)Section 2.5, as it relates to title and condition of the Purchased Interest which shall survive the Closing indefinitely, and

(b)Section 2.9, which shall survive the Closing until the expiry of all limitation periods under applicable tax legislation.

10.2    Survival of Covenants.

(a)The covenants of the Sellers, including the Confidentiality Provisions of Schedule C (¶10), and the indemnification obligations of the Sellers shall survive forever; and

(b)The covenants of the Buyer, including the Confidentiality Provisions of Schedule C (¶10), and the indemnification obligations of the Buyer shall survive forever.

10.3    Indemnification bv the Sellers and Others. The Sellers agree to, and hereby do, indemnify the Buyer and each of its Affiliates against, and agrees to hold it and them harmless from, any and all losses incurred or suffered by the Buyer or any of its Affiliates or any combination thereof arising out of any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by Shenin, on behalf of the Sellers, or by the Sellers, pursuant to this Agreement or any Closing Document, and any breach of or failure by Shenin or the Sellers to perform any covenant or obligation of the Sellers set out in this Agreement or any Closing Document; and (ii) the ownership of the Purchased Interest on or prior to the Effective Date.

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10.4    Indemnification by the Buyer. The Buyer agrees to indemnify the Seller and each of its Affiliates against, and agrees to hold it harmless from, any and all losses incurred or suffered by the Seller or any of its Affiliates, arising out of any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement or any Closing Document, and any breach of or failure by the Buyer to perform any covenant or obligation of the Buyer set out in this Agreement or any Closing Document; or (ii) the ownership of the Purchased Interest from and after the Effective Date to the extent such losses arise in connection with and relate to periods commencing after the Effective Date.

10.5    The Indemnification Provisions set out in Schedule D shall apply to this Agreement, including paragraphs 10.3 and 10.4 above.

ARTICLE XI
GOOD FAITH AND FULL DISCLOSURE

11.1    The Buyer agrees to consult with Shenin regarding any exploration and development activities in Labrador.

11.2    The parties shall at all times deal in good faith with each other in respect of all matters pertaining to this Agreement and relevant in the broadest sense to this Agreement and ongoing matters pertaining to the Property.

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11.3    The parties shall at all times fully disclose to each other without request therefor all information pertaining to the Property which is subject of this Agreement and relevant in the broadest sense to this Agreement  and ongoing matters pertaining to the Property.

11.4    The Buyer agrees to make such complete and timely disclosures of information to Shenin as may be required to enable Shenin to consult with Buyer concerning any matters relating to Buyer's existing or proposed activities, including but not limited to environmental, engineering and financial studies and data. Buyer commits to provide reports to Shenin at least on a quarterly basis during times of active exploration activities which summarize the relevant technical data, and to brief Shenin as soon as practicable about the results of exploration activities.

ARTICLE XII
ADDITIONAL PROPERTY

12.1    Right of First Refusal for Additional Property.  Shenin, for itself and on behalf of the Sellers, hereby agrees to Offer to Buyer within ninety (90) days a 90% Purchased Interest in all further Property in Labrador, Canada which Shenin or any of the Sellers may acquire from time to time.

12.2    Refusal of Additional Property.  Buyer does not have to accept such Offer in respect of any particular Property.  In such event, Seller is at liberty to deal with such additional property as it sees fit, subject to the conditions of Schedule E Right of First Refusal Provisions.

12.3    Right of First Refusal Provisions.  The Right of First Refusal Provisions of Schedule E shall apply hereto.

12.4    Non-Circumvention.  Buyer shall not acquire any interest in Property in Labrador, Canada except through Shenin, and if it does so, or purports to do so, then Shenin may seek equitable relief by way of interim or permanent injunction or temporary or permanent restraining order pursuant to paragraph B.4.2.4 and other provisions of the Dispute Resolution Provisions of Schedule B, adopted in Schedule A paragraph A.7 and A.21.

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12.5    Deemed Shenin Interest in Labrador.  Except for Property in which Shenin already has a 10% Interest hereunder, Shenin shall be entitled to receive and shall receive the Shenin Interest for an unlimited time, being an undivided 10% Interest, in any Interest of the Buyer in any other Property of the Buyer, or its Affiliate or any entity in which it has any direct or indirect economic or financial interest, in Labrador only, where such Property was acquired in any manner whatever during the term of this Agreement or within a period of THREE (3) years thereafter in the event of termination of this agreement.

12.6    In Trust.  Buyer shall hold the Shenin Interest and all proceeds in respect thereof in trust for the sole use and benefit of Shenin and shall cooperate at any time to cause such interest to be transferred free and clear of any Encumbrance to Shenin without withholding, reservation, deduction or setoff whatever, and at no cost to Shenin other than the cost of the actual fee paid or payable to the Government Authority for the transfer to Shenin of the Shenin Interest.

ARTICLE XIII
MISCELLANEOUS

13.1    Schedules Incorporated Herein.  The following Schedules are hereby incorporated herein by reference as part of this Agreement as if expressly set out herein, it being agreed that the placement of the matters into discreet schedules is a matter of convenience and the matters are of equal importance as any other provision of this Agreement.

Schedule AGeneral Terms and Conditions
Schedule BDispute Resolution Provisions
Schedule CConfidentiality Provisions
Schedule DIndemnification Provisions
Schedule ERight of First Refusal Provisions

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

WOLVERINE RESOURCES INC.
/s/ Lee Costerd
Per: ______________________c/s
  Lee P. Costerd, Its President

SHENIN RESOURCES INC.
/s/ Richard Haderer
Per: ______________________c/s
  Richard Haderer, Its President

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Schedules to the Agreement

1.    Schedules referring to the matters in

Section 1, and
Section 2:certain Representations and Warranties of Sellers.

2.    However, if a Schedule is referred to in a paragraph in the body of the Agreement, but no Schedule appears at the end of the Agreement, then the exceptions which may have existed and  been referred to in the Schedule are deemed to read “nil” in all cases.

3.    The following:

Schedule AGeneral Terms and Conditions
Schedule BDispute Resolution Provisions
Schedule CConfidentiality Provisions
Schedule DIndemnification Provisions
Schedule ERight of First Refusal Provisions

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SCHEDULE 1.2
ASSUMED OBLIGATIONS

1. All Permitted Encumbrances

2. The sum of THIRTY FOUR THOUSAND (USD$34,000.00) US DOLLARS, evidenced by the Promissory Note and security interest granted therein

3. 100% of all assessment work and work commitments required by any Governmental Authority or Contract or Licence in respect of each Property,

4. the Work Commitments set out herein (see Section 1.2):

(i)CAD$150,000 on or before March 1, 2008,
(ii)CAD $200,000 on or before March 1, 2009, and
(iii)CAD$250,000 on or before March 1, 2010; provided that
(iv)any excess amount spent in one year may be carried forward and applied towards fulfilment of the expenditure required in a later year.

5. All right of setoff and costs and expenses related to the refund of security deposit(s): see Section 4.1.

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SCHEDULE 1.4
PROMISSORY NOTE with security interest

February 28, 2007DUE:ON DEMANDAFTER May 31, 2007
USD$34,000.00Calgary, AB, Canada

FOR VALUE RECEIVED, the Undersigned Maker hereby promises to pay to or to the order of SHENIN RESOURCES INC. (the “Payee”) at 103 Huntcroft Place NE, Calgary, Alberta, Canada T2K 4E6, or at such other place as may be designated in writing by the holder of this Note, the sum of THIRTY-FOUR THOUSAND (USD$34,000.00) DOLLARS, without interest until Demand, and thereafter at the annual rate of TEN (10%) PER CENT from the date of Demand, compounded semi-annually not in advance, payable in US funds by certified cheque, money order or other means acceptable in writing by the Payee from time to time.

The principal amount of this note shall be due and payable on demand after May 31, 2007.  The Maker shall have the right to prepay the principal amount of the Promissory Note in whole or in part from time to time without notice, bonus or penalty provided that there are no arrears of any payment due and payable.

The Maker hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonour and non-payment of this Note.

The Maker hereby grants to the payee a security interest in the whole of the Purchased Interest in the Property acquired under the Agreement therefor, effective February 28, 2007, further to which this Note is issued and all present and future after-acquired personal property of the Maker.

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The Maker hereby agrees to pay all applicable costs in relation to this Promissory Note (“Costs”).  “Costs” shall include without limitation all Canadian goods and services tax on the fees in respect of which this Promissory Note is issued and all reasonable costs of collection when incurred, including actual amounts paid to or liabilities incurred in respect of legal fees and costs, accounting fees and costs, valuators fees and costs and such payment shall be on a full indemnity basis in respect of all of these and all other related costs of collection or costs in any manner involved in such realization upon security or collection.

This note shall be construed in accordance with the laws of the Province of Alberta, Canada and the laws of Canada applicable therein.  The parties hereby irrevocably attorn to the jurisdiction of the Courts of the Province of Alberta, Canada.
WOLVERINE EXPLORATION INC.

Per:__________________________
Lee P. Costerd, President

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SCHEDULE 2.5

THE PURCHASED INTEREST

1.    NINETY PER CENT (90%) of all Property at the time of Closing.

2. NINETY PER CENT (90%) of all additional Property from time to time for additional consideration.

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SCHEDULE 2.7
PROPERTY
 LICENCES FOR RESOURCE PROPERTY

1. The following Licences for Mineral claims in the Province of Newfoundland and Labrador, Canada:

(a)Government of Newfoundland and Labrador
Map Staked Licence #012425M, recorded August 18, 2006, comprising 82 Claims
Map Staked Licence #012427M, recorded August 18, 2006, comprising 20 Claims

(b)Government of Newfoundland and Labrador
Map Staked Licence #013039M, recorded January 4, 2007, comprising 254 Claims

(c)Government of Newfoundland and Labrador
Map Staked Licence #013187M, recorded February 12, 2007, comprising 160 Claims

2. All other Interests in property in Labrador, Canada as Shenin may acquire from time to time.

3. All other Interests in property in Labrador, Canada as Wolverine may acquire from time to time.

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SCHEDULE 2.11
CONTRACTS RELATING TO THE PURCHASED INTEREST

1. The Work Commitments in respect of the Property, including as set out in Section 1.2(c).

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SCHEDULE A
GENERAL TERMS AND CONDITIONS

A.1    Interpretation:  Wherever the singular or masculine is used in this Agreement the same shall be interpreted as including the plural, feminine or neuter wherever the context so requires.  The captions and headings are inserted for convenience of reference only, form no part of this Agreement and in no way define, describe or limit the scope or intent of this Agreement or any provision hereof.

A.2    Further Acts:  In order to fulfil the intent of the Parties hereto, they shall execute from time to time all reasonable documents and do all such things as may be reasonably necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement, to implement it in all respects, or to fulfil consequential aspects thereof, which any other Party may request from time to time at the expense, if any, of the Party so requesting.  Further, the parties shall cause the corporate parties to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

A.3    Severability:  If a Court or duly constituted arbitrator would declare that all or any portion of the provisions of this Agreement are void or unenforceable in the circumstances, this Agreement shall, automatically and without further act on the part of the Parties hereto, be reduced in scope to such an extent as to be valid and enforceable in the circumstances.  The invalidity of any provision of this Agreement or any covenant contained herein on the part of any Party shall not affect the validity of any other provision or covenant herein, which shall remain in full force and effect. Further, the Parties shall use their best efforts to negotiate an alternative provision which achieves the objectives of the provision so declared to be invalid, unenforceable or otherwise contrary to law.

A.4    Governing Law and Jurisdiction:  This Agreement shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of Alberta and the laws of Canada applicable therein.  The Parties hereby each agree irrevocably to attorn to the jurisdiction of the Courts of the Province of Alberta, Canada.

A.5    Recitals:  The recitals hereto are incorporated herein as part of this Agreement.

A.6    Entire Agreement; No Oral Agreements:  This written Agreement comprises the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder.  There are no other applicable verbal or oral or other agreements, memoranda, understandings, representations, conditions, warranties, statements, promises or collateral agreement (collectively herein called “Statements”) of any kind by and between the Parties, except as expressly set forth in this Agreement. The execution of this Agreement has not been induced by, nor do any of the Parties hereto rely upon or regard as material, any Statements whatever except to the extent expressly stated herein in writing.

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A.7    Default, Equitable Remedies and Specific Performance:  Upon a default under this Agreement, each nondefaulting party shall have such remedies as may be available at law and in equity, including specific performance, subject to the Dispute Resolution Provisions of Schedule B. Seller recognizes and affirms that in the event of breach of any of the provisions of this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations under this Agreement not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Agreement.

A.8    Amendment of this Agreement:  Any amendment or modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party, provided that all other agreements referred to herein or contemplated hereby are similarly amended as appropriate.  Any alteration, amendment or qualification of this Agreement shall be null and void and shall not bind any Party unless made in writing and signed or initialled by the Parties.

A.9    Notice:  All notices contemplated or required to be given hereunder shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of acknowledgement of receipt if sent by telex, facsimile or other wire transmission or (iii) ten (10) days after being deposited in the mail, certified or registered mail, postage prepaid, provided that where interruption of mail services is likely by reason of any strike or other labour dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.  For purposes hereof the Parties address for service of notice hereunder is as follows, or at such other address as the Party to whom such notice is to be given otherwise has prior directed in writing:

If to The Seller:
Shenin Resources Inc.
103 Huntcroft Place NE,
Calgary, Alberta, Canada T2K 4E6
Attention:  Richard Haderer, President
Facsimile: (403) 275-4462
Email:  pubco@telus.net

copy to:
Nichols & Company
Barristers and Solicitors
Unit #15 Avalon Park
843 Youville Drive West
Edmonton, Alberta, Canada T6L 6X8
Attention: Neil W. Nichols
Facsimile: (780) 497-7799
Email:  nnichols@nicholstax.com

If to the Buyer:
Wolverine Exploration Inc.
2470 St. Rose Pkwy, Suite 304
Henderson, NV 89074
Attention: Chief Financial Officer
Facsimile:  702-974-1444

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A.10    Waiver:  Any waiver of any term, covenant, representation or warranty, provision or condition of this Agreement to be effective must be in writing and signed by the Party waiving such term, provision or condition stating with specificity the particular provision or provisions being waived and for what event or period of time.  No waiver of any one or more provisions shall be deemed to be a further waiver or continuing waiver of such terms, provisions or conditions or any other term, provisions or conditions unless the waiver specifically so states. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

A.11    Warranty of Authority:  Any such execution is a representation and warranty to the other Party that the Party so signing has full authority in all requisite capacities to do so.  In the event of any loss or damage suffered by a Party due to this representation or warranty being untrue, whether innocent or otherwise, then the Party causing the harm shall indemnify the other Party in respect of all loss or damage, and reasonable costs and expenses connected therewith.

A.12    Time:  Time is of the essence of each provision of this Agreement, including in particular the Dispute Resolution Provisions of Schedule B.

A.13    Force Majeure:  No right of any party hereto shall be prejudiced by events beyond a party's reasonable control including without limitation pressures or delays from outside parties, labour disputes, the exigencies of nature, governments, regulatory authorities and acts of God, particularly as they may affect the performance of this Agreement but excluding the want of funds.  All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly.

A.14    Counterparts and Fax Copies:  This Agreement may be executed in counterparts and may be delivered by fax or digital copies thereof and when the whole is so executed and delivered it shall constitute a valid and binding agreement among the Parties so executing and delivering the agreement effective as of the Effective Date.  Fax and digital signatures (such as by email, pdfs, or scanned images) shall be deemed to be accepted as original.

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A.15    No Partnership, etc.:  Nothing in this Agreement, including co-ownership of undivided interests in Property, shall be deemed in any way or for any purposes to constitute any party a partner of, or a member of a joint venture or joint enterprise with, any other party to this Agreement in the conduct of any business, undertaking or otherwise.

A.16    No Assignment Permitted:  No Party to this Agreement shall assign, sell or otherwise transfer or encumber this Agreement, or any of the rights, obligations or interests arising hereunder, without the prior written consent of all of both Shenin and Buyer.

A.17    Effect of Investigations:   Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties and covenants of, and indemnities by, Sellers and/or any member of the Contributors made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer.

A.18    Publicity and Press Releases: Except as required by Applicable Law, the securities commission or stock exchange or as compelled by administrative or judicial process (and in any such event, Seller shall consult with Buyer prior to making any disclosure), Seller shall not, without the prior written approval of Buyer, disclose the Purchase Price Ann terms hereunder. No announcement of such Purchase Price and terms shall be made by the Seller without the prior approval of Buyer as to the form, timing and manner of such announcement.  Except as required by Applicable Law or as compelled by administrative or judicial process (and, in any event, Buyer shall consult with Seller prior to making any disclosure) Buyer shall not, without the prior written approval of Seller, disclose the Purchase Price and terms hereunder. Except as required by Applicable Law, no announcement of the Purchase Price and terms shall be made by the Buyer without the prior written approval of Seller as to the form, timing and manner of such announcement.

A.19    Money - USD:  All references to money in this Agreement shall be in US Dollars unless expressly stated to be otherwise, such as with respect to the Work Commitments, which are expressed in CAD, meaning Canadian Dollars.

A.20    Expenses: The Buyer shall pay a portion of the fixed fees and costs of the Seller to the extent of USD $5,000.00 in respect of the Closing; but otherwise, each of the Buyer and Seller shall bear its own expenses with respect to this transaction.

A.21    Dispute Resolution:  At any time while this Agreement and any of its provisions are in force, should any dispute or question arise between Wolverine and Shenin concerning the interpretation of this Agreement or any part thereof which cannot be amicably resolved by Wolverine and Shenin, then such dispute or question shall only be resolved by following the Dispute Resolution Provisions of Schedule B hereto.

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A.22    Enurement:  This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

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SCHEDULE B

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION
(International)

NOTE:  THIS ARTICLE CONTAINS A LIMITATION PERIOD OF SIX MONTHS AND LIMITS ALL REMEDIES FOR AMOUNTS OVER $25,000 TO THIS DISPUTE RESOLUTION PROCEDURE WITHOUT ANY RIGHT TO LITIGATE IN COURT

IMPORTANT SUMMARY OF SCHEDULE B
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION

Summary:  This Dispute Resolution procedure is summarized as follows and requires the initials and signatures on behalf of the parties before and after and shall be taken as conclusive proof of the awareness and understanding of the parties to their rights and obligations:

(Initial)_____________         (Initial)___________
  Haderer                  Costerd

SUMMARY OF
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION
NOTICE OF LIMITATION DEADLINE TO RESOLVE DISPUTES

The following notes are provided as a caution to the Parties and so that they will know their rights and obligations.  They summarize the Dispute Resolution Provisions below in Schedule B which prevail over this summary in interpreting the limitation deadline provisions for Dispute Resolution, so reference ought to be made to them.

THIS AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES:

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process replaces litigation and seeks fair, reasonable and expeditious resolution of disputes:  it has three steps which must be done or attempted in order:  section B.1, B.2., B.4.1(b).

1.    The first step is Senior Level Settlement Negotiation:  section B.3 PART I (a).

The key document WHICH MUST BE DONE TO START THIS AND ALL LATER STEPS, and which must be done within time, is the “Dispute Notice Within The Limitation Time”.  This written Notice also suspends the time limitation deadline while the parties are trying to resolve the dispute so no advantage can be gained by delaying tactics:  section B.3

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(a).  A sample form of the Notice is in the final attachment to the Agreement at the last page of the Agreement.  Any similar notice will do.

2.    The second step is non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).

If the Senior Level Settlement Negotiation does not resolve matters the Claimant may choose to quit or to mediate.

3.    The third step is binding Arbitration:  Part II, section B.4.

Section B.4.2 provides two deadlines for demanding Arbitration:

(a)within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b)not later than SIX (6) MONTHS after the later of
(i)when the claim arose and
(ii)when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the unsuccessful Mediation.

If a Claimant misses either one of the Arbitration deadlines, the Claimant's claim is finished and dismissed, the Claimant has no other avenue for relief and cannot go to Court to litigate the claim.

If a Claimant wrongfully attempts to litigate first, then the Claimant is also deemed thereby to have elected irrevocably to abandon any relief by Arbitration but the Claimant is still bound by all of the Arbitration provisions which say a Claimant is not permitted to litigate.  In effect, when the Court dismisses the Claimant's claim because it must do so and cannot hear any such litigation, then the Claimant has no other avenue for relief and cannot come back and try Arbitration.  Thus a Claimant litigates at the Claimant's own peril, such that by breaching the covenant not to litigate the Claimant has given up all other right of recourse.

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THE UNDERSIGNED HAVE READ, UNDERSTAND AND AGREE WITH THE FOREGOING  DEADLINES AND CONSEQUENCES.

FOR SHENIN AND SELLERS

 ________________________          ________________________
Witness         Richard Haderer

FOR BUYER

________________________          ________________________
Witness          Lee P. Costerd

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DISPUTE RESOLUTION PROVISIONS IN DETAIL

B.1    Dispute Resolution and Binding Arbitration:  In the event of dispute the Parties agree to submit such issues for resolution in accordance with these Dispute Resolution provisions, and shall proceed through each of the following three steps in order as far as necessary to resolve the dispute, subject to the complainant's right at any time to withdraw its complaint; the three successive steps are:
(a)senior level settlement negotiation as set out in Part I below,
(b)mediation as set out in Part I below, and failing resolution then

(c)arbitration, which shall be final and binding upon the Parties without appeal and without resort to the Court upon any grounds whatever, such as questions of law or mixed fact and law, including not challenging the jurisdiction of the arbitrator upon any grounds whatever, such arbitration process to be in the form and manner set out in Part II below.

B.2    Limiting Rights:  The Parties acknowledge and agree that they each are limiting all of their rights of review, interpretation and decision to final and binding arbitration and have no other recourse to resolve any dispute or controversy between them arising out of or connected with this Agreement.  They do so knowing that they may be giving up substantial rights in favour of speedy, inexpensive and certain resolution of any dispute among them, such prompt and certain resolution being most desirable according to the interests of each.  Further, the language of this provision and that of the Dispute Resolution provisions shall not be construed or interpreted in favour of or against any Party on the basis of authorship or draftsmanship, it being agreed that this provision and the Dispute Resolution provisions comprise an instrument resulting from the common desire and effort of all of the Parties.

B.3    PART ISenior Level Settlement Negotiation and Mediation

The following shall be attempted prior to any arbitration:

Senior Level Settlement Negotiation

(a)    In the event of any dispute, controversy or claim (a “Dispute”) arising out of or in relation to this Agreement or any related agreement or subcontract specifically referred to in this Agreement, or the performance, non-performance, breach, termination, or invalidity hereof or thereof, the Dispute shall be the subject of an attempt at an amicable solution, for which purpose any Party may give WRITTEN AND DATED NOTICE to the other Parties (“DISPUTE NOTICE WITHIN THE LIMITATION TIME” or “Notice”), setting out:

(i) a concise description of the Dispute,
(ii) the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)    details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held in Calgary, Alberta or such other place as the Parties may agree for the purpose of resolving the Dispute, and

(iv) the following LIMITATION NOTICE, or equivalent:

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THIS AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES IN:

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION

The Dispute Resolution process replaces litigation and has three steps which must be done or attempted in order:  section B.1, B.2., B.4.1(b).

1.    The first step is Senior Level Settlement Negotiation:  section B.3 PART I (a).

The key document WHICH MUST BE DONE TO START THIS AND ALL LATER STEPS, and which must be within time, is the “Dispute Notice Within The Limitation Time”.  This written Notice also suspends the time limitation deadline while the parties are trying to resolve the dispute so no advantage can be gained by delaying tactics:  section B.3 (a).  A sample form of the Notice is in the final page of the Agreement.

2.    The second step is non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).

If the Senior Level Settlement Negotiation does not resolve matters the Claimant may choose to quit or to mediate.

3.    The third step is binding Arbitration:  Part II, section B.4.
Section B.4.2 provides two deadlines for demanding Arbitration:

(a) within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b) not later than SIX (6) MONTHS after the later of
(i) when the claim arose and
(ii) when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the unsuccessful Mediation.

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Within 15 days after delivery of the Notice, each receiving Party shall submit to the other Parties a written response, setting forth the position of the receiving Party in respect of the Dispute and providing copies of any supporting documentation.

(b)    If such meeting is called, the meeting shall take place within 30 days of its being requested.  If such meeting does not take place within such 30 days or if within 15 days after such meeting the Senior Officers have not resolved the Dispute, then the Dispute shall, upon the written request of any Party, be referred to mediation in accordance with subsection (c) hereof or, failing any such resolution by mediation, settled by arbitration in accordance with the remaining provisions of this Article.

Interest-Based Non-Binding Mediation

(c)    If a Party requests that a Dispute be referred to mediation, there shall be one qualified, experienced mediator who shall be impartial and shall be independent of and have had no financial connection with any Party.  Should the services of an appointing authority be necessary, the appointing authority shall be a Justice of the Court of Queen's Bench of Alberta.

The Parties shall have 15 days from the date of the request of mediation to agree among themselves on the appointment of the mediator.  If, after such 15 day period, the Parties have not agreed on such appointment then a Justice of the Court of Queen's Bench of Alberta shall appoint the mediator.  The mediator may not serve as an arbitrator in any arbitration of the Dispute.  The mediation result, if any, is not binding unless and until such agreement is reduced to writing signed by all Parties thereto.

(d)    All negotiations, including any offers of settlement or compromise, undertaken pursuant to this Part I shall be on a “without prejudice” basis and shall not be admissible in any subsequent arbitration or other proceeding.

B.4    Part IIBinding Arbitration

No matter maybe submitted to arbitration until Part I has been complied with and mediation has either failed or been waived expressly in writing or by necessary implication from the conduct of the party adverse in interest to the party seeking arbitration.

B.4.1    Matters to be Submitted to Arbitration:

(a)    One or more Parties may demand arbitration or answer the demand for arbitration.  All disputes and controversies of every kind and nature between the Parties to this Agreement arising out of an occurrence or event or omission in respect of this Agreement, including matters of jurisdiction, questions of fact, law or mixed fact and law and as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be decided by arbitration in accordance with the rules of the Alberta Arbitration Act or applicable legislation and as such rules may be modified by this Agreement.

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(b)    Each Party shall not have or retain any right to appeal any question whatever to the courts, including matters of jurisdiction or questions of law or mixed fact and law, even if the award appears in the opinion of one Party to be wholly perverse, it being the intent that the arbitrators award is final and binding in respect of all legal or equitable action or proceeding of any nature whatever, without appeal or resort to the court.

(c)    The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.  The award rendered by the arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof.

B.4.2    Procedure

B.4.2.1     Demand for Arbitration:  Notwithstanding any provision of this Agreement, any Party may demand such arbitration in writing
(a)    within thirty (30) days after the conclusion of interest-based mediation pursuant to Part I, and provided that
(b)    it is not later than six (6) months after the later of when the claim arose and when it was known or reasonably ought to have been known, which demand shall include

1. the name and curriculum vitae of the arbitrator nominated by the Party demanding arbitration,
2. a statement of the matter in controversy,
3. a statement of the detailed issues to be resolved,
4. a statement of the relief or result sought from the arbitrator,
5. a summary of the evidence, both documentary (with copies) and verbal reduced to writing, plus the time elapsed since giving the Notice,
6. the reasons therefor, and
7. a summary of the law relied upon and copies of all authorities and references.

B.4.2.2     Answer and Selection of Arbitrators:  Within fifteen (15) days after such demand, the other Party shall answer, which answer shall include:

1. the name and curriculum vitae of the arbitrator nominated by the Party answering the demand for arbitration,
2. a statement of the matter and any additional matter in controversy,
3. a statement of the detailed issues and any additional issues to be resolved,
4. a statement of the relief or result sought from the arbitrator,
5. a summary of the evidence, both documentary and verbal reduced to writing,
6. the reasons therefor, and
7. a summary of the law relied upon and copies of all authorities and references;

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or in  default of such nomination of an arbitrator, such arbitrator shall be selected by a Justice of the Court of Queen's Bench of Alberta.  The two arbitrators selected shall thereafter name a third arbitrator within ten (10) days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be selected by a Justice of the Court of Queen's Bench of Alberta.

B.4.2.3     Costs:  The arbitration costs and expenses of each Party shall be borne by each Party initially, and upon rendering their award, the arbitrators may in their discretion include a provision for payment of costs and expenses of arbitration to be paid by one or both of the Parties as the arbitrators deem just.

B.4.2.4     Hearing, Interim Relief and Award:  The arbitration hearing shall be held at Calgary, Alberta upon ten (10) days notice to the Parties, and the arbitrators shall make an award within forty-five (45) days after the hearing has completed and the arbitrators are hereby given authority by the Parties to prescribe the terms of any interim order respecting the standstill of the Parties or any action which would have the effect of preserving the assets or matters pending the making of an award, and such interim order shall be valid without appeal the same as extraordinary relief of a court enforceable in any manner, including without limitation by way of interim or permanent injunction, temporary or permanent injunction or mandamus once entered as an order or judgment of the court.

B.4.2.5     Arbitrator Not Bound by Strict Rules of Evidence:  The Alberta rules of evidence shall govern the presentation of evidence at such hearing, except that the arbitrators are not bound by the strict rules of evidence at such hearing.

B.4.2.6     Purpose:  The arbitrators shall make their rulings and decisions in order to enforce the Agreement by its language, equity and fair dealing in matters of trade and commerce, irrespective of technicalities but not so as to modify the Agreement, other than the construction and interpretation thereof, and with the least possible delay and expenditure consistent with the comprehensive investigation of such controversy presented.

B.4.2.7     Witnesses:  The Parties shall be entitled to be heard in person or through counsel, and may produce witnesses for examination; and the arbitrators may, by subpoena, require any person to attend before them as a witness and to bring with him or her books, papers or information in any form whatever.

B.4.2.8     Records:  At the request and expense of any Party so requesting, the arbitrators may keep a complete record of all of the proceedings.

B.4.2.9     Private Matter:  The arbitration proceedings shall not be public.

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B.4.3    Award is Final and Binding:  An award rendered by a majority of the arbitrators appointed under and pursuant to this Agreement shall be final and binding on all Parties to the proceeding during the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement.

B.4.4    Award Enforceable as Judgment:  Judgment on such award or interim order may be entered by either Party in a court of competent jurisdiction, state or federal, and jurisdiction for such is hereby agreed to and conferred to the extent necessary, without any right of appeal therefrom whatever.

B.4.5    Agreement to Arbitrate is Bar to Suit or Action:  The Parties stipulate that this arbitration provision shall be a complete defense to any suit, action or proceeding instituted in any federal, provincial or local court or before any administrative tribunal with respect to any controversy or dispute arising during  the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement and which is arbitrable as set forth in this Agreement, it being the intent of the Parties hereto that no suit at law or in equity based on such dispute or controversy shall be instituted by either Party, except to enforce the award of the arbitrators.

B.4.6    Arbitration Provisions Survive Termination:  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

B.4.7    Lack of Arbitrators' Authority to Modify Agreement:  Nothing contained in this arbitration provision shall be deemed or construed so as to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement, other than to construe and interpret them.  This Agreement was drafted and reviewed by the mutual effort of both Parties and shall not be interpreted or construed against either Party on account of drafting.

B.4.8    Governing Law:  It is agreed that this arbitration provision, like the whole of this Agreement,  shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of Alberta and the laws of Canada applicable therein.

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SAMPLE

THIS SHALL BE THE LAST PAGE OF THE AGREEMENT
SAMPLE DISPUTE NOTICE WITHIN THE LIMITATION TIME
WRITTEN NOTICE MADE THIS ___ DAY OF ________, 200_
TO:   name other party

THE LIMITATION DEADLINE IS DETERMINED AS FOLLOWS:  describe calculation of limitation deadline in accordance with information below

TAKE NOTICE THAT the Undersigned Claimant hereby requests Senior Level Settlement Negotiation:  section B.3 PART I (a) for the following matter:
(i)a concise description of the Dispute,
(ii)the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held  _____________[insert time and place at least 15 days after service of this notice]_________________ , and

(iv)the following LIMITATION NOTICES, or clear equivalent information:

THE AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process requires that the Parties first attempt Senior Level Settlement Negotiation:  section B.3 PART I (a), failing that then the second step is to attempt non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).  Failing this, the third step is binding Arbitration:  Part II, section B.4.  Section B.4.2 provides two deadlines for demanding Arbitration:

(a) within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b) not later than SIX (6) MONTHS after the later of
(i) when the claim arose, and
(ii) when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the Mediation.

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YOU MUST within 15 days after delivery of this Notice, submit to the other Parties a written response, setting forth your position in respect of the Dispute and providing copies of any supporting documentation.

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SCHEDULE C
CONFIDENTIALITY PROVISIONS

C.1    Wolverine and Shenin covenant and agree to treat information received from the other party or developed in the course of dealings with the other party as confidential, and to not use any such information for its private commercial advantage or to disclose such information to any third party without the prior consent of the other party. For greater certainty, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed by Wolverine pursuant to applicable securities or corporation laws, regulations or policies. Wolverine and Shenin further agree to cause and require any representatives, directors, officers, and employees of Wolverine or Shenin who have reviewed the legal terms of this Agreement to respect and be bound by the confidentiality provisions of this Agreement.

C.2    Further to the above, the parties each agree to be bound by the following Confidentiality Agreement, as if they were the Receiving Party in favour of the other party hereto, without further execution or delivery of the document.

C.3    The parties each agree to require the following Confidentiality Agreement to be obtained from all Persons to whom confidential information is disclosed at any time.

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT, made by and between WOLVERINE EXPLORATION INC. of Las Vegas, Nevada, U.S.A, and SHENIN RESOURCES INC. of Calgary, Alberta, Canada (hereinafter together called "Wolverine") and THE UNDERSIGNED (hereinafter called "Receiving Party")
WHEREAS:

A.    Wolverine Proprietary & Confidential Information includes all information belonging to Wolverine, including, without limitation:

1.    All information relating to resource property and mineral exploration in Labrador, Canada, or anywhere in the world, including any samples, assays, drawings, maps, layouts, exploration data, subsequent expansion, exploration, developments and improvements thereof, any information, knowledge or ideas created, contributed or developed by Receiving Party using or springing from or relating to Wolverine or its business opportunities, the mineral exploration business and expansion plans, opportunities and methods of Wolverine for all purposes whatever;

2.    Any development, improvement, enhancement or combination of any resource property, mineral exploration, or intellectual property which in any way relates to the business of Wolverine or may constitute a future business opportunity of Wolverine made or discovered by Receiving Party in whole or in part during the applicability of this Confidentiality Agreement;

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3. All project costing, supplier arrangements, alliances, financial and fiscal information related thereto or to the business, holdings and structure of Wolverine;

4.    Any trade secret or other secret including, but not limited to all customer and prospect lists, shareholder lists, patents, patent applications pending, technical information, raw material data, product specifications, processes and designs, operating and production data, marketing strategies and data, calculations, instructions, manuals, techniques and know-how, and

5.    All information and know-how used by Wolverine which is being, has been or may be used in or developed for use in its business carried on by Wolverine now or hereafter or which arises in connection with a business opportunity of Wolverine, including resource property, mineral exploration, mining and extraction, financial or marketing information and customer or contact lists or shareholder lists of whatever nature in whatever form.

B.    Receiving Party acknowledges that Wolverine Proprietary & Confidential Information has and is being acquired and developed by Wolverine through the expenditure of substantial time, effort, and money, and is a valuable and necessary asset which Wolverine must retain in confidence and withhold from disclosure and availability to others;

C.    It is desirable that Wolverine disclose certain of the Wolverine Proprietary & Confidential Information to Receiving Party for the sole purpose of evaluation, development, expansion, improvement, exploitation by or on behalf of Wolverine or marketing thereof; and

D. It is the mutual desire of both parties hereto to preserve the secrecy and confidentiality of Wolverine Proprietary & Confidential Information;

NOW, THEREFORE, in consideration of the disclosure, the undertakings giving rise to such disclosure, and the mutual promises, it is hereby agreed as follows:

1.    Wolverine, by its servants or agents, has delivered or will deliver and/or disclose certain Wolverine Proprietary & Confidential Information to Receiving Party to enable the Receiving Party to assess, evaluate or otherwise investigate or be involved with the mineral exploration opportunity, and use the Wolverine Proprietary & Confidential Information for such purpose, but neither for Receiving Party's other use nor further disclosure.

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2.    Except as authorized by this Agreement or as otherwise authorized in writing by Wolverine and for the benefit of Wolverine, Receiving Party agrees that with respect to Wolverine Proprietary & Confidential Information which is disclosed orally or otherwise identified in writing or physical embodiment form:

(a)    It shall not disclose Wolverine Proprietary & Confidential Information to any other person or entity, including, without limitation, any parent, subsidiary or affiliated corporations of the Receiving Party, independent contractors, and other third parties whatever;

(b) It shall not use Wolverine Proprietary & Confidential Information for its own account or purposes, or for the purposes of any other person or entity, except as permitted under this Agreement;

(c)    It shall not make, photocopy, or otherwise reproduce or disclose any documents or copies of documents containing disclosures of Wolverine Proprietary & Confidential Information and any portion thereof;

(d)    Except as required by law and under oath, it shall not communicate or disclose to others that Wolverine Proprietary & Confidential Information has been disclosed to Receiving Party or that Receiving Party is utilizing the Wolverine Proprietary & Confidential Information; and in the event that disclosure is intended under this exception, then it shall at least thirty (30) days beforehand advise Wolverine in writing with sufficient detail that Wolverine at its own expense may obtain a Court Order preventing or limiting such disclosure; and

(e)    It shall not combine Wolverine Proprietary & Confidential Information with other information nor disregard its obligations of confidence and use by selecting a series of items of knowledge from unconnected sources and fitting them together through its knowledge or use of Wolverine Proprietary & Confidential Information and any portion thereof so as to attempt to justify use thereof for its own account or purposes or that of any other person or entity.

3.    The obligations in this Agreement shall not apply to:

(a)    Information which is in the public domain as of six (6) months before the date of execution of this agreement or which later comes into the public domain from a source other than the Receiving Party;

(b)    Information which as a matter of record Receiving Party had in its possession in written or physical embodiment form prior to the date of execution of this agreement from a source other than Wolverine; and

(c) Information which comes to Receiving Party from a bona fide third party source having the right to disclose such information to Receiving Party.

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4.    Receiving Party agrees that:

(a) It shall at no time solicit or induce any servant or agent of Wolverine to form a commercial or employment relationship of any nature which would not be exclusively in favour of Wolverine;

(b)    It shall disclose Wolverine Proprietary & Confidential Information and any portion thereof only to such of Receiving Party’s employees or agents as are reasonably necessary to carry out the purposes of this Agreement and make such employees or agents bound in writing by the obligations of confidentiality and use contained in this Agreement before disclosure to them;

(c)    It shall, upon request of Wolverine or its representatives or contractors, forthwith return to Wolverine, any and all documents and or materials containing Wolverine Proprietary & Confidential Information disclosed to it, together with all copies thereof.

(d)    It shall take all measures necessary in the circumstances to prevent unauthorized disclosure of Wolverine Proprietary & Confidential Information and it shall handle such information in accordance with absolutely strict procedures which are intended to protect the Wolverine Proprietary & Confidential Information from unauthorized use or disclosure and in the event of such use or disclosure

(i) to immediately advise Wolverine in writing with all relevant details of any unauthorized use or disclosure, and
(ii) to take necessary action to recover the Wolverine Proprietary & Confidential Information and to enjoin the use or further disclosure by the third party.

(e)    During the term hereof and during any subsequent applicable non-competition term and subject to the law protecting exploration, drilling or assay information, proprietary rights and intellectual property as may be applicable to Wolverine Proprietary & Confidential Information, including the law of staked mineral claims, licences in respect thereof, Receiving Party shall not register, record or apply for registration of any mineral claim, or licence in respect thereof, within 10 kilometres of any resource property staked by or on behalf of Wolverine, discovered, identified or in which it has an expression of interest or which is connected with, derived from or reasonably foreseeable as relating to Wolverine Proprietary & Confidential Information imparted to the Receiving Party.

5.Receiving Party acknowledges and agrees:

(a)    to indemnify and hold harmless Wolverine from all loss, damages and expenses, including reasonable lawyer's fees, which Wolverine may sustain as a result of any unauthorized disclosure by Receiving Party hereunder; and

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(b)that by virtue of any prohibited disclosure of any Wolverine Proprietary & Confidential Information, Wolverine shall be presumed to have suffered irreparable harm and loss and that may and shall be quantified in monetary terms, and further, notwithstanding any Dispute Resolution provisions such as arbitration, Wolverine shall be entitled to injunctive or other extraordinary relief as also being appropriate in the circumstances, with such loss or damage being presumed and such relief granted without bond, surety or indemnification whatever.

6.    Receiving Party agrees that all Wolverine Proprietary & Confidential Information, including any information, knowledge or ideas created, contributed or developed by Receiving Party using or springing from any Wolverine Proprietary & Confidential Information, shall be legended: "Property of Wolverine" or as otherwise directed by Wolverine.  Copies thereof shall be forthwith forwarded to Wolverine upon request.

7.    Receiving Party hereby acknowledges that no license rights, user rights or ownership interest whatever in respect of the Wolverine Proprietary & Confidential Information is hereby granted or transferred, either directly or by implication.

8.    Receiving Party hereby acknowledges that it owes a fiduciary duty to Wolverine in respect of Wolverine Proprietary & Confidential Information and its use, and further hereby acknowledges that any financial gain, except where permitted in writing by Wolverine, which it now or hereafter derives from the Wolverine Proprietary & Confidential Information are held by the Receiving Property in trust for the sole use and benefit of Wolverine, without reservation or offset whatever.

9.     Any proprietary rights which Receiving Party has or purports to have which constitute a discovery, expansion, development, improvement, enhancement or combination of any of Wolverine Proprietary & Confidential Information shall be held in trust for the sole use and benefit of Wolverine, without reservation or offset whatever.  The Receiving Party hereby assigns all such rights to Wolverine royalty free and in perpetuity and hereby irrevocably constitutes Wolverine to be its lawful attorney to execute all such assignments and other documents necessary or desirable to implement such assignment of rights for the purposes set out herein.

10.    The obligations of the Receiving Party created hereunder in respect of Wolverine Proprietary & Confidential Information shall continue indefinitely beyond the termination of any of the other agreements between the parties or any of the parties.

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11.    This agreement shall be interpreted and enforced according to the laws of the Province of Alberta, Canada.  The Receiving Party hereby irrevocably attorns to the jurisdiction of the Courts of that Province.  The recitals are incorporated herein.  There are no permissions, consents or authorizations in favour of the Receiving Party, except to the extent written herein and including TEXADA CONSULTING INC.  Facsimile and digital signatures are as effective as original signatures.  This Agreement may not be changed, modified, or amended except by the express written agreement of the parties hereto. This Agreement shall be binding upon the heirs, successors and permitted assigns.

WHEREFORE, the Undersigned has hereby entered into this Confidentiality Agreement on the _____ day of __________________, 2007.

_____________________________x____________________________
WitnessReceiving Party (Individual Must Sign)

_________________________________________________
Print NamePrint Name

_________________________Inc./Ltd./Corp.

_____________________________x____________________________
Witness Receiving Party (Corporation, if also representing it)

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Instructions:  Make copies to be signed:  one per person, and make extras to have on hand for others to sign, if permitted

1.Initial each page

2.Date and Sign in your Individual capacity at the bottom of page 4 and print your name

Have the witness sign and print his/her name

3.If you also represent a corporation or other entity, then insert the corporate name or entity name and sign again, this time on behalf of the corporation or other entity.

Have the witness sign and print his/her name

4.Fax the signed form to

Wolverine Exploration Inc.
c/o Chancery Chambers Law Corporation
(604) 535-2581

and mail an Original to:

Chancery Chambers Law Corporation
307A Morgan Creek Corporate Centre
15252 - 32 Avenue,
Surrey, BC
V3S 0R7

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5.Obey the Agreement:  even if you are permitted to disclose the information, the other person must sign a copy of this first.

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SCHEDULE D

INDEMNIFICATION PROVISIONS

D.1    Notice of Claims: Assumption of Defence:  The party entitled to indemnification pursuant to the Agreement (the "Indemnified Party") shall give prompt notice to the party who is obligated to indemnify (the "Indemnifying Party") of the assertion of any claim or the commencement of any suit, action or proceeding by any Person, in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request (but the giving of such notice shall not be a condition precedent to indemnification hereunder). The Indemnifying Party may, at its own expense, participate in and, upon notice to the Indemnified Party and the Indemnifying Party's written agreement that the Indemnified Party is entitled to indemnification pursuant to this Article for losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defence thereof; provided that the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party, and the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right but not the duty to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

D.2    Settlement or Compromise:  Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other party.

D.3     Failure to Give Timely Notice:  A failure to give timely notice as provided in this Schedule shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

D.4    Failure of Indemnifying Party to Act:  In the event that the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations hereunder.

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D.5    Reductions and Subrogation:  If the amount of any loss at any time subsequent to the time of making any payment under this section is reduced by

(a) any net tax benefit to the Indemnified Party, or

(b) any recovery, settlement or otherwise under or pursuant to any non-life insurance coverage,

the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith) together with interest thereon from the date of payment thereof at Prime Rate shall promptly be repaid by the Indemnified Party to the Indemnifier. Upon making a full payment under this section, the Indemnifying Party shall, to the extent of such indemnity, be subrogated to all rights of the Indemnified Party against any third party that is not an Affiliate of the Indemnified Party in respect of the loss to which the payment made under this section relates but only if the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such loss.

D.6    Interest:  All losses shall bear interest at a rate per annum equal to the Prime Rate plus two (2%) per cent per annum, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a loss, to the date of payment by the Indemnifying Party to the Indemnified Party.

D.7     Rights in Addition:  The rights of indemnity set forth in this section are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement and the transaction contemplated hereby.

D.8    Set-Off:  The Indemnifying Party may set off against any amount due hereunder or otherwise to Indemnified Party. The right to obtain payment on account of the liability of Indemnified Party for losses by setting off all or part of such losses against amounts otherwise due to such parties, shall not relieve the Indemnifying Party of its continuing liability to indemnify the Indemnified Party in the event that the amounts otherwise due to such parties at any time are not sufficient to pay off and discharge completely the losses suffered or incurred by the Indemnified Party.

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SCHEDULE E
RIGHT OF FIRST REFUSAL PROVISIONS

E.1    Offer: If Shenin acquires additional Property, it shall offer in writing to the Buyer at least a 90% undivided interest in the Property (the “Offer”) at whatever price it chooses and the Offer shall remain open for acceptance for ninety (90) days.

E.2    Contents of Offer: The Offer shall include all of the following:

(a)    it shall be for not less than an undivided 90% interest in the Property; if it is for more, the Buyer may elect to purchase only the undivided 90% interest and such shall not be considered a counteroffer, but an acceptance of the Offer to purchase an undivided  90% interest in the Property;

(b)    have attached thereto a summary of the features of the Property, supported by a copy of all information material and relevant to the Property in the possession or control of the Shenin at the time of the Offer, and if such information is no longer in the possession or control of Shenin, then advice as to its last known whereabouts; and

(c)    contain a bona fide cash equivalent as determined by Shenin of any consideration proposed to be paid to Shenin which is other than cash, and shall set forth the method of computing such cash equivalent.

E.3    Alternatives for Buyer:  The Buyer may accept the Offer to the extent of an undivided 90% interest in the Property or to the extent of more if more is offered, reject the Offer, make a counteroffer in which case the Offer dies, or do nothing and let the Offer expire.

E.4    Acceptance:  If the Offer is accepted, it shall close in accordance with its terms within thirty (30) days of the date of acceptance.

E.5    No Acceptance:  If the Offer is not accepted by the Buyer in time, then Shenin is free to sell the whole 100% of its Interest, or any portion of its Interest, for a price and upon terms no less favourable than that made in the Offer or upon price and terms commercially equivalent thereto or greater than the Offer in the commercially reasonable opinion of Shenin.  If the price and terms are not identical to the Offer, they must be disclosed to the Buyer.  Such disclosure does not constitute an Offer, but may afford grounds to invoke the Dispute Resolution Provisions of Schedule B.  If the proposed third party purchaser is not at arm’s length (within the meaning of the Canadian Tax Act) with Shenin, then Shenin shall disclose fully the relationship with the proposed third party purchaser, and such third party purchaser may only purchase if it covenants not to resell the whole or the portion of the Interest acquired for less than it paid for one year from the date of acquisition.

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E.6    Renewed Offer: If Shenin wishes to sell or dispose of or effect the transfer of the Shenin Interest in the Property, for a lower amount or different price and terms, then these provisions shall again apply to any subsequent sale, transfer or disposition of the Interest and so on from time to time.

THIS SHALL BE THE LAST PAGE OF THE AGREEMENT
SAMPLE DISPUTE NOTICE WITHIN THE LIMITATION TIME

WRITTEN NOTICE MADE THIS ___ DAY OF ________, 200_
TO:   name the other party

THE LIMITATION DEADLINE IS DETERMINED AS FOLLOWS:  describe calculation of limitation deadline in accordance with information below

TAKE NOTICE THAT the Undersigned Claimant hereby requests Senior Level Settlement Negotiation:  section B.3 PART I (a) for the following matter:
(i) a concise description of the Dispute,
(ii) the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)    details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held  _____________[insert time and place at least 15 days after service of this notice]_________________ , and

(iv) the following LIMITATION NOTICES, or clear equivalent information:

THE AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process requires that the Parties first attempt Senior Level Settlement Negotiation:  section B.3 PART I (a), failing that then the second step is to attempt non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).  Failing this, the third step is binding Arbitration:  Part II, section B.4.  Section B.4.2 provides two deadlines for demanding Arbitration:
(a) within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and

(b) not later than SIX (6) MONTHS after the later of
(i) when the claim arose, and
(ii) when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

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This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the Mediation.

YOU MUST within 15 days after delivery of this Notice, submit to the other Parties a written response, setting forth your position in respect of the Dispute and providing copies of any supporting documentation.

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Exhibit 10.2

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THIS CONSULTING AGREEMENT made as of the 31st day of January, 2007 BY AND BETWEEN WOLVERINE EXPLORATION INC., a Nevada, U.S.A. corporation, (hereinafter called the “Master Corporation”) and  TEXADA CONSULTING INC., a British Columbia, Canada corporation, (hereinafter called the “Consultant”)

RECITALS:
A.    WHEREAS the Master Corporation is a body corporate duly incorporated pursuant to the laws of the State of Nevada, U.S.A., is validly subsisting and in good standing in its constating jurisdiction, and has an office at or near Vancouver, British Columbia, Canada;

B.    AND WHEREAS Consultant has represented to the Master Corporation that it is qualified to provide to the Master Corporation such services as an independent contractor as are hereinafter set forth;

C.    AND WHEREAS the Master Corporation wishes to obtain the services of Consultant as an independent contractor for undertaking mining exploration in Labrador and elsewhere in Canada for an open-ended term as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and subject to the terms and conditions herein set out, the parties hereto covenant and agree as follows:

ARTICLE I - CONTRACT FOR SERVICES:
CONSULTING, MANAGEMENT AND LABOUR SUPPLY  SERVICES

1.1    The Master Corporation hereby engages Consultant, and Consultant hereby accepts the engagement, to provide for the Master Corporation, or at its direction to other corporations or entities in which it has a direct or indirect financial interest (“Affiliate”), to the extent that the Master Corporation reasonably and lawfully directs, consulting, management and labour supply services in the mining exploration industry in Canada (the “Services”), including without limitation the following for the Master Corporation or its Affiliates:

(a) Advise and manage the overall business and organizational policies;
(b) Develop, recommend and implement programs through subordinates;
(c) Advise and approves annual and long term company policies and goals;
(d) Advise and manage company financial, organizational and operational planning activities and growth of the Company, including serving as banking signatories or mandatories;
(e) Advise and establish budgetary and operational objectives;

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(f) Monitoring performance relative to established objectives and systematically monitor and evaluate operating results;
(g) Advise and establish operating and capital expenditure budgets to go to the Board of Directors for approval;
(h) Advise and formulate the strategic plans and submits them to the Board of Directors for approval;
(i) Advise and direct consultants and others in matters concerning the exploration, development, production, and promotion of the business;
(j) Promoting positive relations with suppliers, customers, stakeholders and the general public;
(k) Advise and establish fair and appropriate policies for labour supply and human resources management; and
(l) Respond and report to the Board of Directors.

1.2    The relationship between the Master Corporation and Consultant is that of independent contractor.

1.3    Such Services shall be rendered by Consultant at locations in
(a) British Columbia, Canada, and
(b) elsewhere in Canada, Nevada, U.S.A. or at such other locations as the Master Corporation may reasonably require for itself or an Affiliate and Consultant accept.

1.4    The Consultant shall assign or designate at least one competent employee or agent of the Consultant approved upon commencement of this Agreement by the Master Corporation to fulfil the obligations of the Consultant hereunder, which person shall be herein called the “designated person”.  The Consultant hereby designates Bruce E. Costerd as one of the persons to fulfil the terms of this engagement and to provide the Services.

1.5    Consultant shall have reasonable discretion as to the manner in and the time within which the Services are performed.

1.6    Consultant shall, during the term of this Agreement, provide the Services on a commercially reasonable priority but non-exclusive basis to the Master Corporation and in furtherance of the Master Corporation's commercially reasonable best interests, or for the Affiliate which the Master Corporation directs and the Consultant accepts.

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1.7    Consultant is at liberty to carry on for its own benefit such other business, management or other engagements, even if in direct or indirect competition to that of the Master Corporation or its Affiliates.

1.8    On behalf of the Consultant, the designated person shall devote his time and attention on a non-exclusive basis to the provision of the Services to the Master Corporation during regular business hours in reasonable priority to other commercial obligations of the designated person on behalf of the Consultant.

ARTICLE II - TERM

2.1    The Master Corporation hereby engages Consultant for the purposes aforesaid commencing as of 1st day of February, 2007 and such engagement shall continue until termination in accordance with the provisions of this Agreement, subject to any early termination only in any applicable circumstances set out herein or any extension or commutation of this arrangement to which the parties may agree.

2.2The Agreement shall renew automatically on the same terms and conditions, unless amended as herein provided, for successive one (1) year periods after the expiry of the initial term, unless terminated as herein provided.

ARTICLE III - STANDARD OF CONDUCT

3.1    Consultant agrees that it shall provide the Services in a manner which is honest, orderly, competent and skillful, shall employ only orderly, competent and skillful individuals with the necessary qualifications, experience and ability to enable it to perform the Services, shall use its commercially reasonable best efforts to promote the interests of the Master Corporation and shall act in accordance with the Master Corporation’s direction respecting its reasonable and lawful policies and procedures as may be in effect from time to time.

3.2    Nothing herein contained shall require the Consultant to do or refrain from doing anything which constitutes conduct in contravention of the provisions of any statute or regulation by which it is bound or which would result in Consultant committing a breach of any of the provisions of applicable statutes and regulations.

3.3    All of the Services shall be provided only on a best efforts basis.

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ARTICLE IV - OFFICE SPACE

4.1    Master Corporation shall provide or pay for non-exclusive office space with parking (the “Resources”) to Consultant for use by its employees in providing the Services, including necessary office space and secretarial and support staff.

4.2    Consultant will not use any of the Resources provided by Master Corporation for other than the performance of the Services unless Consultant has agreed to pay reasonable rates or rents therefor.

4.3    Consultant shall otherwise provide all staff or necessary supplies and equipment to Master Corporation at the cost of Master Corporation.

ARTICLE V - CONSULTANT FEES

5.1    For the provision by Consultant of the Services, Master Corporation shall pay a fixed monthly base fee to Consultant as set out below, which fee shall become due and payable on the last day of each and every month of the Term.

5.2    Such base fee shall be for provision of the Services only and not in lieu of any finders fees, commissions or professional fees.

5.3    Upon the last day of each month during the term commencing with February 28, 2007 (for the month of February 2007) and ending with July 31, 2007, and upon the first day of each month during the term commencing with August 1, 2007 (for the month of August 2007), the Master Corporation shall pay to Consultant, NET OF ANY WITHHOLDING, DEDUCTION, RESERVATION OR OFFSET:

(a)    based on ONE HUNDRED TWENTY THOUSAND (USD$120,000) US DOLLARS per annum, a fixed monthly base fee of TEN THOUSAND  (USD$10,000) US DOLLARS per month, which fee shall become due and payable on the last day of each month, and shall pay such amount without deduction, setoff, reservation or withholding,

(b) the accountable advances of CAD$10,000 in total: January 31, CAD$3,000, February 20, CAD$5,000 and March 2, 2007 CAD$2,000,

(c) approved reasonable expense claims submitted in the month, and

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(d) any applicable taxes, rates or duties which Consultant is obliged to charge from time to time.

5.4Interest on unpaid accounts for fees and expenses shall be charged at the annual rate of 12 per cent or such other rate as is mutually agreed upon from time to time.  In lieu of monthly payments, at the request of the Master Corporation and with the consent of the Consultant, such payments may be made in advance.
(a) a fixed amount for principals of the Manager as agreed from time to time;
(b) 115% of labour supply; and
(c) 115% of approved space and supplies and equipment charges, excluding furniture and equipment provided under separate lease and set out on separate schedules therefor.

5.5    Subject to the other provisions of this Agreement, on each successive anniversary of this Agreement, the parties shall fix the annual contract fees for the next ensuing year of this Agreement, having regard to the Master Corporation's financial position and current market conditions for like positions with the intention of increasing the base fee in recognition of performance in achieving business objectives and market comparable rates for like positions.

5.6    The Consultant may receive annual or other bonuses based on performance criteria or other criteria, to be determined and paid by the Corporation in its sole and unfettered discretion.

ARTICLE VI - INCENTIVE OR BONUS FOR COMMERCIAL MINE

6.1    Consultant shall receive a bonus (the “Bonus”) of the issuance of 5% of the Common Shares of the Master Corporation issued and outstanding on a non-diluted basis as of the date of the payment of the bonus upon and only in the event of the discovery by the Corporation of a major mineral resource deposit in any of  the properties currently held or acquired in the future that is of a sufficient size and value to support the commercial extraction and shipment of ore for the purpose of earning revenue (but excluding the extraction and shipment of ore for testing purposes).  This provision does not apply to properties acquired in the future and which have been identified, acquired, explored and commercialized without any involvement on the part of the Consultant or its servants or agents in any of those steps

6.2    The determination of whether the threshold for the Bonus as set out in this Article has been met will be by mutual agreement between the parties, failing which the Dispute Resolution Provisions shall apply.

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6.3    This provision shall survive the termination of this Agreement.

6.4    The Parties acknowledge and agree that the Bonus is subject to receiving all necessary regulatory approvals for the issuance of the stock.

ARTICLE VII - CONSULTANT BENEFITS

7.1    Consultant shall be designated as an affiliate of the Master Corporation by way of endorsement or otherwise under any insurance plan or other benefit plan such that employees of Consultant and her or his family members shall be covered by the plan at the expense of the Master Corporation.

ARTICLE VIII - EXPENSES

8.1    Master Corporation will fully reimburse Manager for all reasonable expenses incurred by Manager which are necessary or incidental to the discharge of the Services or have been made as agent for and on behalf of Master Corporation, excluding any expenses by Manager for costs reasonably allocated to Master Corporation in relation to providing the Services.

8.2    Master Corporation shall pay Consultant for expenses incurred by  Consultant in relation to the services of senior representatives of Consultant and the cost of additional staff to provide the Services shall increase the monthly fee as set out above or shall be included in the base management fee by an amount to be agreed upon by the Parties.

8.3    For greater certainty, Master Corporation shall pay directly those specified costs agreed upon by the Parties hereto from time to time, particularly in relation to the costs of telecommunications, office, vehicle, business travel and related expenses for Consultants’ employees who are providing services to Master Corporation.

8.4    Consultant agrees to keep an accurate record of disbursements spent on the matters and affairs of the Master Corporation and it shall submit such reports or expense claims to the Master Corporation as it may direct or require at the times and in the manner prescribed by the Master Corporation from time to time.

8.5    The Master Corporation shall reimburse Consultant for all expenses reasonably incurred with respect to the provision of the Services as set forth in this Agreement.  Such expenses may include the following:

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(a) Operating Expenses, including telecommunications, office and vehicle,
(b) Travel Expenses;
(b) Expenses for development of the business of the Master Corporation;

and Consultant shall submit supporting vouchers as evidence of such expenses.

8.6.    The Master Corporation agrees to pay all fees and do all such things as may be required for it to obtain and maintain such licences or permits, if any, as are necessary to carry on business in the Province of Newfoundland and Labrador or elsewhere in Canada and the U.S.A.

8.7    Master Corporation shall arrange Worker’s Compensation coverage to the extent necessary for Consultant (as an affiliate or otherwise) and designated persons performing this Agreement within the Province of Newfoundland and Labrador (or wherever work is to be performed), at Master Corporation’s cost or reimbursement to Consultant of such costs.

ARTICLE IX - CONFIDENTIALITY

9.1    Wolverine Proprietary & Confidential Information includes all information belonging to Wolverine, including, without limitation:

1.    All information relating to Wolverine, whether disclosed or received by conversation, written or document form, object or sample form, or by observation and inspection, and whether or not such information is expressly marked as "confidential", and regardless of the form or medium in which such information is contained;

 2.    All information relating to resource property and mineral exploration in Labrador, Canada, or anywhere in the world, by Wolverine, including without limitation mineral locations and finds, ground and aerial exploration results, drill results, assays, topographical information, ore body delineations, exploration programs, subsequent expansion, exploration, developments and improvements thereof; and the mineral exploration business and expansion plans, opportunities and methods of Wolverine for all purposes whatever;

3.    Any development, improvement, enhancement or combination of any resource property, mineral exploration, or intellectual property which in any way relates to the business of Wolverine or may constitute a future business opportunity of Wolverine made or discovered by Receiving Party in whole or in part during the applicability of this Confidentiality Agreement;

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4.    All project costing, supplier arrangements, alliances, business plans, budgets, unpublished financial statements, licences, prices and costs, suppliers and customers, business advisors, business counsel, business partners, business agents and business contacts financial and fiscal information related thereto or to the business, holdings and structure of Wolverine;

5.    Any trade secret or other secret including, but not limited to all customer and prospect lists, shareholder lists, patents, patent applications pending, technical information, raw material data, product specifications, processes and designs, operating and production data, marketing strategies and data, calculations, instructions, manuals, techniques and know-how, and

6.    All information and know-how used by Wolverine which is being, has been or may be used in or developed for use in its business carried on by Wolverine now or hereafter or which arises in connection with a business opportunity of Wolverine, including resource property, mineral exploration, mining and extraction, financial or marketing information and customer or contact lists or shareholder lists of whatever nature in whatever form.

For greater certainty, Wolverine Proprietary & Confidential Information does not include:

7. information that the recipient can show by written evidence was in the public domain at the date hereof otherwise then through an act or omission of the recipient; or

8. information that the recipient can show by written evidence has entered the public domain after the date hereof otherwise then through an act or omission of the recipient.

9.2    Wolverine Proprietary & Confidential Information shall not be excluded by virtue of the foregoing merely because individual elements of the Confidential Information are within the above noted exceptions;

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9.3    The Consultant hereby undertakes and agrees:

(a) not to use the Wolverine Proprietary & Confidential Information for any purpose other than the performance of its obligations hereunder;

(b) not to disclose the Wolverine Proprietary & Confidential Information to any Party, except as may be necessary or incidental to the performance of its obligations hereunder;

(c)    to hold the Wolverine Proprietary & Confidential Information in trust for the Master Corporation and to keep the Wolverine Proprietary & Confidential Information in absolute and strictest confidence; and

(d) to protect the Wolverine Proprietary & Confidential Information from inadvertent or unauthorized disclosure, access or use.

9.4    The provisions of this Article shall survive termination of this Agreement.

ARTICLE X - ASSIGNMENT

10.1    Master Corporation is not entitled to assign or transfer the whole or any part of this Agreement, without the written consent of the Consultant.

10.2    Consultant may subcontract all or any portion of the Services without the consent of Master Corporation.

ARTICLE XI - TERMINATION

Termination By Agreement
11.1    The parties may by mutual consent terminate this Agreement at any time for any reason.

No Termination Until After Minimum Term
11.2    The Master Corporation hereby covenants and agrees that it shall not terminate this Agreement prior to February 28, 2010 for any reason whatever.

11.3    If the Master Corporation purports to do so it shall forthwith pay for such termination (exclusive of and always subject to the survival of the grant of stock options and warrants to the Consultant and its representatives and the Bonus) as liquidated damages and not as a penalty the aggregate of all amounts, which are hereby accelerated as immediately due and payable, hereunder for the period to and including February 28, 2010 or such later date as the parties may have agreed to extend the minimum term of this Agreement.  All stock which is the subject matter of options granted or to be granted shall be issued to the Consultant or to its representatives according to their respective interests, as fully paid and non-assessable without further cost to them, and where the stock is not, for whatever reason, not able to be issued forthwith, then the Master Corporation shall hold same or an equivalent value in cash or other assets in trust for the sole use and benefit of the Consultant or its representatives, and a security interest is hereby granted in all assets of the Master Corporation and its Affiliates for the due payment hereof.

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11.4    At the option of the Master Corporation, after February 28, 2010, and not before, the Master Corporation, subject to the grant of stock options and warrants to the Consultant and its representatives and the Bonus, has the option to terminate this Agreement and the Consultant shall be entitled to the sum of $180,000 as liquidated damages but no further payment in respect of termination or otherwise and all obligations of the Master Corporation shall then cease and terminate.

Automatic Termination by Master Corporation Without Notice
11.5    The Master Corporation at any time shall be entitled to terminate this Agreement forthwith for any of the following reasons, without prior notice, on the basis that  it is detrimental to the well being, reputation, and goodwill of the Master Corporation or its Affiliates, and in such event the Consultant shall be entitled to the base fee and reimbursement of expenses, and no other amounts, calculated up to the date of termination as provided in this Agreement, and the Consultant shall not be entitled to any further notice or compensation:

(a) a final conviction for dishonesty of, or theft or fraud by, any designated person representing the Consultant, whether related to the business of the Master Corporation or not; or

(b) a final conviction or determination by a third party tribunal having jurisdiction in respect of sexual harassment or discrimination by the Consultant in respect of her employment.

Termination Upon Default After Notice to Cure
11.6    Subject to the other provisions hereof respecting termination, if there is an alleged breach of this Agreement by either Party, the other Party, if it chooses to rely on such alleged breach, shall give written notice to the breaching Party of termination by reason of such breach with particulars of the alleged breach and what specific corrective or curative action is required of the Party allegedly in breach, and this Agreement shall terminate thirty (30) days after delivery of the notice, provided such breach or default has not then been cured by the Party receiving the notice in the reasonable and objective opinion of the Party giving the notice.

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11.7    In particular, the Consultant shall have the right to terminate this Agreement at any time upon the failure of the Master Corporation after the above notice to cure a default in respect of any one or more of the following:

(a) upon the failure of the Master Corporation to obtain and maintain any permits or licences required by law; or

(b) upon the failure of the Master Corporation to make any proper payment to Consultant, if as and when required.

11.8    Failure by a Party to rely on the provisions of any above paragraph respecting termination in any given instance or instances shall not constitute or be deemed a waiver in any circumstance whatever unless expressly in writing to that effect.

ARTICLE XII -  PROPERTY

12.1    The Consultant acknowledges that all items of property belonging to the Master Corporation of every nature or kind created or used by the Consultant pursuant to this Agreement, or furnished by the Master Corporation to the Consultant, including all equipment, credit cards, customer and contact lists, books, records, reports, files, manuals, computer discs, literature, confidential information or other material, and also including all copies thereof or summaries or information derived therefrom, and in paper, electronic or any other medium whatever, shall remain and be considered the exclusive property of the Master Corporation at all times and shall be surrendered to the Master Corporation, in complete and good condition, promptly on the termination of this Agreement irrespective of the time, manner or cause of the termination.

12.2    All property belonging to or furnished by or on behalf of the Consultant shall remain and be considered the exclusive property of the Consultant.

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ARTICLE XIII -  INDEMNITY

13.1.    Subject to paragraph 13.2, the Consultant:

(a)is and shall be liable for; and

(b)does indemnify and save harmless the Corporation and its Affiliates of, from and against,

any and all losses, which the Corporation may suffer, sustain, incur, pay or be liable for, arising out of, relating to, in consequence of or in any way connected to breaches of the terms of this Agreement by the Consultant.

13.2    Consultant hereby agrees to indemnify the Master Corporation against all direct loss or damage, excluding consequential or punitive damages, arising from any breach of the Consultant’s covenants set out herein, not exceeding the amount paid hereunder to Consultant in the calendar month in which the loss occurred and any purported continuing or series of loss shall be deemed only to have occurred in and for the first month of occurrence and no longer.

13.3.    The Corporation:

(a)    is and shall be liable for; and

(b)    does indemnify and save harmless the Consultant, from and against,

any and all Losses, which the Consultant may suffer, sustain, incur, pay or be liable for, arising out of, relating to, in consequence of or in any way connected to breaches of the terms of this Agreement by the Corporation.

ARTICLE XIV -  GENERAL TERMS AND CONDITIONS

14.    The General Terms and Conditions of Schedule A shall apply as if set out herein.

ARTICLE XV -  DISPUTE RESOLUTION

Dispute Resolution Provisions Including Binding Arbitration
15.    In the event of dispute the Parties agree to submit such issues for resolution in accordance with AND SUBJECT TO THE DEADLINES OF the Dispute Resolution provisions set out in Schedule B hereto, and shall proceed through each of the following three steps in order as far as necessary to resolve the dispute, subject to the complainant’s right at any time to withdraw its complaint; the three successive steps are:

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(a) senior level settlement negotiation as set out in Part I of Schedule B below,

(b) interest-based mediation as set out in Part I of Schedule B below, and failing resolution, then

(c)    arbitration, which shall be final and binding upon the Parties without appeal and without resort to the Court upon any grounds whatever, such as questions of law or mixed fact and law, including not challenging the jurisdiction of the arbitrator upon any grounds whatever, such arbitration process to be in the form and manner set out in Part II of Schedule B below.

IN WITNESS WHEREOF the Master Corporation has hereunder affixed its seal by its proper officer duly authorized in that behalf and Consultant has hereunto affixed its hand and seal the day first written above.

SIGNED, SEALED)
AND DELIVERED)

WOLVERINE EXPLORATION INC.

Per:/s/ Lee Patrick Costerd
_________________________________
Lee Patrick Costerd, By Its President

TEXADA CONSULTING INC.

Per:/s/ Deirdre M. A. Lynch
_________________________________
Deirdre M. A. Lynch, President

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SCHEDULE A

GENERAL TERMS AND CONDITIONS

A.1    Interpretation:  Wherever the singular or masculine is used in this Agreement the same shall be interpreted as including the plural, feminine or neuter wherever the context so requires.  The captions and headings are inserted for convenience of reference only, form no part of this Agreement and in no way define, describe or limit the scope or intent of this Agreement or any provision hereof.

A.2    Further Acts:  In order to fulfill the intent of the Parties hereto, they shall execute from time to time all reasonable documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement, to implement it in all respects, or to fulfil consequential aspects thereof, which any other Party may request from time to time at the expense, if any, of the Party so requesting.  Further, the parties shall cause the corporate parties to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

A.3    Severability:  If a Court or duly constituted arbitrator would declare that all or any portion of the provisions of this Agreement are void or unenforceable in the circumstances, this Agreement shall, automatically and without further act on the part of the Parties hereto, be reduced in scope to such an extent as to be valid and enforceable in the circumstances.  The invalidity of any provision of this Agreement or any covenant contained herein on the part of any Party shall not affect the validity of any other provision or covenant herein, which shall remain in full force and effect.

A.4    Governing Law:  This Agreement shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of British Columbia and the laws of Canada applicable therein.   The Parties hereby irrevocably exclude the jurisdiction of the courts anywhere in respect of the interpretation of this agreement in favour of exclusive arbitration.   The enforcement of an arbitral award may be in the courts of any jurisdiction where the judgment debtor has assets.

A.5    Recitals:  The recitals hereto are incorporated herein as part of this Agreement.

A.6    Entire Agreement; No Oral Agreements:  This written Agreement comprises the entire agreement.  There are no verbal or oral or other agreements, memoranda, understandings, representations, conditions, warranties, statements, promises or collateral agreement (collectively herein called “Statements”) of any kind  by and between the Parties, except as expressly set forth in this Agreement, and if there are any such Statements, they are superseded and wholly replaced by whatever appears in this Agreement. The execution of this Agreement has not been induced by, nor do any of the Parties hereto rely upon or regard as material, any Statements whatever except to the extent expressly stated herein in writing.

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A.7    Default:  Upon a default under this Agreement, each nondefaulting party shall have such remedies as may be available at law and in equity, including specific performance, subject to the Dispute Resolution provisions of Schedule B.

A.8    Amendment of this Agreement:  Any amendment or modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party.  Any alteration, amendment or qualification of this Agreement shall be null and void and shall not bind any Party unless made in writing and signed or initialled by the Parties.

A.9    Notice:  All notices contemplated or required to be given hereunder shall be effective if sent by prepaid mail, facsimile transfer or delivered personally to any of the Parties at the address of that Party last known to the other Party from time to time, or at such other address as the Party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of facsimile transfer or delivery and any notice mailed as aforesaid shall be effective three (3) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labour dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.  For purposes hereof the Parties address for service of notice hereunder is as follows:

Wolverine Exploration Inc.

Attention:  Lee P. Costerd, President

Texada Consulting Inc.
1450 Palmerston Avenue
West Vancouver, BC V7T 1H7
Attention:  Deirdre Lynch, President

A.10    Waiver:  Any waiver of any term, provision or condition of this Agreement to be effective must be in writing and signed by the Party waiving such term, provision or condition stating with specificity the particular provision or provisions being waived and for what event or period of time.  No waiver of any one or more provisions shall be deemed to be a further waiver or continuing waiver of such terms, provisions or conditions or any other term, provisions or conditions unless the waiver specifically so states.

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A.11    Warranty of Authority:  Any such execution is a representation and warranty to the other Party that the Party so signing has full authority in all requisite capacities to do so.  In the event of any loss or damage suffered by a Party due to this representation or warranty being untrue, whether innocent or otherwise, then the Party causing the harm shall indemnify the other Party in respect of all loss or damage, and reasonable costs and expenses connected therewith.

A.12    Time:  Time is of the essence of each provision of this Agreement, including the Dispute Resolution Provisions of Schedule B.

A.13    Force Majeure:  No right of any party hereto shall be prejudiced by events beyond a party’s reasonable control including without limitation pressures or delays from outside parties, labour disputes, the exigencies of nature, governments, regulatory authorities and acts of God, particularly as they may affect the performance of this Agreement but excluding the want of funds.  All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly.

A.14    Counterparts and Fax Copies:  This Agreement may be executed in counterparts and may be delivered by fax copies thereof and when the whole is so executed and delivered it shall constitute a valid and binding agreement among the Parties so executing and delivering the agreement effective as of the Effective Date.  Fax Signatures shall be deemed to be accepted as original.

A.15    No Partnership, etc.:  Nothing in this Agreement shall be deemed in any way or for any purposes to constitute any party a partner of, or a member of a joint venture or joint enterprise with, any other party to this Agreement in the conduct of any business or otherwise.

A.16    No Assignment Permitted:  No Party to this Agreement shall assign, sell or otherwise transfer or encumber this Agreement, or any of the rights, obligations or interests arising hereunder, without the prior written consent of all of the other Parties.

A.17    Enurement:  This Agreement shall be binding upon and enure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

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SCHEDULE B
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION

NOTE:  THIS ARTICLE CONTAINS LIMITATION PERIODS AND LIMITS ALL REMEDIES TO THIS DISPUTE RESOLUTION PROCEDURE WITHOUT ANY RIGHT TO LITIGATE IN COURT

B.1    Dispute Resolution Provisions Including Binding Arbitration:  In the event of dispute in respect of any matter between the Parties in respect of

(a) this Agreement

(b) or any collateral agreement pertaining to or materially affecting the Parties, or

(c) the business of the Master Corporation,

they agree to submit such issues for resolution in accordance with AND SUBJECT TO THE DEADLINES OF the Dispute Resolution Provisions set out in this Schedule B, and shall proceed through each of the following three steps in order as far as necessary to resolve the dispute, subject to the complainant’s right at any time to withdraw its complaint.  The three successive steps are:

(a)senior level settlement negotiation as set out in Part I of this Schedule B,

(b )mediation as set out in Part I of this Schedule B, and failing resolution then

(c)    arbitration, which shall be final and binding upon the Parties without appeal and without resort to the Court upon any grounds whatever, such as questions of law or mixed fact and law, including not challenging the jurisdiction of the arbitrator upon any grounds whatever, such arbitration process to be in the form and manner set out in Part II of this Schedule B.

B.2    Limiting Rights:  The Parties acknowledge and agree that they each are limiting all of their rights of review, interpretation and decision to final and binding arbitration and have no other recourse to resolve any dispute or controversy between them arising out of or connected with this Agreement.  They do so knowing that they may be giving up substantial rights in favour of speedy, inexpensive and certain resolution of any dispute among them, such prompt and certain resolution being most desirable according to the interests of each.  Further, the language of this provision and that of the Dispute Resolution provisions shall not be construed or interpreted in favour of or against any Party on the basis of authorship or draftsmanship, it being agreed that this provision and the Dispute Resolution provisions comprise an instrument resulting from the common desire and effort of all of the Parties.

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B.3    PART ISenior Level Settlement Negotiation and Mediation

The following shall be attempted prior to any arbitration:
Senior Level Settlement Negotiation

(a    )In the event of any dispute, controversy or claim (a “Dispute”) arising out of or in relation to this Agreement or any related agreement or subcontract specifically referred to in this Agreement, or the performance, non-performance, breach, termination, or invalidity hereof or thereof, the Dispute shall be the subject of an attempt at an amicable solution, for which purpose any Party may give WRITTEN AND DATED NOTICE to the other Parties (“DISPUTE NOTICE WITHIN THE LIMITATION TIME” or “Notice”), setting out:

(i) a concise description of the Dispute,
(ii) the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)    details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held in Edson, British Columbia or such other place as the Parties may agree for the purpose of resolving the Dispute, and

(iv) the following LIMITATION NOTICE, or equivalent:

THIS AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES IN:
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process replaces litigation and has three steps which must be done or attempted in order:  section B.1, B.2., B.4.1(b).

1.    The first step is Senior Level Settlement Negotiation:  section B.3 PART I (a).
The key document WHICH MUST BE DONE TO START THIS AND ALL LATER STEPS, and which must be within time, is the “Dispute Notice Within The Limitation Time”.  This written Notice also suspends the time limitation deadline while the parties are trying to resolve the dispute so no advantage can be gained by delaying tactics:  section B.3 (a).  A sample form of the Notice is in the final Exhibit to the Agreement at the last page of the Agreement.

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2.    The second step is non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).  If the Senior Level Settlement Negotiation does not resolve matters the Claimant may choose to quit or to mediate.

3.    The third step is binding Arbitration:  Part II, section B.4.
Section B.4.2 provides two deadlines for demanding Arbitration:
(a) within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b) not later than SIX (6) MONTHS after the later of
(i) when the claim arose and
(ii) when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the unsuccessful Mediation.

Within 15 days after delivery of the Notice, each receiving Party shall submit to the other Parties a written response, setting forth the position of the receiving Party in respect of the Dispute and providing copies of any supporting documentation.

(b)    If such meeting is called, the meeting shall take place within 30 days of its being requested.  If such meeting does not take place within such 30 days or if within 15 days after such meeting the Senior Officers have not resolved the Dispute, then the Dispute shall, upon the written request of any Party, be referred to mediation in accordance with subsection (c) hereof or, failing any such resolution by mediation, settled by arbitration in accordance with the remaining provisions of this Article.

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Interest-Based Mediation

(c)    If a Party requests that a Dispute be referred to mediation, there shall be one qualified, experienced mediator who shall be impartial and shall be independent of and have had no financial connection with any Party.  Should the services of an appointing authority be necessary, the appointing authority shall be a Justice of the Supreme Court of British Columbia.

The Parties shall have 15 days from the date of the request of mediation to agree among themselves on the appointment of the mediator.  If, after such 15 day period, the Parties have not agreed on such appointment then a Justice of the Supreme Court of British Columbia shall appoint the mediator.  The mediator may not serve as an arbitrator in any arbitration of the Dispute.  The mediation result, if any, is not binding unless and until such agreement is reduced to writing signed by all Parties thereto.

(d)    All negotiations, including any offers of settlement or compromise, undertaken pursuant to this Part I shall be on a “without prejudice” basis and shall not be admissible in any subsequent arbitration or other proceeding.

B.4    Part IIBinding Arbitration
No matter maybe submitted to arbitration until Part I has been complied with and mediation has either failed or been waived expressly in writing or by necessary implication from the conduct of the party adverse in interest to the party seeking arbitration.

B.4.1    Matters to be Submitted to Arbitration:

(a)    One or more Parties may demand arbitration or answer the demand for arbitration.  All disputes and controversies of every kind and nature between the Parties to this Agreement arising out of an occurrence or event or omission in respect of this Agreement and the matters set out in Article XV hereof, including matters of jurisdiction, questions of fact, law or mixed fact and law and as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be decided by arbitration.  The arbitration shall be conducted under the Arbitration Rules of the United Nations Commission on International Trade Law Model Law ("UNCITRAL - Model Law" or "Arbitration Rules") as they read on the date of this Agreement except to the extent that the rules are inconsistent with or in conflict with any terms of this provision, in which event such terms of this provision shall prevail.  The arbitration shall be the sole and exclusive forum for resolution of the Dispute.  Judgment on the arbitral award may be entered by any court having jurisdiction over a Party or any of a Party's assets.

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(b)    Each Party shall not have or retain any right to appeal any question whatever to the courts, including matters of jurisdiction or questions of law or mixed fact and law, even if the award appears in the opinion of one Party to be wholly perverse, it being the intent that the arbitrators award is final and binding in respect of all legal or equitable action or proceeding of any nature whatever, without appeal or resort to the court.

(c)    The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.  The award rendered by the arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof.

B.4.2    Procedure
B.4.2.1     Demand for Arbitration:  Notwithstanding any provision of this Agreement, any Party may demand such arbitration in writing
(a) within thirty (30) days after the conclusion of interest-based mediation pursuant to Part I, and provided that
(b) it is not later than six (6) months after the later of when the claim arose and when it was known or reasonably ought to have been known, which demand shall include
1. the name and curriculum vitae of the arbitrator nominated by the Party demanding arbitration,
2. a statement of the matter in controversy,
3. a statement of the detailed issues to be resolved,
4. a statement of the relief or result sought from the arbitrator,
5. a summary of the evidence, both documentary (with copies) and verbal reduced to writing, plus the time elapsed since giving the Notice,
6. the reasons therefor, and
7. a summary of the law relied upon and copies of all authorities and references.

B.4.2.2     Answer and Selection of Arbitrators:  Within fifteen (15) days after such demand, the other Party shall answer, which answer shall include:

1. the name and curriculum vitae of the arbitrator nominated by the Party answering the demand for arbitration,
2. a statement of the matter and any additional matter in controversy,
3. a statement of the detailed issues and any additional issues to be resolved,
4. a statement of the relief or result sought from the arbitrator,
5. a summary of the evidence, both documentary and verbal reduced to writing,
6. the reasons therefor, and
7. a summary of the law relied upon and copies of all authorities and references;

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or in  default of such nomination of an arbitrator, such arbitrator shall be selected by a Justice of the Supreme Court of British Columbia.  The two arbitrators selected shall thereafter name a third arbitrator within ten (10) days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be selected by a Justice of the Supreme Court of British Columbia.

B.4.2.3     Costs:  The arbitration costs and expenses of each Party shall be borne by each Party initially, and upon rendering their award, the arbitrators may in their discretion include a provision for payment of costs and expenses of arbitration to be paid by one or both of the Parties as the arbitrators deem just.

B.4.2.4       Hearing, Interim Relief and Award:  The arbitration hearing shall be held at Edmonton, British Columbia upon ten (10) days notice to the Parties, and the arbitrators shall make an award within forty-five (45) days after the hearing has completed and the arbitrators are hereby given authority by the Parties to prescribe the terms of any interim order respecting the standstill of the Parties or any action which would have the effect of preserving the assets or matters pending the making of an award, and such interim order shall be valid without appeal the same as extraordinary relief of a court enforceable by way of temporary or permanent injunction or mandamus once entered as an order or judgment of the court.

B.4.2.5     Arbitrator Not Bound by Strict Rules of Evidence:  The British Columbia rules of evidence shall govern the presentation of evidence at such hearing, except that the arbitrators are not bound by the strict rules of evidence at such hearing.

B.4.2.6     Purpose:  The arbitrators shall make their rulings and decisions in order to enforce the Agreement by its language, equity and fair dealing in matters of trade and commerce, irrespective of technicalities but not so as to modify the Agreement, other than the construction and interpretation thereof, and with the least possible delay and expenditure consistent with the comprehensive investigation of such controversy presented.

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B.4.2.7     Witnesses:  The Parties shall be entitled to be heard in person or through counsel, and may produce witnesses for examination; and the arbitrators may, by subpoena, require any person to attend before them as a witness and to bring with him or her books, papers or information in any form whatever.

B.4.2.8     Records:  At the request and expense of any Party so requesting, the arbitrators may keep a complete record of all of the proceedings.

B.4.2.9     Private Matter:  The arbitration proceedings shall not be public.

B.4.3    Award is Final and Binding:  An award rendered by a majority of the arbitrators appointed under and pursuant to this Agreement shall be final and binding on all Parties to the proceeding during the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement.

B.4.4    A ward Enforceable as Judgment:  Judgment on such award or interim order may be entered by either Party in a court of competent jurisdiction, state or federal, and jurisdiction for such is hereby agreed to and conferred to the extent necessary, without any right of appeal therefrom whatever.

B.4.5    Agreement to Arbitrate is Bar to Suit or Action:  The Parties stipulate that this arbitration provision shall be a complete defense to any suit, action or proceeding instituted in any federal, provincial or local court or before any administrative tribunal with respect to any controversy or dispute arising during  the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement and which is arbitrable as set forth in this Agreement, it being the intent of the Parties hereto that no suit at law or in equity based on such dispute or controversy shall be instituted by either Party, except to enforce the award of the arbitrators.

B.4.6    Arbitration Provisions Survive Termination:  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

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B.4.7    Lack of Arbitrators’ Authority to Modify Agreement:  Nothing contained in this arbitration provision shall be deemed or construed so as to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement, other than to construe and interpret them.  This Agreement was drafted and reviewed by the mutual effort of both Parties and shall not be interpreted or construed against either Party on account of drafting.

B.4.8    Governing Law:  It is agreed that this arbitration provision, like the whole of this Agreement,  shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of British Columbia and the laws of Canada applicable therein.

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Exhibit 10.3

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Wolverine -Shenin Vend-In Contract CON-02-04

ADDITIONAL PROPERTY
MAP STAKED LICENCE NO. 013472M
(comprising 6 claims in Labrador staked by Richard Haderer)

THIS TRANSFER OF ADDITIONAL PROPERTY made as of May 17, 2007, pursuant to the VEND-IN AGREEMENT FOR THE PURCHASE AND SALE OF RESOURCE EXPLORATION PROPERTY made effective as of February 28, 2007 by and between WOLVERINE EXPLORATION INC. (“Wolverine”), a Nevada, U.S.A. corporation having an office at 2470 Saint Rose Pkwy, Suite 304, Henderson, NV, U.S.A. 89074 (herein called the "Buyer"), and SHENIN RESOURCES INC. (“Shenin”),  an Alberta, Canada corporation, having an office at 103 Huntcroft Place NE, Calgary, Alberta, Canada T2K 4E6 AND RICHARD HADERER (“Haderer”) of Calgary, Alberta, Canada.

RECITALS:

WHEREAS Haderer is a Director of Shenin and is an additional party hereto.

WHEREAS Haderer, for and on behalf of Shenin, staked 6 claims in Labrador as shown on Map Staked Licence No. 013472M on May 17, 2007 (the “Additional Property”), as shown on the  licence,  attached hereto as Schedule “A”.

WHEREAS it was contemplated that additional Property would be acquired as part and parcel of the original vend-in agreement and made available to the extent of a 90% interest therein at no additional cost to Wolverine.

WHEREAS the Vend-In Agreement provides for such additional Property to be acquired and governed by the provisions of the Agreement, in particular paragraph 12.1, as follows:

ARTICLE XII
ADDITIONAL PROPERTY

12.1Right of First Refusal for Additional Property.  Shenin, for itself and on behalf of the Sellers, hereby agrees to Offer to Buyer within ninety (90) days a 90% Purchased Interest in all further Property in Labrador, Canada which Shenin or any of the Sellers may acquire from time to time.

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WHEREAS Property is defined as follows:

Property shall mean the rights or territory in Labrador in respect of which Licences have issued to or for the benefit of the Sellers, or may issue to or for the benefit of the Sellers from time to time, to explore and take Minerals of any nature whatever from the licenced claims, staked area or otherwise acquired property interest described in the Schedule 2.7  Resource Property, to the extent permitted by Governmental Authority and the particular Licences.

WHEREAS Property is described as follows, and includes Map Staked Licence No. 013472M (comprising 6 claims):
SCHEDULE 2.7
PROPERTY
 LICENCES FOR RESOURCE PROPERTY

1....

2.All other Interests in property in Labrador, Canada as Shenin may acquire from time to time.

3....

NOW WITNESS THEREFORE THAT IN CONSIDERATION of the sum of ONE (US$1.00) US DOLLAR now paid by Wolverine to Shenin and the sum of THREE HUNDRED SIXTY (CAD$360.00) CA DOLLARS now paid to Haderer, (the receipt and sufficiency of which in each case is hereby acknowledged), the parties hereto agree as follows:

1.    The above Recitals are incorporated herein.

2.    Haderer acknowledges that he has no beneficial interest in and to the Additional Property, and that at all material times he held the beneficial interest therein in trust for the sole use and benefit of Shenin, and Haderer shall be reimbursed the sum of CAD$360.00, receipt of which is hereby acknowledged.

3.    Shenin hereby transfers an undivided 90% Purchased Interest, being an undivided 90%  beneficial interest in and to the Additional Property to Wolverine.

4.    Haderer hereby transfers all legal right title to and interest in the Additional Property to Wolverine.

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5.    Wolverine hereby confirms that it holds an undivided 10% beneficial interest in and to the Additional Property in trust for the sole use and benefit of Shenin, and that this Additional Property shall be governed by the Vend-In Agreement.

6.    The Parties hereby waive compliance with the right of first refusal mechanism, and Schedule E of the Vend-In Agreement, and acknowledge that this agreement is in lieu thereof.

7.    Further Acts:  In order to fulfill the intent of the Parties hereto, they shall execute from time to time all reasonable documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement, to implement it in all respects, or to fulfil consequential aspects thereof, which any other Party may request from time to time at the expense, if any, of the Party so requesting.  Further, the parties shall cause the corporate parties to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

WOLVERINE EXPLORATION INC.

Per: _____/s/ Lee P. Costerd____
  Lee P. Costerd, Its President

SHENIN RESOURCES INC.

Per: _____/s/ Richard Haderer___
  Richard Haderer, Its President

SIGNED, SEALED AND DELIVERED)
  )                        /s/ Richard Haderer
_/s/ Witness ___________________)                           ___________________________
WITNESS)                                       RICHARD HADERER

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SCHEDULE  “A”

MAP STAKED LICENCE NO. 013472M
(comprising 6 claims in Labrador staked by Richard Haderer)

(INSERT COPY OF LICENCE HERE)

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AFFIDAVIT OF EXECUTION

CANADA                                                                )           I, ___________________, of the City of)___________________, in the Province of Alberta,
PROVINCE OF ALBERTA                                    )
  )           MAKE OATH AND SAY:
TO WIT:                                                                  )

1.           I was personally present and did see RICHARD HADERER named in the within instrument, who is personally known to me to be the person named therein, duly sign and execute the same for the purposes named therein.

2.           That I am the subscribing witness thereto.

3.           That I know the said person and he is in my belief of the full age of eighteen (18) years.

SWORN BEFORE ME at the City of                                                                           )
___________, in the Province of Alberta,                                                               )           ____________________________
this ______ day of ______, 2007.                                                                             )
                                                         )
____________________________                                                                       )
Commissioner for Oaths in and for                                                                           )
the Province of Alberta                                                                                              )

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Exhibit 14

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WOLVERINE EXPLORATION INC.

Code of Ethics

Overview

Wolverine has adopted a code of ethics (the “Code”) that is applicable to every officer, director, employee and consultant of the company and its affiliates (collectively the “Employee” or “Employees”).  The Code reaffirms the high standards of business conduct required of all Employees.  The Code is part of Wolverine’s continuing efforts to (1) ensure that it complies with all applicable laws, (2) have an effective program in place to prevent and detect violations of law, and (3) educate and train its Employees to be aware and understand ethical business practices.  In most circumstances, the Code sets standards that are higher than the law requires.

Wolverine has also adopted eight corporate values: Focus, Respect, Excellence, Accountability, Teamwork, Integrity, Open Communications and Positive Attitude.  See Schedule “A” for a statement on each value.  The values have been adopted to provide a framework for all Employees in conducting themselves in their jobs.  These values are not intended to substitute for the Code, but will serve as guidelines in helping the Employees to conduct Wolverine’s business in accordance with the Code.

The Code is not intended to cover every possible situation in which an Employee may find himself or herself.  It is meant to give each Employee the boundaries within which Wolverine expects each Employee to conduct himself or herself while representing Wolverine.  An Employee may find himself or herself in a situation where there is no clear guidance given by the Code.  If that occurs, return to the objective stated below: common sense, good judgment, high ethical standards and integrity, and refer to Wolverine‘s values.  In addition, there are many resources upon which an Employee may rely, including the President and other Wolverine officers and management.  Together all Employees can continue to make Wolverine a company that sets a standard for fashion service companies.

Objective

One of Wolverine’s objectives is to conduct all business operations in the utmost ethical manner utilizing common sense, good judgment, high ethical standards and integrity.  Wolverine cares about its Employees, shareholders, clients, suppliers, and the communities in which it conducts its business operations.  In the course of meeting its business objectives, Wolverine considers it essential that all Employees understand and comply with the Code and therefore share and participate in Wolverine’s way of conducting business.

Standard of Conduct

Wolverine insists that all aspects of its business operations are conducted with honesty, integrity and fairness, and with respect for the interests of those affected by its business and activities.  Wolverine also expects the same in its relationships with all those with whom it does business.

Each Employee must maintain and foster integrity and honesty in all dealings with clients and all business transactions.  Each Employee must commit to act according to the highest ethical standards and is expected to apply ethical business practices in administrative and financial aspects of the business operations of Wolverine.

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No code of conduct can hope to lay down appropriate behavior for every situation, nor should it seek to do so.  Each Employee is required to make a careful and considered judgment of what is right and proper in any particular situation.

It is the obligation of every Employee in conducting the business operations of Wolverine to be responsible, honest, trustworthy, conscientious, and dedicated to the highest standards of ethical business practices.  Accordingly, all Employees are required to avoid not only impropriety, but also the appearance of impropriety in conducting the business operations of Wolverine.

Obeying the Law

All Employees of Wolverine are required to comply with (1) the letter and the spirit of laws and regulations of the countries in which Wolverine conducts business operations, (2) the accepted business practices in commercial markets, and (3) any contractual terms and conditions applicable to any business transaction.

It is expected that each Employee will use common sense, good judgment, high ethical standards and integrity in all the Employee’s business dealings.

Each Employee must commit to know and abide by all applicable laws and regulations.  Employees are expected to be familiar with the Code as it applies to their duties.  Each Employee is required to follow and to comply with the Code.  A refusal by any Employee to agree to be bound by the Code will be grounds for discipline up to and including dismissal.

A breach of any law, regulation or ethical standard by any Employee will not be justified by the pursuit of profit or the departure from acceptable practice by competitors.

Enforcement of Code

The Code will be enforced at all levels fairly and without prejudice.  Any breach of any standard of the Code may result in disciplinary action, up to and including termination.

Lee Costerd, Wolverine’s chief executive officer, has been appointed as Compliance Officer of Wolverine, responsible for overseeing compliance with, and enforcement of, the Code.  Lee Costerd, Wolverine’s chief financial officer, has also been appointed as Assistant Compliance Officer of Wolverine, responsible for overseeing compliance with, and enforcement of, the Code.  If an Employee encounters a situation that the Employee is not able to resolve by reference to the Code, the Employee should ask for help from the Compliance Officer or the Assistant Compliance Officer if they need assistance in understanding or interpreting any part of the Code.

Any Employee who, in good faith, has reason to believe any operation or activity of Wolverine is in violation of the law or of the Code must call the matter to the attention of the Compliance Officer.  See Schedule “B” for a non-exhaustive list of reportable violations.

If the Employee has reason to believe that it would be inappropriate to report the operation or activity to the Compliance Officer, the Employee should report it to the Assistant Compliance Officer.  All reports will be reviewed and investigated and as necessary under the circumstances, and the reporting Employee should provide sufficient information to enable a complete investigation to be undertaken.

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Any Employee who makes an allegation in good faith reasonably believing that a person has violated the law or the Code will be protected against retaliation.

Violations of the law or the Code will subject Employees to disciplinary action, up to and including termination of employment.  In addition, Employees involved may subject themselves and Wolverine to severe penalties, including fines and possible imprisonment.  Compliance with the law and high ethical standards in the conduct of Wolverine’s business should be a top priority for each Employee.

Insider Trading, Securities Compliance and Public Statements

Securities laws prohibit anyone who is in possession of material, non-public information (“Insider Information”) about a company from purchasing or selling stock of that company, or communicating the information to others.  Information is considered “material” if a reasonable investor would consider it to be important in making a decision to buy or sell that stock.  Some examples include financial results and projections, new products, acquisitions, major new contracts or alliances prior to the time that they are publicly announced.  Employees who become aware of such Inside Information about Wolverine must refrain from trading in the shares of Wolverine until the Inside Information is publicly announced.

Employees must also refrain from disclosing the insider Information to persons who do not have a need to know, whether they are inside Wolverine or outside, such as spouses, relatives or friends.

Wolverine makes regular formal disclosures of its financial performance and results of operations to the investment community.  Wolverine also regularly issues press releases.  Other than those public statements, which go through official channels, Employees are prohibited from communicating outside Wolverine about Wolverine’s business, financial performance or future prospects.  Such communications include questions from securities analysts, reporters or other news media, but also include seemingly innocent discussions with family, friends, neighbors or acquaintances.

Financial Reporting

Wolverine is required to maintain a variety of records for purposes of reporting to the government.  Wolverine requires all Employees to maintain full compliance with applicable laws and regulations requiring that its books of account and records be accurately maintained.  Specifics of these requirements are available from the Compliance Officer.

Accuracy of Records

Wolverine’s accounting records and supporting documents must accurately describe and reflect the nature and result of Wolverine’s business operations.  All activities and results of Wolverine’s business operations must be presented in a fair and balanced manner.

All business transactions must be properly authorized as well as completely and accurately recorded on Wolverine’s books.  Procedures for doing so must comply with Wolverine’s financial policy and follow Wolverine’s policy for authorization and documentation, as well as follow generally accepted accounting practices.  Budget proposals and other financial evaluations and forecasts must fairly represent all information relevant to the business transaction.  In addition, no unrecorded cash funds or other asset accounts will be established or maintained for any purpose.  Misapplication or improper use of corporate or property or false entry to records by any Employee or by others must be reported to Wolverine’s Board of Directors.

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Record Keeping and Retention

To help maintain the integrity of Wolverine’s record-keeping and reporting systems, each Employee must know his or her area’s records retention procedures, including how data is stored and retrieved.  It is that person’s responsibility to know how to document and transact any entries or records that he or she is responsible for.  All Employees are expected to comply fully and accurately with all audits, including responding in a timely fashion to requests for records or other material from or on behalf of Wolverine’s auditors or management.

Communicating Accurate and Timely Information

In all interactions and communications, whether with shareholders, the public, clients, government agencies, or others inside or outside of Wolverine, each Employee is expected to be truthful and forthright.  This includes making accurate statements, not misrepresentations or statements intended to mislead or misinform; and responding promptly, accurately, and with full disclosure to requests from governmental agencies for information or documents.

Confidentiality

Employees must respect the confidentiality of information received in the course of business dealings and must never use such information for personal gain.  Information given by Employees in the course of business dealings must be true and fair and never designed to mislead.

Confidential information can only be revealed upon written authorization of management.

Employees must not use or disclose Wolverine’s trade secrets, proprietary, or confidential information, or any other confidential information gained in the performance of Wolverine as a means of making private profit, gain or benefit.

Employees must not use Internet bulletin boards or chat rooms to discuss matters or opinions related to Wolverine or any of its industries, or to respond to comments about Wolverine.  In today’s electronic age, posting information on Internet bulletin boards or even communicating in chat rooms is the same as “speaking to the media”.

Health and Safety

Wolverine is committed to protecting the health and safety of its Employees.  Wolverine expects employees to obey all laws and regulations designed to protect the health and safety of all employees, and to obtain and fully observe all permits necessary to do business.  At the very least, all Employees should be familiar with and comply with safety regulations applicable to their work areas.  Wolverine will make, to the extent possible, reasonable accommodations for the known physical or mental limitations of its Employees.  Employees who require an accommodation should contact the Compliance Officer.  Wolverine will then engage in an interactive process to determine what reasonable accommodations may exist.

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Declaration of Interest

Each Employee is expected to avoid any activity, investment or association that interferes with the independent exercise of his or her judgment in Wolverine’s best interests (“Conflicts of Interest”). Conflicts of Interest can arise in many situations and occur most often in cases where the Employee or the Employee’s family obtains some personal benefit at the expense of Wolverine’s best interests.

No Employee, or any member of Employee’s immediate family, is allowed to accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of Wolverine where any obligation may be incurred or implied on the giver or the receiver or where the intent is to prejudice the recipient in favor of the provider.  Likewise, no Employee is allowed to give money, gifts of other than nominal value, unusual entertainment or preferential treatment to any customer or supplier of Wolverine, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent is to prejudice the recipient in favor of Wolverine.  No Employee is allowed to solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect Wolverine’s business.

No Employee will use Wolverine’s property, services, equipment or business for personal gain or benefit.

Each Employee is required to reveal any personal interest that may impinge or might reasonably be deemed by others to impinge on the Employee’s business dealings with any industry partners of Wolverine.

Employees may not: (1) act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with Wolverine; (2) conduct business on behalf of Wolverine with any company or firm in whom the Employee or a family member has a substantial interest or affiliation.  Exceptions require advance written approval from Wolverine’s Board of Directors.

Employees should not create the appearance that they are personally benefiting in any outside Wolverine as a result of their employment by Wolverine, or that Wolverine is benefiting by reason of their outside interests.  Any Employee who is not sure whether a proposed action would present a conflict of interest or appear unethical should consult with the Compliance Officer.

Wolverine expects its Employees to avoid (1) personal activities and financial interests that could conflict with their responsibilities and obligations and (2) giving assistance to competitors, which could be in conflict with the interests of Wolverine or its clients.  All Employees are required to seek the consent of Wolverine management if they intend to become partners or shareholders in companies outside Wolverine’s corporate structure.

Fair Competition

Wolverine’s policy is to comply fully with competition and antitrust laws throughout the world.  Wolverine is committed to vigorous yet fair competition and supports the development of appropriate competition laws.  Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.  It is advised that each Employee consult with the Compliance Officer before attending a meeting with a party who may be viewed as a competitor.

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International Trade

Wolverine must comply with a variety of laws around the world regarding its activities.  In some cases, the law prohibits the disclosure of information, whether the disclosure occurs within the U.S. or elsewhere, and whether or not the disclosure is in writing.

U.S. law and the Code prohibits giving, offering, or promising anything of value to any public official in the U.S. or any foreign country to influence any official act, or to cause an official to commit or omit any act in violation of his or her lawful duty.  The Foreign Corrupt Practices Act precludes payments to non-U.S. government officials for the purpose of obtaining or retaining business, even if the payment is customary in that country.  This law applies anywhere in the world to U.S. citizens, nationals, residents, businesses or employees of U.S. businesses.  Because Wolverine is a U.S. company, this law applies to Wolverine and all of its subsidiaries.  Any questions on this policy should be directed to the Compliance Officer.

Government Relations

Wolverine is prohibited by law from making any contributions or expenditures in connection with any U.S. national election.  This includes virtually any activity that furnishes something of value to an election campaign for a federal office.  Use of Wolverine’s name in supporting any political position or ballot measure, or in seeking the assistance of any elected representative, requires the specific approval of the President of Wolverine. Political contributions or expenditures are not to be made out of Wolverine’s funds in any foreign country, even if permitted by local law, without the consent of the President of Wolverine.

Vendors, Contractors, Consultants and Temporary Workers

Vendors, contractors, consultants or temporary workers who are acting on Wolverine’s behalf, or are on Wolverine’s property, are expected to follow the law, the Code, and honor Wolverine’s values.  Violations will subject the person or firm to sanctions up to and including loss of the contract, the contracting or consulting agreement, or the discharge from temporary assignment.

Compliance with the Code

It is the responsibility of Wolverine’s Board of Directors to ensure that the standards embodied in the Code are communicated to, understood and observed by all Employees.  Wolverine’s Board of Directors will not criticize management for any loss of business resulting from adherence to the Code.  Equally, Wolverine’s Board of Directors undertakes that no Employee will suffer as a consequence of bringing to their attention, or that of senior management, a breach or suspected breach of the Code.

The standards set out in the Code directly reflect Wolverine’s high ethical standards.  Wolverine expects and requires each and every Employee, as a representative of Wolverine, to fulfill Wolverine’s ethical commitment in a way that is visible to the outside world with which Wolverine conducts its business operations.

Each Employee is responsible for complying with the standards set out in the Code and must ensure that their personal conduct is above reproach.

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Each Employee has an obligation to assure that the conduct of others around him or her complies with the Code.

All Employees have a legal, moral, and ethical duty to report to Wolverine’s Board of Directors and the appropriate authorities any known or suspected violations of law, regulations or corporate policy, including the Code.

Breaches of law, regulations and the standards of conduct listed above may lead to serious consequences for the Employee concerned.

Annual Acknowledgement

Each Employee will be required to sign a statement annually that he or she has read and understands Wolverine’s Code of Ethics.  This statement will also require that the Employee state that he or she is in full compliance with the Code.  The form of statement is attached as Schedule “C”.

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Schedule “A”

VALUES

FOCUS:  We exist only because we are in the mineral exploration business.

RESPECT: We value all people, treating them with dignity at all times.

EXCELLENCE: We strive for “Best in Class” in everything we do.

ACCOUNTABILITY: We do what we say we will do and expect the same from others.

TEAMWORK: We believe that cooperative action produces superior results.

INTEGRITY: We are honest with each other, our customers, our partners, our shareholders and ourselves

OPEN COMMUNICATION: We share information, ask for feedback, acknowledge good work, and encourage diverse ideas.

POSITIVE ATTITUDE: We work hard, are rewarded for it, and maintain a positive attitude with a good sense of perspective, humor and enthusiasm.

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Schedule “B”

Reportable Violations - Anonymous Reporting Program

Accounting Error
Accounting Omissions
Accounting Misrepresentations
Auditing Matters
Compliance/Regulation Violations
Corporate Scandal
Domestic Violence
Discrimination
Embezzlement
Environmental Damage
Ethics Violation
Fraud
Harassment
Industrial Accidents
Misconduct
Mistreatment
Poor Customer Service
Poor Housekeeping
Sabotage
Securities Violation
Sexual Harassment
Substance Abuse
Theft
Threat of Violence
Unfair Labor Practice
Unsafe Working Conditions
Vandalism
Waste
Waste of Time and Resources
Workplace Violence

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Schedule “C”

Acknowledgement and Certification Statement

I acknowledge and certify that I have read and understand the information set forth in the Code of Ethics of Wolverine Exploration Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of Wolverine’s Code of Ethics.

Date:  __________________________________________________________________________________________

Name (print):   _________________________________________________________________________________________

Position: ________________________________________________________________________________________

Address: ________________________________________________________________________________________

Signature:_______________________________________________________________________________________

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Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement on Form S-1 (Registration No. 333-XXXXXX) of our report dated January 8, 2008 relating to the financial statements of Wolverine Exploration, Inc. for the fiscal years ended May 31, 2007 and 2006, and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Prospectus.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP
Irvine, California
July 11, 2008

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Exhibit 23.2

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EXHIBIT 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney having passed on the legality of the units, warrants, and shares of common stock being offered for sale by Wolverine Exploration Inc. and 64,630,000 shares of common stock being offered by certain selling shareholders named therein.

DATED this 11th day of July, 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By:       /s/ Conrad C. Lysiak
Conrad C. Lysiak

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